Filed pursuant to Rule 424(b)(3)

Registration Statement No. 333-260288

Prospectus Supplement No. 1

(To Prospectus dated November 2, 2021)

KORE GROUP HOLDINGS, INC.

This prospectus supplement updates, amends and supplements the prospectus dated November 2, 2021 (the “Prospectus”), which forms a part of our Registration Statement on Form S-1 (Registration No. 333-260288). Capitalized terms used in this prospectus supplement and not otherwise defined herein have the meanings specified in the Prospectus.

This prospectus supplement is being filed to update, amend and supplement the information included in the Prospectus with the information contained in our Quarterly Report on Form 10-Q filed with the SEC on November 16, 2021, which is set forth below.

This prospectus supplement is not complete without the Prospectus. This prospectus supplement should be read in conjunction with the Prospectus, which is to be delivered with this prospectus supplement, and is qualified by reference thereto, except to the extent that the information in this prospectus supplement updates or supersedes the information contained in the Prospectus. Please keep this prospectus supplement with your Prospectus for future reference.

KORE Group Holdings, Inc.’s shares of common stock trades on the New York Stock Exchange (the “NYSE”) under the ticker symbol “KORE” and our warrants trade on the NYSE under the ticker symbol “KORE WS”. On November 12, 2021, the closing prices of our common stock and warrants were $7.73 and $1.32, respectively.

INVESTING IN OUR SECURITIES INVOLVES CERTAIN RISKS. SEE “RISK FACTORS” BEGINNING ON PAGE 5 OF THE PROSPECTUS AS SUPPLEMENTED BY THE “RISK FACTORS” APPEARING ON PAGE 49 OF THE ATTACHED FORM 10-Q.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if the Prospectus or this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is November 16, 2021

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 10-Q

(Mark One)

☒	QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the quarterly period ended September 30, 2021

OR

☐	TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the transition period from _________ to _________

Commission File Number: 001-39647

KORE Group Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	86-3078783
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3700 Mansell Road, Suite 300 Alpharetta, Georgia	30022
(Address of principal executive offices)	(Zip Code)

877-710-5673

(Registrant’s telephone number, including area code)

King Pubco, Inc.

875 Third Avenue

New York, NY 10022

(Former name, former address and former fiscal year, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes  ☐    No  ☒

Indicate by check mark whether the registrant has submitted electronically every Interactive Data File required to be submitted pursuant to Rule 405 of Regulation S-T (§ 232.405 of this chapter) during the preceding 12 months (or for such shorter period that the registrant was required to submit such files). Yes  ☒    No  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value per share	KORE	The New York Stock Exchange
Warrants to purchase common stock	KORE WS	The New York Stock Exchange

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act). Yes  ☐    No  ☐

As of November 16, 2021, there were 71,989,432 shares of the registrant’s Class A common stock, par value $0.0001 per share, issued and outstanding.

i

FORWARD-LOOKING STATEMENTS

This Quarterly Report on Form 10-Q contains forward-looking statements. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements other than statements of historical facts contained in this Quarterly Report on Form 10-Q may be forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “targets,” “projects,” “contemplates,” “believes,” “estimates,” “forecasts,” “predicts,” “potential” or “continue” or the negative of these terms or other similar expressions. Forward-looking statements contained in this Quarterly Report on Form 10-Q include, but are not limited to statements regarding our future results of operations and financial position, industry and business trends, equity compensation, business strategy, plans, market growth and our objectives for future operations.

The forward-looking statements in this Quarterly Report on Form 10-Q are only current expectations and predictions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. Forward-looking statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statement. The forward-looking statements in this Quarterly Report on Form 10-Q are based upon information available to us as of the date of this Quarterly Report on Form 10-Q, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.

You should read this Quarterly Report on Form 10-Q and the documents that we reference in this Quarterly Report on Form 10-Q and have filed as exhibits to this Quarterly Report on Form 10-Q with the understanding that our actual future results, levels of activity, performance and achievements may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements. These forward-looking statements speak only as of the date of this Quarterly Report on Form 10-Q. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained in this Quarterly Report on Form 10-Q, whether as a result of any new information, future events or otherwise.

PART I -- FINANCIAL INFORMATION

Item 1.	Financial Statements (Unaudited)

KORE Group Holdings, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(In thousands USD, except share and per share amounts)

	September 30, 2021 (unaudited)	December 31, 2020
Assets
Current assets
Cash and cash equivalents	$72,689	$10,321
Accounts receivable, net of allowances for credits and doubtful accounts of $1,601 and $2,804, at September 30, 2021, and December 31, 2020, respectively	52,638	40,661
Inventories, net	12,147	5,842
Prepaid expenses and other receivables	14,540	5,429

Total current assets	152,014	62,253
Non-current assets
Restricted cash	367	372
Property and equipment, net	12,630	13,709
Intangible assets, net	212,633	240,203
Goodwill	382,190	382,749
Deferred tax assets	114	122
Other long-term assets	458	611

Total assets	$760,406	$700,019

Liabilities, temporary equity and stockholders’ equity
Current liabilities
Accounts payable	$20,522	$22,978
Accrued liabilities	26,362	17,209
Income taxes payable	288	244
Current portion of capital lease obligations	528	856
Deferred revenue	6,797	7,772
Current portion of long-term debt	3,153	3,161

Total current liabilities	57,650	52,220
Long-term liabilities
Deferred tax liabilities	34,580	42,840
Due to related parties	1,122	1,615
Warrant liability	273	15,944
Capital lease obligations	304	508
Long-term debt	378,356	298,404
Other long-term liabilities	4,154	4,377

Total liabilities	$476,439	$415,908

Commitments and contingencies (note 7)

2

KORE Group Holdings, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets - Continued

(In thousands USD, except share and per share amounts)

	September 30, 2021 (unaudited)	December 31, 2020
Temporary equity
Series A Preferred Stock; par value $1,000 per share; none authorized, issued and outstanding at September 30, 2021; 7,765,229 shares authorized, and 7,756,158 shares issued and outstanding at December 31, 2020	$—	$77,562
Series A-1 Preferred Stock; par value $1,000 per share; none authorized, issued and outstanding at September 30, 2021; 10,480,538 shares authorized, 7,862,107 shares issued and outstanding at December 31, 2020	—	78,621
Series B Preferred Stock; par value $1,000 per share; none authorized, issued and outstanding at September 30, 2021; 9,090,975 shares authorized, issued and outstanding at December 31, 2020	—	90,910
Series C Convertible Preferred Stock; par value $1,000 per share; none authorized, issued and outstanding at September 30, 2021; 6,872,894 shares authorized, 2,566,186 shares issued and outstanding at December 31, 2020	—	16,802

Total temporary equity	—	263,895

Stockholders’ equity (deficit)
Common stock, voting; par value $0.0001 per share, 315,000,000 shares authorized, 71,810,419 shares issued and outstanding at September 30, 2021; par value $0.01 per share, 55,659,643 shares authorized, 30,281,520 shares issued and outstanding at December 31, 2020	7	3
Additional paid-in capital	413,316	135,616
Accumulated other comprehensive loss	(3,156)	(1,677)
Accumulated deficit	(126,200)	(113,726)

Total stockholders’ equity	283,967	20,216

Total liabilities, temporary equity and stockholders’ equity	$760,406	$700,019

See accompanying notes to unaudited condensed consolidated financial statements.

3

KORE Group Holdings, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

(In thousands USD, except share and per share amounts) (unaudited)

	For the three months ended September 30,		For the nine months ended September 30,
	2021	2020	2021	2020
Revenue
Services	$48,428	$43,436	$139,866	$127,113
Products	19,450	11,821	44,053	29,184

Total revenue	67,878	55,257	183,919	156,297
Cost of revenue
Cost of services	17,379	15,675	51,417	47,594
Cost of products	17,585	9,853	37,258	22,921

Total cost of revenue (exclusive of depreciation and amortization shown separately below)	34,964	25,528	88,675	70,515

Operating expenses
Selling, general and administrative	26,001	17,792	66,525	49,907
Depreciation and amortization	12,440	13,176	37,947	38,884

Total operating expenses	38,441	30,968	104,472	88,791

Operating loss	(5,527)	(1,239)	(9,228)	(3,009)
Interest expense, including amortization of deferred financing costs, net	5,589	5,276	16,155	18,359
Change in fair value of warrant liability	(2,898)	651	(5,281)	3,482

Loss before income taxes	(8,218)	(7,166)	(20,102)	(24,850)
Income tax provision (benefit)
Current	179	201	569	711
Deferred	(3,889)	(1,719)	(8,197)	(6,087)

Total income tax benefit	(3,710)	(1,518)	(7,628)	(5,376)

Net loss	$(4,508)	$(5,648)	$(12,474)	$(19,474)

Loss per share:
Basic	$(0.27)	$(0.42)	$(1.03)	$(1.32)
Diluted	(0.27)	(0.42)	(1.03)	(1.32)
Weighted average shares outstanding (in Number):
Basic	30,732,921	30,281,520	30,433,641	30,285,684
Diluted	30,732,921	30,281,520	30,433,641	30,285,684

See accompanying notes to unaudited condensed consolidated financial statements.

4

KORE Group Holdings, Inc. and Subsidiaries

Condensed Consolidated Statements of Comprehensive Loss

(In thousands USD) (unaudited)

	For the three months ended September 30,		For the nine months ended September 30,
	2021	2020	2021	2020
Net loss	$(4,508)	$(5,648)	$(12,474)	$(19,474)
Other comprehensive income (loss):
Foreign currency translation adjustment	(1,322)	1,387	(1,479)	(896)

Comprehensive loss	$(5,830)	$(4,261)	$(13,953)	$(20,370)

See accompanying notes to unaudited condensed consolidated financial statements.

5

KORE Group Holdings, Inc. and Subsidiaries

Condensed Consolidated Statements of Temporary Equity and Stockholders’ (Deficit) Equity

(In thousands, USD or shares) (unaudited)

	Series A Preferred Stock		Series A-1 Preferred Stock		Series B Preferred Stock		Series C Convertible Preferred Stock		Total Temporary Equity	Common Stock		Additional paid-in capital	Accumulated Other Comprehensive Loss	Accumulated Deficit	Total Stockholders’ (Deficit) Equity

	Temporary Equity									Stockholders’ Equity
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Amount	Shares	Amount	Amount	Amount	Amount	Amount
Balance at December 31, 2020 (as previously reported)	43	$77,562	60	$78,621	57	$90,910	17	$16,802	$263,895	218	$2	$135,617	$(1,677)	$(113,726)	$20,216

Conversion of stock	7,713	—	7,802	—	9,034	—	2,549	—	—	30,064	1	(1)	—	—	—

Balance at December 31, 2020, effect of reverse recapitalization	7,756	$77,562	7,862	$78,621	9,091	$90,910	2,566	$16,802	$263,895	30,282	$3	$135,616	$(1,677)	$(113,726)	$20,216

Repurchase of stock	—
Accrued dividends payable	249	2,486	267	2,666	224	2,241	—	—	7,393	—	—	(7,393)	—	—	(7,393)
Foreign currency translation adjustment	—	—	—	—	—	—	—	—	—	—	—	—	(900)	—	(900)
Share-based compensation	—	—	—	—	—	—	—	—	—	—	—	315	—	—	315
Net loss	—	—	—	—	—	—	—	—	—	—	—	—	—	(1,081)	(1,081)

Balance at March 31, 2021	8,005	$80,048	8,129	$81,287	9,315	$93,151	2,566	$16,802	$271,288	30,282	$3	$128,538	$(2,577)	$(114,807)	$11,157

Derecognition of shares	—	—	—	—	—	—	(46)	(300)	(300)	—	—	—	—	—	—
Accrued dividends payable	251	2,514	270	2,695	232	2,323	—	—	7,532	—	—	(7,532)	—	—	(7,532)
Foreign currency translation adjustment	—	—	—	—	—	—	—	—	—	—	—	—	743	—	743
Share-based compensation	—	—	—	—	—	—	—	—	—	—	—	315	—	—	315
Net loss	—	—	—	—	—	—	—	—	—	—	—	—	—	(6,885)	(6,885)

Balance at June 30, 2021	8,256	$82,562	8,399	$83,982	9,547	$95,474	2,520	$16,502	$278,520	30,282	$3	$121,321	$(1,834)	$(121,692)	$(2,202)

Redemption of stock	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Accrued dividends payable	266	2,656	288	2,880	236	2,361	—	—	7,897	—	—	(7,897)	—	—	(7,897)
Foreign currency translation adjustment	—	—	—	—	—	—	—	—	—	—	—	—	(1,322)	—	(1,322)
Share-based compensation	—	—	—	—	—	—	—	—	—	—	—	(3,519)	—	—	(3,519)
Distributions to and conversions of preferred stock	(8,522)	(85,218)	(8,687)	(86,862)	(9,783)	(97,835)	(2,520)	(16,502)	(286,417)	7,120	1	56,502	—	—	56,503
CTAC shares recapitalized, net of equity issuance costs of $15,912	—	—	—	—	—	—	—	—	—	10,356	1	6,456	—	—	6,457
Conversion of KORE warrants	—	—	—	—	—	—	—	—	—	1,366	—	10,663	—	—	10,663
Private offering and merger financing, net of equity issuance costs of $7,718	—	—	—	—	—	—	—	—	—	22,686	2	217,280	—	—	217,282
Equity portion of convertible debt, net of issuance costs of $224	—	—	—	—	—	—	—	—	—	—	—	12,510	—	—	12,510
Net loss	—	—	—	—	—	—	—	—	—	—	—	—	—	(4,508)	(4,508)

Balance at September 30, 2021	—	$—	—	$—	—	$—	—	$—	$—	71,810	$7	$413,316	$(3,156)	$(126,200)	$283,967

6

KORE Group Holdings, Inc. and Subsidiaries

Condensed Consolidated Statements of Temporary Equity and Stockholders’ (Deficit) Equity - Continued

(In thousands, USD or shares) (unaudited)

	Series A Preferred Stock		Series A-1 Preferred Stock		Series B Preferred Stock		Series C Convertible Preferred Stock		Total Temporary Equity	Common Stock		Additional paid-in capital	Accumulated Other Comprehensive Loss	Accumulated Deficit	Total Stockholders’ (Deficit) Equity

	Temporary Equity									Stockholders’ Equity
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Amount	Shares	Amount	Amount	Amount	Amount	Amount
Balance at December 31, 2019 (as previously reported)	43	$68,360	60	$69,495	57	$82,338	17	$16,802	$236,995	218	$2	$161,556	$(3,792)	$(78,526)	$79,240

Conversion of Stock	6,793	—	6,890	—	8,177	—	2,549	—	—	30,092	1	(1)	—	—	—

Balance at December 31, 2019, effect of reverse recapitalization	6,836	$68,360	6,950	69,495	8,234	82,338	2,566	16,802	236,995	30,310	3	161,555	(3,792)	(78,526)	79,240

Repurchase of common stock	—	—	—	—	—	—	—	—	—	(28)	—	(200)	—	—	(200)
Accrued dividends payable	222	2,216	238	2,383	205	2,053	—	—	6,652	—	—	(6,652)	—	—	(6,652)
Foreign currency translation adjustment	—	—	—	—	—	—	—	—	—	—	—	—	(3,113)	—	(3,113)
Share-based compensation	—	—	—	—	—	—	—	—	—	—	—	216	—	—	216
Net loss	—	—	—	—	—	—	—	—	—	—	—	—	—	(2,768)	(2,768)

Balance at March 31, 2020	7,058	$70,576	7,188	$71,878	8,439	$84,391	2,566	$16,802	$243,647	30,282	$3	$154,919	$(6,905)	$(81,294)	$66,723

Accrued dividends payable	222	2,215	238	2,382	210	2,104	—	—	6,701	—	—	(6,701)	—	—	(6,701)
Foreign currency translation adjustment	—	—	—	—	—	—	—	—	—	—	—	—	830	—	830
Share-based compensation	—	—	—	—	—	—	—	—	—	—	—	315	—	—	315
Net loss	—	—	—	—	—	—	—	—	—	—	—	—	—	(11,058)	(11,058)

Balance at June 30, 2020	7,280	$72,791	7,426	$74,260	8,649	$86,495	2,566	$16,802	$250,348	30,282	$3	$148,533	$(6,075)	$(92,352)	$50,109

Accrued dividends payable	239	2,385	257	2,574	218	2,180	—	—	7,139	—	—	(7,139)	—	—	(7,139)
Foreign currency translation adjustment	—	—	—	—	—	—	—	—	—	—	—	—	1,387	—	1,387
Share-based compensation	—	—	—	—	—	—	—	—	—	—	—	315	—	—	315
Net loss	—	—	—	—	—	—	—	—	—	—	—	—	—	(5,648)	(5,648)

Balance at September 30, 2020	7,519	$75,176	7,683	$76,834	8,867	$88,675	2,566	$16,802	$257,487	30,282	$3	$141,709	$(4,688)	$(98,000)	$39,024

See accompanying notes to unaudited condensed consolidated financial statements.

7

KORE Group Holdings, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(In thousands USD) (unaudited)

	Nine months ended September 30,
	2021	2020
Cash flows from operating activities
Net loss	$(12,474)	$(19,474)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities
Depreciation and amortization	37,947	38,884
Amortization of deferred financing costs	1,569	1,584
Deferred income taxes	(8,197)	(6,087)
Non-cash foreign currency loss (gain)	(163)	(1,356)
Share-based compensation	4,564	846
Provision for doubtful accounts	117	888
Change in fair value of warrant liability	(5,281)	3,482
Change in operating assets and liabilities, net of operating assets and liabilities acquired:
Accounts receivable	(12,792)	(3,572)
Inventories	(6,461)	(2,668)
Prepaid expenses and other receivables	(5,054)	(2,485)
Accounts payable and accrued liabilities	(2,366)	8,119
Deferred revenue	(911)	307
Income taxes payable	63	225

Cash (used in) provided by operating activities	$(9,439)	$18,693

Cash flows used in investing activities
Additions to intangible assets	(6,626)	(8,224)
Additions to property and equipment	(3,156)	(1,450)
Acquisition of Integron LLC, net of cash acquired	—	366

Net cash used in investing activities	$(9,782)	$(9,308)

Cash flows from financing activities
Proceeds from revolving credit facility	25,000	21,700
Repayments on revolving credit facility	(25,000)	(25,000)
Repayment of long-term debt	(2,373)	(2,436)
Proceeds from convertible debt	82,351	—
Proceeds from equity portion of convertible debt, net of issuance costs	12,510	—
Payment of deferred financing costs, relating to convertible debt	(1,449)	—
Repayment of related party note	(1,538)
Repurchase of common stock	—	(200)
Proceeds from CTAC and PIPE financing, net of issuance costs	223,001	—
Settlement of preferred shares	(229,915)	—
Payment of capital lease obligations	(815)	(137)

Cash provided by (used in) financing activities	$81,772	$(6,073)

Effect of Exchange Rate Change on Cash and Cash Equivalents	(188)	(88)

Change in Cash and Cash Equivalents and Restricted Cash	62,363	3,224
Cash and Cash Equivalents and Restricted Cash, beginning of period	10,693	8,692

Cash and Cash Equivalents and Restricted Cash, end of period	$73,056	$11,916

Non-cash financing activities:
Capital leases	$346	$263
Equity financing fees accrued	3,025	—
Common shares issued to preferred shareholders	56,502	—
Equity financing fees settled in common shares	1,863	—
Common shares issued to warrant holders	10,663	—
Supplemental cash flow information:
Interest paid	$14,762	$16,879

See accompanying notes to unaudited condensed consolidated financial statements.

8

KORE Group Holdings, Inc. and Subsidiaries

Notes to Condensed Consolidated Financial Statements

(In thousands USD, except share amounts) (unaudited)

NOTE 1 - NATURE OF OPERATIONS

Business Combination

On March 12, 2021, Maple Holdings Inc. (“Maple” or “pre-combination KORE”) entered into a definitive merger agreement (the “Business Combination”) with Cerberus Telecom Acquisition Corp. (NYSE: CTAC) (“CTAC”). On September 29, 2021, CTAC held a special meeting, at which CTAC’s shareholders voted to approve the proposals outlined in the proxy statement filed by CTAC with the Securities Exchange Commission (the “SEC”) on August 13, 2021, including, among other things, the adoption of the Business Combination and approval of the other transactions contemplated by the merger agreement.

On September 30, 2021 (the “Closing Date”), as contemplated by the merger agreement, (i) CTAC merged with and into King LLC Merger Sub, LLC (“LLC Merger Sub”) (the “Pubco Merger”), with LLC Merger Sub being the surviving entity of the Pubco Merger and King Pubco, Inc. (“Pubco”) as parent of the surviving entity, (ii) immediately prior to the First Merger (as defined below), Cerberus Telecom Acquisition Holdings, LLC (the “Sponsor”) contributed 100% of its equity interests in King Corp Merger Sub, Inc. (“Corp Merger Sub”) to Pubco (the “Corp Merger Sub Contribution”), as a result of which Corp Merger Sub became a wholly owned subsidiary of Pubco, (iii) following the Corp Merger Sub Contribution, Corp Merger Sub merged with and Maple into (the “First Merger”), with Maple being the surviving corporation of the First Merger, and (iv) immediately following the First Merger and as part of the same overall transaction as the First Merger, Maple merged with and into LLC Merger Sub (the “Second Merger” and, together with the First Merger, being collectively referred to as the “Mergers” and, together with the other transactions contemplated by the merger agreement, the “Transactions” and the closing of the Transactions, the Business Combination), with LLC Merger Sub being the surviving entity of the Second Merger and Pubco being the sole member of LLC Merger Sub. In connection with the Business Combination, Pubco changed its name to “KORE Group Holdings, Inc.” (the “Company”). The combined Company remained listed on the NYSE under the new ticker symbol “KORE.”

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

These statements have been prepared pursuant to the rules and regulations of the SEC and, in accordance with those rules and regulations, do not include all information and footnote disclosures normally included in annual financial statements prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”). In the opinion of management, the unaudited condensed consolidated interim financial statements reflect all adjustments, which consist only of normal recurring adjustments, necessary to state fairly the results of operations, financial condition and cash flows for the interim periods presented herein. The preparation of unaudited condensed consolidated interim financial statements in conformity with GAAP requires management to make use of estimates and assumptions that affect the reported amounts and disclosures.

Accordingly, these interim condensed consolidated financial statements should be read in conjunction with Maple’s the audited financial statements and accompanying notes for the years ended December 31, 2020 and 2019 previously filed with the SEC. The Condensed Consolidated Balance Sheet as of December 31, 2020, included herein, was derived from the audited financial statements of the Company as of that date. The results of operations for any interim period are not necessarily indicative of the results of operations to be expected for the full year.

9

The Business Combination is accounted for as a reverse recapitalization as pre-combination KORE was determined to be the accounting acquirer under FASB’s ASC Topic 805, Business Combination (“ASC 805”). Pre-combination KORE was determined to be the accounting acquirer based on the evaluation of the following facts and circumstances:

•	the equity holders of pre-combination KORE hold the majority (54%) of voting rights in the Company;

•	the senior management of pre-combination KORE became the senior management of the Company; and

•	In comparison with CTAC, pre-combination KORE has significantly more revenue and total assets and a larger net loss;

•	the operations of pre-combination KORE comprise the ongoing operations of the Company, and the Company assumed pre-Combination KORE’s headquarters.

Accordingly, for accounting purposes, the financial statements of the Company represent a continuation of the financial statements of pre-combination KORE with the acquisition being treated as the equivalent of pre-combination KORE issuing stock for the net assets of CTAC, accompanied by a recapitalization. The net assets of CTAC were stated at historical cost, with no goodwill or other intangible assets recorded. Pre-combination KORE was deemed to be the predecessor and the consolidated assets and liabilities and results of operations prior to September 30, 2021 are those of pre-combination KORE. Reported shares and earnings per share available to common stockholders, prior to the Business Combination, have been retroactively restated to reflect the exchange ratio established in the merger agreement. The number of shares of preferred stock was also retroactively restated based on the exchange ratio.

COVID-19 Impact

During the period ended September 30, 2021, an outbreak of the novel coronavirus (“COVID-19”) has continued to spread across the globe and continued to result in significant economic disruption. The extent of the impact of COVID-19 on the Company’s operational and financial performance will depend on certain developments, including the duration and spread of the outbreak; however as of this filing, COVID-19 has not had a negative impact on the Company.

Cash and Cash Equivalents and Restricted Cash

Cash and cash equivalents include highly liquid instruments with an original maturity of less than 90 days from the date of purchase or the ability to redeem amounts on demand. Cash and cash equivalents are stated at cost, which approximates their fair value.

Restricted cash represents cash deposits held with financial institutions for letters of credit and is not available for general corporate purposes.

Emerging Growth Company

Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies are required to comply with the new or revised financial accounting standards. The Company qualifies as an “Emerging Growth Company” and has elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(1) of the JOBS Act. This election allows the Company to adopt the new or revised standard at the same time as private companies.

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Recently Adopted Accounting Pronouncement

In December 2019, the FASB issued Accounting Standards Update (“ASU”) 2019-12, Income Taxes: Simplifying the Accounting for Income Taxes. ASU 2019-12 simplifies the accounting for income taxes by removing certain exceptions to the general principles in Topic 740. The amendments also improve consistent application of and simplify GAAP for other areas of Topic 740 by clarifying and amending existing guidance. ASU 2019-12 is effective for public business entities for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2020. The Company adopted this standard as of January 1, 2021, and depending on the amendment, adoption was applied on a retrospective, modified retrospective, or prospective basis. The adoption of the standard did not have a material impact on the Company’s consolidated financial statements and related disclosures.

Recently Issued Accounting Pronouncements

In February 2016, the FASB issued ASU 2016-02, Leases, to increase transparency and comparability among organizations by recognizing lease assets and lease liabilities on the balance sheet and disclosing key information about leasing arrangements. In July 2018, ASU 2018-10, Codification Improvements to ASC 2016-02, Leases, was issued to provide more detailed guidance and additional clarification for implementing ASU 2016-02. Furthermore, in July 2018, the FASB issued ASU 2018-11, Leases: Targeted Improvements, which provides an optional transition method in addition to the existing modified retrospective transition method by allowing a cumulative effect adjustment to the opening balance of retained earnings in the period of adoption. Furthermore, on June 3, 2020, the FASB deferred by one year the effective date of the new leases standard for private companies, private not-for-profits and public not-for-profits that have not yet issued (or made available for issuance) financial statements reflecting the new standard. Additionally, in March 2020, ASU 2020-03, Codification Improvements to Financial Instruments, Leases, was issued to provide more detailed guidance and additional clarification for implementing ASU 2016-02. Furthermore, in June 2020, ASU 2020-05, Revenue from Contracts with Customers and Leases, was issued to defer effective dates of adoption of the new leasing standard beginning after December 15, 2021, and interim periods within fiscal years beginning after December 15, 2022. These new leasing standards (collectively “ASC 842”) are effective for the Company beginning after December 15, 2021, and interim periods within fiscal years beginning after December 15, 2022, with early adoption permitted. The Company is currently evaluating the effect of the adoption of this guidance on the consolidated financial statements. However, based on the Company’s lease obligations, the Company expects to recognize material assets and liabilities for right-of-use assets and operating lease liabilities on its consolidated balance sheet upon adoption of ASC 842. ASC 842 will also require additional footnote disclosures to the Company’s financial statements.

In June 2016, the FASB issued ASU 2016-13, Financial Instruments - Credit Losses: Measurement of Credit Losses on Financial Instruments, which requires the use of a new current expected credit loss (“CECL”) model in estimating allowances for doubtful accounts with respect to accounts receivable and notes receivable. Receivables from revenue transactions, or trade receivables, are recognized when the corresponding revenue is recognized under ASC 606, Revenue from Contracts with Customers. The CECL model requires that the Company estimate its lifetime expected credit loss with respect to these receivables and record allowances when deducted from the balance of the receivables, which represent the estimated net amounts expected to be collected. Given the generally short-term nature of trade receivables, the Company does not expect to apply a discounted cash flow methodology. However, the Company will consider whether historical loss rates are consistent with expectations of forward-looking estimates for its

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trade receivables. In November 2018, the FASB issued ASU 2018-19, Codification Improvements to Topic 326, Financial Instruments—Credit Losses to clarify that operating lease receivables recorded by lessors are explicitly excluded from the scope of ASU 2016-13. This ASU (collectively “ASC 326”) is effective for fiscal years beginning after December 15, 2023, and interim periods within those fiscal years. The Company is still evaluating the impact of the adoption of this ASU.

In August 2018, the FASB issued ASU 2018-15, Customer’s Accounting for Implementation Costs Incurred in a Cloud Computing Arrangement That Is a Service Contract, which requires a customer in a hosting arrangement that is a service contract to apply the guidance on internal-use software to determine which implementation costs to recognize as an asset and which costs to expense. Costs to develop or obtain internal-use software that cannot be capitalized under Subtopic 350-40, Internal-Use Software, such as training costs and certain data conversion costs, also cannot be capitalized for a hosting arrangement that is a service contract. The amendments require a customer in a hosting arrangement that is a service contract to determine whether an implementation activity relates to the preliminary project stage, the application development stage, or the post-implementation stage. Costs for implementation activities in the application development stage will be capitalized depending on the nature of the costs, while costs incurred during the preliminary project and post-implementation stages will be expensed immediately. The ASU is effective for the Company for annual reporting periods beginning after December 15, 2020, and interim periods within annual periods beginning after December 15, 2021. Early adoption is permitted, including adoption in any interim period, for all entities. The Company is still evaluating the impact of the adoption of this standard.

In March 2020, the FASB issued ASU 2020-04, Reference Rate Reform: Facilitation of the Effects of Reference Rate Reform on Financial Reporting, to provide guidance on easing the potential burden in accounting for reference rate reform on financial reporting. ASU 2020-04 is effective from March 12, 2020 and may be applied prospectively through December 31, 2022. The Company is still evaluating the impact of the adoption of this ASU.

In March 2020, the FASB issued ASU 2020-03, Codification Improvements to Financial Instruments, which clarifies specific issues raised by stakeholders. Specifically, the ASU:

•	Clarifies that all entities are required to provide the fair value option disclosures in ASC 825, Financial Instruments.

•	Clarifies that the portfolio exception in ASC 820, Fair Value Measurement, applies to nonfinancial items accounted for as derivatives under ASC 815, Derivatives and Hedging.

•

Clarifies that for purposes of measuring expected credit losses on a net investment in a lease in accordance with ASC 326, Financial Instruments - Credit Losses, the lease term determined in accordance with ASC 842, Leases, should be used as the contractual term.

•	Clarifies that when an entity regains control of financial assets sold, it should recognize an allowance for credit losses in accordance with ASC 326.

•

Aligns the disclosure requirements for debt securities in ASC 320, Investments—Debt Securities, with the corresponding requirements for depository and lending institutions in ASC 942, Financial Services—Depository and Lending.

The amendments in the ASU have various effective dates and transition requirements, some depending on whether an entity has previously adopted ASU 2016-13 about measurement of expected credit losses. The Company will adopt the guidance in ASU 2020-03 as it adopts the related ASU effected by these codification improvements.

In August 2020, the FASB issued ASU 2020-06, Debt—Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging—Contracts in Entity’s Own Equity (Subtopic 815-40) (“ASU 2020-06”) to simplify accounting for certain financial instruments. ASU 2020-06 eliminates the current models that require separation of beneficial conversion and cash conversion features from convertible instruments and simplifies the derivative scope exception guidance pertaining to equity classification of contracts in an entity’s own equity. The new standard also introduces additional disclosures for convertible debt and freestanding instruments that are indexed to and settled in an entity’s own equity. ASU 2020-06 amends the diluted earnings per share guidance, including the requirement to use the if-converted method for all convertible instruments. ASU 2020-06 is effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2023. The Company is currently assessing the impact, if any, that ASU 2020-06 would have on its financial position, results of operations, or cash flows.

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In May 2021, the FASB issued ASU 2021-04, Issuer’s Accounting for Certain Modifications or Exchanges of Freestanding Equity-Classified Written Call Options, which provides guidance on modifications or exchanges of a freestanding equity-classified written call option that is not within the scope of another Topic. An entity should treat a modification of the terms or conditions or an exchange of a freestanding equity-classified written call option that remains equity classified after modification or exchange as an exchange of the original instrument for a new instrument, and provides further guidance on measuring the effect of a modification or an exchange of a freestanding equity-classified written call option that remains equity classified after modification or exchange. ASU 2021-04 also provides guidance on the recognition of the effect of a modification or an exchange of a freestanding equity-classified written call option that remains equity classified after modification or exchange on the basis of the substance of the transaction, in the same manner as if cash had been paid as consideration. The amendments are effective for all entities for fiscal years beginning after December 15, 2021, including interim periods within those fiscal years. Early adoption is permitted. The Company is evaluating the impact of the adoption of this standard.

NOTE 3 – REVENUE RECOGNITION

The Company recognized all deferred revenue related to the connectivity performance obligations that were not fully satisfied in previous periods in the amount of $7.1 million and $7.8 million for the three and nine months ended September 30, 2021, respectively. The Company does not have material unfulfilled performance obligation balances for contracts with an original length greater than one year in any periods presented. Additionally, the Company does not have material costs related to obtaining a contract with amortization periods greater than one year for any period presented. The Company applies ASC 606 utilizing the following allowable exemptions or practical expedients:

•	Exemption to not disclose the unfulfilled performance obligation balance for contracts with an original length of one year or less.

•

Practical expedient to recognize the incremental costs of obtaining a contract as an expense when incurred if the amortization period of the asset that the entity otherwise would have recognized is one year or less.

•	Election to present revenue net of sales taxes and other similar taxes.

•	Election from recognizing shipping and handling activities as a separate performance obligation.

•

Practical expedient not requiring the entity to adjust the promised amount of consideration for the effects of a significant financing component if the entity expects, at contract inception, that the period between when the entity transfers a promised good or service to a customer and when the customer pays for that good or service will be one year or less.

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Contract Balances

Deferred revenue as of September 30, 2021 and December 31, 2020, was $6.8 million and $7.8 million, respectively, and primarily relates to revenue that is recognized over time for Connectivity monthly recurring charges, the changes in balance of which are related to the satisfaction or partial satisfaction of these contracts. The balance also contains a deferral for goods that are in-transit at period end for which control transfers to the customer upon delivery. All of the December 31, 2020, balance was recognized as revenue during the period ended September 30, 2021.

Disaggregated Revenue Information

The Company views the following disaggregated disclosures as useful to understand the composition of revenue recognized during the respective three-month and nine-month reporting periods:

	Three months ended September 30,		Nine months ended September 30,
(in ‘000)	2021	2020	2021	2020
Connectivity*	$40,738	$37,932	$122,444	$111,583
Hardware Sales	19,221	9,345	40,602	23,276
Hardware Sales - bill-and-hold	229	2,476	3,451	5,908
Deployment services, professional services and other	7,690	5,504	17,422	15,530

Total	$67,878	$55,257	$183,919	$156,297

*	Includes connectivity-related revenue from IoT Connectivity and IoT Solutions

Significant Customer

The Company has one customer representing 28% and 18% of the Company’s total revenue for the three months ending September 30, 2021 and September 30, 2020, respectively, and 21% and 16% of the Company’s total revenue for the nine months ending September 30, 2021, and September 30, 2020, respectively.

NOTE 4 – REVERSE RECAPITALIZATION

On September 30, 2021, pre-combination KORE and CTAC consummated the merger contemplated by the merger agreement (see Note 1 – Nature of Operations).

Immediately following the Business Combination, there were 71,810,419 shares of common stock with a par value of $0.0001. Additionally, there were outstanding warrants to purchase 8,911,744 shares of common stock.

The Business Combination was accounted for as a reverse recapitalization in accordance with GAAP as pre-combination KORE was determined to be the accounting acquirer. Under this method of accounting, while CTAC was the legal acquirer, it has been treated as the “acquired” company for financial reporting purposes. Accordingly, the Business Combination was treated as the equivalent of pre-combination KORE issuing stock for the net assets of CTAC, accompanied by a recapitalization. The net assets of CTAC were stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Business Combination are those of pre-combination KORE. Reported shares and earnings per share available to holders of the Company’s common stock, prior to the Business Combination, have been retroactively restated to reflect the exchange ratio established in the Business Combination (approximately one pre-combination KORE share to 139.15 of the Company’s shares).

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The most significant change in the post-combination Company’s reported financial position and results was an increase in cash, net of transactions costs, paid at close of $63.2 million including: $225.0 million in gross proceeds from the private placements (the “PIPE”), $20.0 million in proceeds from CTAC after redemptions, $95.1 million in proceeds from the Backstop Notes (see Note 5), and payments of $229.9 million to KORE’s preferred shareholders. In connection with the Business Combination, $19.0 million of transaction costs were paid on the Closing Date. The Company overpaid certain underwriting costs by $4.0 million on the Closing Date. The Company recorded the receivable related to this overpayment within prepaid expenses and other receivables in the Condensed Consolidated Balance Sheets as of September 30, 2021. The Company received payment of this amount subsequent to September 30, 2021. Additionally, on the Closing Date, the Company repaid the Senior Secured Revolving Credit Facility with UBS of $25 million. The Company also repaid the outstanding related party loans due to Interfusion B.V and T-Fone B.V. of $1.6 million. Refer to Note 5 – Short-term and Long-term Debt and Note 13 – Related Party Transactions.

The Company incurred $23.7 million in transaction costs relating to the Business Combination, of which $23.6 million has been recorded against additional paid-in capital in the Condensed Consolidated Balance Sheets and the remaining amount of $0.1 million was recognized as selling, general and administrative expenses on the Condensed Consolidated Statements of Operations for the three and nine months ended September 30, 2021.

Upon closing of the Business Combination, the shareholders of CTAC, including CTAC founders, were issued 10,356,593 shares of common stock of the Company. In connection with the closing, holders of 22,240,970 shares of common stock of CTAC were redeemed at a price per share of $10.00. In connection with the Closing, 22,500,000 shares of the Company were issued to PIPE investors at a price per share of $10.00.

The number of shares of Class A common stock issued immediately following the consummation of the Business Combination were:

	Shares	Percentage
Pre-combination KORE shareholders	38,767,500	54.0%
Public stockholders	10,356,593	14.4%
Private offering and merger financing	22,686,326	31.6%

Total	71,810,419	100.0%

NOTE 5 – SHORT-TERM AND LONG-TERM DEBT

Term Loan - UBS

On December 21, 2018, the Company entered into a credit agreement with UBS that consisted of a term loan of $280.0 million and required quarterly principal and interest payments with all remaining principal and interest due on December 21, 2024. The term loan had an interest rate of LIBOR plus 5.5%.

On November 12, 2019, the Company amended its term loan with UBS in order to raise an additional $35.0 million. Under the amended agreement, the maturity date of the term loan and interest rate remained unchanged. However, the quarterly principal repayment changed to $0.8 million. The principal and quarterly interest are paid on the last business day of each quarter, except at maturity.

As a result of this debt modification, the Company incurred $1.5 million in debt issuance costs, which was capitalized and is being amortized over the remaining term of the loan along with the unamortized debt issuance costs of the original debt.

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The Company’s principal outstanding balances on the UBS Term Loan were $306.6 million and $309.0 million as of September 30, 2021 and December 31, 2020, respectively.

Senior Secured Revolving Credit Facility - UBS

On December 21, 2018, the Company entered into a $30 million revolving credit facility with UBS. As of September 30, 2021 and December 31, 2020, no outstanding amounts were drawn on the revolving credit facility. Immediately prior to the Business Combination, the Company had an outstanding balance on the revolving credit facility of $25 million, which was paid off in full at the close of the transaction on September 30, 2021.

Borrowings under the revolving debt facility bear interest at a floating rate which can be, at the Company’s option, either (1) a LIBOR rate for a specified interest period plus an applicable margin of up to 5.50% or (2) a base rate plus an applicable margin of up to 4.5%. After the Closing Date, the applicable margins for LIBOR rate and base rate borrowings are each subject to a reduction to 5.25% and 4.25%, respectively, if the Company maintains a total leverage ratio of less than or equal to 5.00:1.00. The LIBOR rate applicable to the revolving credit facility is subject to a “floor” of 0.0%. Additionally, the Company is required to pay a commitment fee of up to 0.50% per annum of the unused balance.

Term Loan - BNP Paribas

The loan matured in January 2021 and bore interest at 2.15% per annum with fixed payments of $7,740, which were payable monthly. On January 2, 2021, the Company extinguished the term loan outstanding with BNP Paribas by making the final fixed monthly payment.

Bank Overdraft Facility – BNP Paribas Fortis N.V.

On October 8, 2018, a Belgium subsidiary of the Company entered into a €250,000 bank overdraft facility with BNP Paribas Fortis. As of September 30, 2021 and December 31, 2020, the Company had €0 drawn on the revolving credit facility. Borrowings under the bank overdraft facility have an indefinite term.

Borrowings under the bank overdraft facility bear interest at a floating rate which is a base rate plus an applicable margin of up to 2.0%. The base fee amounts to 9.4% as of September 30, 2021 and is variable. Any overages are charged against a percentage of 6% on a yearly basis. There is no commitment fee payable for the unused balance of the bank overdraft facility.

Backstop Agreement

On September 30, 2021, KORE Wireless Group Inc. borrowed $95.1 million in exchange for senior unsecured exchangeable notes due 2028 (“Backstop Notes”) pursuant to an indenture (the “Indenture”), dated September 30, 2021, by and among KORE Group Holdings, Inc., KORE Wireless Group Inc. and Fortress Credit Corp. (“Fortress”). The Backstop Notes were issued at par, bearing interest at the rate of 5.50% per annum which is paid quarterly, and a maturity of seven years. The Backstop Notes are guaranteed by the Company and are exchangeable into common stock of the Company at $12.50 per share (the “Base Exchange Rate”) at any time at the option of Fortress. At the Base Exchange Rate, the Backstop Notes are exchangeable into 7.6 million shares of common stock. The Base Exchange Rate may be adjusted for certain dilutive events or change in control events as defined by the Indenture Agreement (the “Adjusted Exchange Rate”). Additionally, if after the 2-year anniversary of the issuance of the Backstop Notes the Company’s shares are trading at a defined premium to the Base Exchange Rate or applicable Adjusted Exchange Rate, the Company may redeem the Backstop Notes for cash, force an exchange into shares of its common stock at an amount per share based on a time-value make whole table, or settle with a combination of cash and an exchange (the “Company Option”). Since the Company may use the Company Option to potentially settle all or part of the Backstop Notes for the cash equivalent of the fair value of the common stock for which the notes may be exchanged, a portion of the proceeds of the Backstop Notes have been allocated to equity, based on the estimated fair value of Backstop Notes had they not contained the exchange features. As of September 30, 2021: the carrying amount of the equity component was $12.5 million, net of allocation issuance costs of $0.2 million; the liability component consisted of principal, unamortized discount, and unamortized issuance costs of $95.1 million, $12.7 million, and $1.5 million, respectively; and the net carrying amount is $80.9 million. The unamortized discount and issuance costs will be amortized through September 30, 2028. The effective interest rate of the liability component is 8.4%. No interest cost was recognized on the Backstop Notes for the three month and nine month periods ended September 30, 2021.

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The Backstop Agreement contains a customary six-month lock up following the closing, which prohibits Fortress from hedging the Backstop Notes by short selling the Company’s common stock or hedging the notes via the Company’s warrants or options.

NOTE 6 – INCOME TAXES

The Company determines its estimated annual effective tax rate at the end of each interim period based on estimated pre-tax income (loss) and facts known at that time. The estimated annual effective tax rate is applied to the year-to-date pre-tax income (loss) at the end of each interim period with certain adjustments. The tax effects of significant unusual or extraordinary items are reflected as discrete adjustments in the periods in which they occur. The Company’s estimated annual effective tax rate can change based on the mix of jurisdictional pre-tax income (loss) and other factors. However, if the Company is unable to make a reliable estimate of its annual effective tax rate, then the actual effective tax rate for the year to date period may be the best estimate. For the nine months ended September 30, 2021 and 2020, the Company determined that its annual effective tax rate approach would provide for a reliable estimate and therefore used this method to calculate its tax provision.

The Company’s effective income tax rate was 45.1% and 21.2% for the three months ended September 30, 2021 and 2020, respectively. The income tax provision (benefit) was $(3,710) and ($1,518) for the three months ended September 30, 2021 and 2020, respectively. The change in the income tax benefit for the three months ended September 30, 2021 compared to the three months ended September 30, 2020 was primarily due to changes in the jurisdictional mix of earnings and the impact of the change in fair value of warrant liability which is not taxable.

The Company’s effective income tax rate was 37.9% and 21.6% for the nine months ended September 30, 2021 and 2020, respectively. The provision for (benefit from) income taxes was $(7,628) and ($5,376) for the nine months ended September 30, 2021 and 2020, respectively. The change in the provision for (benefit from) income taxes for the nine months ended September 30, 2021 compared to the nine months ended September 30, 2020 was primarily due to changes in the jurisdictional mix of earnings and the impact of the change in fair value of warrant liability which is not taxable.

The effective income tax rate for the three and nine months ended September 30, 2021 and 2020 differed from the federal statutory rate primarily due to the geographical mix of earnings and related foreign tax rate differential, permanent differences, research and development tax credits, and the valuation allowance maintained against certain deferred tax assets.

NOTE 7 – COMMITMENTS AND CONTINGENCIES

Operating Leases

The Company leases various office spaces under non-cancellable operating leases expiring through 2029. Rent expense for the three months ended September 30, 2021 and 2020 was $0.6 million and $0.7 million, respectively. Rent expense for both the nine months ended September 30, 2021 and 2020 was $2.0 million.

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The future minimum lease payments under operating leases as of September 30, 2021 for the next five years is as follows:

(in ‘000)	Amount
From October 1, 2021 to December 31, 2021	$781
2022	2,437
2023	1,448
2024	1,076
2025	749
Thereafter	2,157

Total	$8,648

Off-Balance-Sheet Credit Exposures

The Company has standby letters of credit and bank guarantees of $0.4 million as of September 30, 2021 and December 31, 2020, respectively. These contingent liabilities are secured by highly liquid instruments included in restricted cash.

Purchase Obligations

The Company has vendor commitments primarily relating to carrier and open purchase obligations that the Company incurs in the ordinary course of business. As of September 30, 2021, the purchase commitments were as follows:

(in ‘000)	Amount
From October 1, 2021 to December 31, 2021	$15,195
2022	6,871
2023	1,286
2024	1,286
2025	1,286

Total	$25,924

Legal Proceedings

From time to time, the Company is involved in litigation arising out of the ordinary course of our business. There are no material legal proceedings, other than ordinary routine litigation incidental to the business, to which the Company or any of the Company’s subsidiaries are a party or of which any of the Company or the Company’s subsidiaries’ property is subject.

NOTE 8 – PREPAID AND OTHER RECEIVABLES

Prepaid Expenses and Other Receivables

The Company’s prepaid expenses and other receivables consist of the following:

	September 30, 2021	December 31, 2020
Prepaid Deposits	$4,906	$1,734
Prepaid Expenses	5,598	3,695
Other Receivables	4,036	—

Total Prepaid Expenses and Other Receivables	$14,540	$5,429

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NOTE 9 – TEMPORARY EQUITY AND STOCKHOLDERS’ EQUITY

The Company operates subject to the terms and conditions of the Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) dated September 30, 2021.

Capital Stock

As of September 30, 2021; the Company authorized up to 350,000,000 shares of capital stock, consisting of 315,000,000 shares of common stock and 35,000,000 shares of preferred stock. As of September 30, 2021, 71,810,419 shares of common stock and zero shares of preferred stock were issued and outstanding.

Series A Preferred Stock

The Board authorized up to 7,765,229 Series A preferred shares. As of September 30, 2021 and December 31, 2020, there were zero and 7,756,158 Series A preferred shares issued and outstanding, respectively. The shares were issued at a discount of 2%. Series A preferred shareholders are entitled to receive a cumulative preferred dividend at the rate of thirteen percent (13%) per year on the sum of the par value plus unpaid preferred dividends through the date of such distribution on a pari passu basis with Series A-1 and Series B shareholders and in preference to all other shareholders. The Company had the option to redeem the Series A preferred shares for par value plus unpaid preferred dividends. Series A preferred shareholders had an option to put the shares back to the Company for par value plus unpaid preferred dividends on or after April 11, 2027. The Company determined that the put option is a redemption event not solely within the control of the Company. Therefore, the Series A preferred stock is classified outside of permanent equity (i.e., temporary equity) and presented at its redemption value. Upon closing of the Business Combination, all Series A preferred shares were settled with a redemption value of $85.2 million in cash. The Company no longer had shares of Series A Preferred Stock authorized, issued or outstanding as of September 30, 2021. The terms and rights of the Series A Preferred Stock described previously represent the terms and rights prior to the closing of the Business Combination.

Series A-1 Preferred Stock

The Board authorized up to 10,480,538 Series A-1 preferred shares. As of September 30, 2021 and December 31, 2020, there were zero and 7,862,107 Series A-1 preferred shares issued and outstanding, respectively. The shares were issued at a discount of 2%. Series A-1 preferred shareholders are entitled to receive a cumulative preferred dividend at the rate of thirteen-point seven five percent (13.75%) per year on the sum of the par value plus unpaid preferred dividends through the date of such distribution on a pari passu basis with Series A and Series B shareholders and in preference to all other shareholders. The Company had the option to redeem the Series A-1 Preferred shares for par value plus unpaid preferred dividends subject to a current redemption premium of 1%. Series A-1 preferred shareholders had an option to put the shares back to the Company for par value plus unpaid preferred dividends on or after April 11, 2027. The Company determined that the put option is a redemption event not solely within the control of the Company. Therefore, the Series A-1 Preferred Stock is classified outside of permanent equity (i.e., temporary equity) and presented at its redemption value. Upon closing of the Business Combination, all Series A-1 preferred shares were settled with a redemption value of $86.9 million. Certain Series A-1 preferred shareholders elected to received shares of common stock of the Company in lieu of cash. The Company no longer had shares of Series A-1 Preferred Stock authorized, issued or outstanding as of September 30, 2021. The terms and rights of the Series A-1 Preferred Stock described previously represent the terms and rights prior to the closing of the Business Combination.

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Series B Preferred Stock

The Board authorized up to 9,090,975 Series B preferred shares. As of September 30, 2021 and December 31, 2020, there were zero and 9,090,975 Series B preferred shares issued and outstanding, respectively. Series B preferred shareholders are entitled to receive a cumulative preferred dividend at the rate of ten percent (10%) per year on the sum of the unreturned par value plus unpaid preferred dividends through the date of such distribution on a pari passu basis with Series A and Series A-1 shareholders and in preference to all other shareholders. On or after October 11, 2018, the Company has the option to redeem the Series B Preferred shares for par value plus unpaid preferred dividends. Because the controlling shareholder is the majority holder of Series B preferred shares, the Company redemption option functions as a holder put option. Accordingly, the Company determined that the option could result in a redemption that is not solely within the control of the Company. Therefore, the Series B Preferred stock is classified outside of permanent equity (i.e., temporary equity) and presented at its redemption value each period. Upon closing of the Business Combination, all Series B preferred shares were settled with a redemption value of $97.8 million. Certain Series B preferred shareholders elected to received shares of common stock of the Company in lieu of cash. The Company no longer had shares of Series B Preferred Stock authorized, issued or outstanding as of September 30, 2021. The terms and rights of the Series B Preferred Stock described previously represent the terms and rights prior to the closing of the Business Combination.

A summary of the accumulated but unpaid preferred dividends for the Series A, Series A-1 and Series B preferred shares as of March 31, June 30, and September 30, 2021 and March 31, June 30, and September 30, 2020, is as follows:

(in ‘000)	Series A	Series A-1	Series B
Accumulated and unpaid, December 31, 2020	$34,812	$18,608	$33,910
Accumulated	2,486	2,666	2,241
Distributed	—	—	—

Accumulated and unpaid, March 31, 2021	$37,298	$21,274	$36,151

Accumulated	2,514	2,695	2,323

Distributed	—	—	—

Accumulated and unpaid, June 30, 2021	$39,812	$23,969	$38,474

Accumulated	2,656	2,880	2,361

Distributed	(42,468)	(26,849)	(40,835)

Accumulated and unpaid, September 30, 2021	$—	$—	$—

(in ‘000)	Series A	Series A-1	Series B
Accumulated and unpaid, December 31, 2019	$25,610	$8,794	$25,338
Accumulated	2,216	2,359	2,053
Distributed	—	—	—

Accumulated and unpaid, March 31, 2020	$27,826	$11,153	$27,391

Accumulated	2,215	2,359	2,104

Distributed	—	—	—

Accumulated and unpaid, June 30, 2020	$30,041	$13,512	$29,495

Accumulated	2,385	2,548	2,180

Distributed	—	—	—

Accumulated and unpaid, September 30, 2020	32,426	16,060	31,675

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The redemption value of Series A, Series A-1 and Series B preferred stock is equal to the par value of $1,000 per share plus the above accumulated unpaid dividends and any applicable redemption premium.

Series C Convertible Preferred Stock

The Board authorized up to 6,872,894 Series C convertible preferred shares. As of September 30, 2021 and December 31, 2020, there were zero and 2,566,186 Series C convertible preferred shares issued and outstanding, respectively. Subordinate to the payment of dividends to Series A, Series A-1 and Series B preferred shareholders, the Series C shareholders are entitled to receive dividends equal to 1.5X initial investment in conjunction with common stock, then subject to a catch-up, followed by pro rata sharing thereafter. Series C convertible preferred shareholders have a de facto option to put the shares back to the Company for liquidation value. The Company determined that the option could result in a deemed liquidation that is not solely within the control of the Company. Therefore, the Series C convertible preferred stock is classified outside of permanent equity (i.e., temporary equity).

Series C convertible preferred shares are convertible at any time, at the option of the holder, into common stock at a rate of 1 to 1 initially, subject to adjustments for dilution.

Upon closing of the Business Combination, 16,802 shares of Series C Convertible Preferred Stock (pre-combination) converted into 2,520,368 shares of common stock of the Company. The Company no longer had Series C Convertible Preferred Stock authorized, issued or outstanding as of September 30, 2021. The terms and rights of the Series C Convertible Preferred Stock described previously represent the terms and rights prior to the closing of the Business Combination.

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NOTE 10 – SHARE-BASED PAYMENT AND RELATED STOCK OPTION PLAN

During 2020, the Company granted awards to certain employees and Board members of the Company. Under the 2014 Equity Incentive Plan (the “Plan”), the Board is authorized to grant stock options to eligible employees and directors of the Company. The fair value of the options was expensed on a straight-line basis over the requisite service period, which is generally the vesting period.

In connection with the Business Combination a modification in the existing terms of the options was introduced to add contingent cash-settlement feature pursuant to which each option holder entered into option cancellation agreement (“Cancellation Agreements”), whereby option holders agreed to surrender all options outstanding as of the closing of the Business Combination for cancellation effective immediately prior to the closing. In exchange for the cancellation of the vested and unvested options, option holders are entitled to right to receive payment of Option Cash Consideration equal to $4,075,000 and Option Share Consideration, of 432,500 common shares ($3,377,825 value) in the surviving entity less applicable withholding taxes and without interest, paid on the first payroll cycle following the closing of the Business Combination. Upon the closing of the Business Combination, the Company recognized a liability for the fair value of the Option Cash Consideration and Option Share Consideration. An expense was recognized for the difference between the previously recognized portion of grant date fair value and the fair value of the recorded liability.

Stock based compensation expense during the three-month period ended September 30, 2021, and September 30, 2020 was $3.9 and $0.3 million respectively. Stock based compensation expense during the nine-month period ended September 30, 2021 and September 30, 2020 was $4.6 million and $0.8 million, respectively.

The Company has determined its share-based payments to be a Level 3 fair value measurement and has used the Black-Scholes option pricing model to calculate its fair value using the following assumptions:

September 30, 2020
Risk-free interest rate	1.58 - 2.47%
Expected term (life) of options (in years)	2-4
Expected dividends	0%
Expected volatility	67.9 - 86.3%

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The Company did not grant any awards during the nine month period ended September 30, 2021. The expected term of the options granted are determined based on the period of time the options are expected to be outstanding. The risk-free rate is based on the U.S. Treasury yield curve in effect at the time of grant. In selecting similar entities for determining expected volatility, the Company considered industry, stage of life cycle, size and financial leverage. The dividend yield on the Company’s options is assumed to be zero since the Company has not historically paid dividends.

The following is a summary of the Company’s stock options as of September 30, 2021 and September 30, 2020 and the stock option activity from December 31, 2020 through September 30, 2021 and December 31, 2019 through September 30, 2020:

	Number of Options	Weighted Average Grant Date Fair Value per Option (Amount)	Weighted Average Exercise Price (Amount)	Weighted Average Remaining Contractual Term (Years)
Balance, December 31, 2020	34,977	191	$1,750	7.7

Granted	—	—	—	—

Exercised	—	—	—	—

Forfeited	—	—	—	—

Expired	—	—	—	—

Cancelled	(34,977)	(191)	(1,750)	(7.7)

Balance, September 30, 2021	—	$—	$—	—

	Number of Options	Weighted Average Grant Date Fair Value per Option (Amount)	Weighted Average Exercise Price (Amount)	Weighted Average Remaining Contractual Term (Years)
Balance, December 31, 2019	32,280	196	$1,750	8.4

Granted	5,181	167	1,750	—

Exercised	—	—	—	—

Forfeited	(2,484)	195	1,750	—

Expired	—	—	—	—

Balance, September 30, 2020	34,977	$191	$1,750	7.9

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The following is a summary of the Company’s share-based compensation expense during the respective three-month and nine-month reporting periods:

	Three months ended September 30,		Nine months ended September 30,
(in ‘000)	2021	2020	2021	2020
Total share-based compensation expense	$3,933	$315	$4,564	$846

As of September 30, 2021, there was no unrecognized compensation cost related to outstanding stock options.

NOTE 11 – WARRANTS ON COMMON STOCK

KORE Warrants

In connection with the sale of Series B preferred stock, pre-combination KORE issued warrants (“KORE Warrants”) for the purchase of common stock at an exercise price of $0.01 per warrant. As of September 30, 2021 and December 31, 2020, there were zero and 9,814 KORE Warrants issued and outstanding, respectively. Upon closing of the Business Combination, all KORE Warrants were exercised and converted into 1,365,312 shares of common stock.

The Company evaluated the KORE Warrants for liability or equity classification in accordance with the provisions of ASC 480, Distinguishing Liabilities from Equity, and ASC 815-40, Derivatives and Hedging. Based on the provisions governing the warrants in the applicable agreement, the Company determined that the KORE Warrants met the criteria and were required to be classified as a liability subject to the guidance in ASC 815-10 and 815-40 and should effectively be treated as outstanding common shares in both basic and diluted EPS calculations.

Public and Private Placement Warrant

As part of CTAC’s initial public offering (“IPO”) in 2020, CTAC issued warrants to third party investors, and each whole warrant entitles the holder to purchase one share of the Company’s common stock at an exercise price of $11.50 per share (the “Public Warrants”). Simultaneously with the closing of the IPO, CTAC completed the private sale of warrants (“Private Placement Warrants”), and each Private Placement Warrant allows the holder to purchase one share of the Company’s common stock at $11.50 per share. Subsequent to the Business Combination, 8,638,966 Public Warrants and 272,778 Private Placement Warrants remained outstanding as of September 30, 2021.

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Public Warrants may only be exercised for a whole number of common shares. The Public Warrants will become exercisable on the later of (a) 30 days after the completion of a Business Combination or (b) 12 months from the closing of the proposed public offering; provided in each case that the Company has an effective registration statement under the Securities Act covering the common shares issuable upon exercise of the Public Warrants and a current prospectus relating to them is available (or the Company permits holders to exercise their Public Warrants on a cashless basis and such cashless exercise is exempt from registration under the Securities Act). Per the Warrant Agreement, the Company has agreed that as soon as practicable, but in no event later than twenty business days after the closing of the initial Business Combination, the Company will use its commercially reasonable efforts to file with the SEC a registration statement covering the common shares issuable upon exercise of the warrants, and the Company will use its commercially reasonable efforts to cause the same to become effective within 60 business days after the closing of the initial Business Combination, and to maintain the effectiveness of such registration statement and a current prospectus relating to those common shares until the warrants expire or are redeemed, as specified in the warrant agreement provided that if the common shares are at the time of any exercise of a warrant not listed on a national securities exchange such that they satisfy the definition of a “covered security” under Section 18(b)(1) of the Securities Act, the Company may, at its option, require holders of Public Warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event the Company so elects, it will not be required to file or maintain in effect a registration statement. If a registration statement covering the common shares issuable upon exercise of the warrants is not effective by the 60th day after the closing of the initial Business Combination, warrant holders may, until such time as there is an effective registration statement and during any period when the Company will have failed to maintain an effective registration statement, exercise warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption, but the Company will use its commercially reasonable efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available.

The Public Warrants will expire five years after the completion of the Business Combination or earlier upon redemption or liquidation.

The Private Placement Warrants and the common shares issuable upon exercise of the Private Placement Warrants will not be transferable, assignable or salable until 30 days after the completion of the initial Business Combination (except pursuant to limited exceptions to the Company’s officers and directors and other persons or entities affiliated with the initial purchasers of the Private Placement Warrants) and they will not be redeemable by the Company (except as described below under “Redemption of warrants for Class A ordinary shares when the price per common share equals or exceeds $10.00”) so long as they are held by the Sponsor or its permitted transferees. The Sponsor, or its permitted transferees, has the option to exercise the Private Placement Warrants on a cashless basis. If the Private Placement Warrants are held by holders other than the Sponsor or its permitted transferees, the Private Placement Warrants will be redeemable by the Company and exercisable by the holders on the same basis as the Public Warrant.

The Company evaluated the Public Warrants and Private Placement Warrants for liability or equity classification in accordance with the provisions of ASC 480, Distinguishing Liabilities from Equity, and ASC 815-40, Derivatives and Hedging. Based on the provisions governing the warrants in the applicable agreement, the Company determined that the Private Placement Warrants met the criteria and were required to be classified as a liability subject to the guidance in ASC 815-10 and 815-40 and should effectively be treated as outstanding common shares in both basic and diluted EPS calculations. As the surviving entity following the Business Combination has a single class of shares, the Public Warrants are classified as equity, with the fair value of the Public Warrants as of the date of the Business Combination closed to additional paid-in capital.

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Initial Measurement

The KORE Warrants were initially measured at fair value. The estimated fair value of the warrants prior to entering into an Agreement and Plan of Merger with CTAC on March 12, 2021, was determined to be a Level 3 fair value measurement. The fair value of each KORE Warrant was approximately the fair value per share of common stock.

The aforementioned warrant liabilities related to KORE Warrants are not subject to qualified hedge accounting.

The Public and Private Placement Warrants were initially measured at fair value. The fair value of the Public Warrants as of September 30, 2021, based on the closing price of KORE.WS, was closed to additional paid-in capital. As the transfer of Private Placement Warrants to anyone outside of a small group of individuals who are permitted transferees would result in the Private Placement Warrants having substantially the same terms as the Public Warrants, the Company determined that the fair value of each Private Placement Warrant is equivalent to that of each Public Warrant, with an insignificant adjustment for short-term marketability restrictions. As such, the Private Placement Warrants are classified as Level 2.

As of September 30, 2021, the aggregate values of the Private Placement Warrants and Public Warrants were $0.3 million and $8.6 million, respectively, based on the closing price of KORE.WS on that date of $1.00.

Subsequent Measure:

The KORE Warrants were converted to common stock through the Business Combination and are no longer outstanding. The Private Placement Warrants are measured at fair value on a recurring basis. The Private Placement Warrants are classified as Level 2, with subsequent measurement of fair value based on the closing price of KORE.WS on the relevant date. The Public Warrants are equity classified not requiring subsequent measurement.

The change in fair value of the warrant liability for the three months ended September 30, 2021 and September 30, 2020 was ($2.9) million and $0.7 million, respectively. The change in fair value of the warrant liability for the nine months ended September 30, 2021 and September 30, 2020 was ($5.3) million and $3.5 million, respectively.

NOTE 12 – NET LOSS PER SHARE

The Company follows the two-class method when computing net loss per common share when shares are issued that meet the definition of participating securities. The two-class method requires income available to common shareholders for the period to be allocated between common and participating securities based upon their respective rights to receive dividends as if all income for the period had been distributed. The two-class method also requires losses for the period to be allocated between common and participating securities based on their respective rights if the participating security contractually participates in losses. As holders of participating securities do not have a contractual obligation to fund losses, undistributed net losses are not allocated to Series A, Series A-1, Series B and Series C preferred shares for purposes of the loss per share calculation. Earnings per share calculations for all periods prior to the Business Combination have been retrospectively restated to the equivalent number of shares reflecting the exchange ratio established in the merger agreement.

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Presented in the table below is a reconciliation of the numerator and denominator for the basic and diluted earnings per share (“EPS”) calculations for the periods ended:

	Three months ended September 30,		Nine months ended September 30,
(in ‘000)	2021	2020	2021	2020
Numerator:
Net loss attributable to the Company	$(4,508)	$(5,648)	$(12,474)	$(19,474)
Less dividends to preferred shareholder	(7,897)	(7,139)	(22,822)	(20,492)
Add premium on preferred conversion to common shares	4,074		4,074

Net loss attributable to common shareholders	$(8,331)	$(12,787)	$(31,222)	$(39,966)
Denominator:
Weighted average common shares, basic and diluted (in number)	30,732,921	30,281,520	30,433,641	30,285,684

Net loss per share attributable to common shareholder, basic and diluted	$(0.27)	$(0.42)	$(1.03)	$(1.32)

The following securities were not included in the computation of diluted shares outstanding because the effect would be anti-dilutive:

(number of shares)	September 30, 2021	September 30, 2020
Series C Convertible Preferred Stock	—	2,566,186
Stock Options	—	432,500

NOTE 13 – RELATED PARTY TRANSACTIONS

Leasing and Professional Services Agreement

KORE TM Data Brasil Processamento de Dados Ltda., a wholly owned subsidiary of the Company, maintains a lease and a professional services agreement with a company controlled by a key member of the subsidiary’s management team.

Aggregated related party transactions, which have been recorded at the exchange amount, representing the amount of consideration established and agreed by the related parties, was $0.2 million for the nine months ended September 30, 2021 and September 30, 2020. The amount was recorded under general and administrative expenses in the consolidated statements of operations.

Due to Related Parties

Upon the closing of the Business Combination on September 30, 2021, the Company repaid its outstanding loans of $1.6 million due to Interfusion B.V and T-Fone B.V., companies related though common ownership resulting from the acquisition of Aspider in 2018. The amounts outstanding at December 31, 2020 are recorded under due to related parties in the consolidated balance sheet. The amounts were as follows:

For the period ended (in ‘000)	September 30, 2021	December 31, 2020
Interfusion B.V.	$—	$985
T-Fone B.V.	$—	$630

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Interest was accrued quarterly, at a fixed rate of 2.5%. The Company accrued interest of $0.03 million for both of the nine months ended September 30, 2021 and 2020.

As of September 30, 2021, the Company accrued $1.1 million of transaction costs relating to the Business Combination to be paid to related parties under due to related parties on the consolidated balance sheet.

NOTE 14 – SUBSEQUENT EVENTS

The Company has completed an evaluation of all subsequent events through November 15, 2021 to ensure that these consolidated financial statements include appropriate disclosure of events both recognized in the consolidated financial statements and events which occurred but were not recognized in the consolidated financial statements. Except as described below, the Company has concluded that no subsequent event has occurred that requires disclosure.

On October 1, 2021, KORE Group Holdings, Inc. countersigned a commitment letter (the “Commitment Letter”) pursuant to which Fortress will make additional financing available to the Company subject to certain terms and conditions, for up to $25.0 million of additional notes under the Indenture entered into in connection with the Backstop Notes dated as of July 27, 2021 by and among KORE Wireless Group, Inc. and an affiliate of Fortress. Upon entering into definitive documentation, the Sponsor has agreed to contribute 100,000 shares of common stock of the Company to LLC Merger Sub, which shares will be transferred by LLC Merger Sub to Fortress, as a commitment fee, pursuant to the terms and upon the conditions set forth in the Commitment Letter. The Company executed the Exchangeable Notes Purchase Agreement on October 28, 2021, issuing $24.9 million in additional exchangeable notes.

Item 2.	Management’s Discussion and Analysis of Financial Condition and Results of Operations

KORE’S MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of the financial condition and results of operations of KORE Group Holdings, Inc. should be read together with our audited consolidated financial statements as of and for the years ended December 31, 2020 and 2019 and unaudited interim condensed consolidated financial statements as of and for the three months and nine months ended September 30, 2021 and September 30, 2020, together with related notes thereto. This discussion may contain forward-looking statements based upon current expectations that involve risks and uncertainties. Our actual results may differ materially from those projected in these forward-looking statements as a result of various factors, including those set forth under “Risk Factors.” Unless the context otherwise requires, all references in this section to “the Company” “KORE,” “us,” “our” or “we” refer to Maple Holdings, Inc. prior to the Business Combination, and to KORE Group Holding, Inc. following the consummation of the Business Combination on September 30, 2021.

Overview

KORE Group Holdings, Inc. is the parent entity of KORE Wireless, its wholly owned and principal operating subsidiary. KORE Wireless’ corporate headquarters are located in Alpharetta, Georgia and incorporated in Delaware.

KORE is one of the largest global independent IoT companies enabling mission-critical CaaS, or “IoT Connectivity” for reporting purposes, IoT solutions and Analytics (or simply “IoT Solutions” for reporting purposes) to enterprise customers across five key industry verticals, comprising (i) Connected Health, (ii) Fleet Management, (iii) Asset Monitoring, (iv) Communications Services and (v) Industrial IoT (or “IIoT”).

Example customer use cases across our five key verticals are illustrated below:

•

Connected Health: Remote patient monitoring and telemedicine enabled by connected medical devices, IoT device enabled clinical drug trials, mPERS connected emergency devices, connected medical equipment diagnostics, electronic visit verification.

•

Fleet Management: Stolen vehicle recovery location tracking, connected cameras for tracking vehicle driving conditions and driver behaviour, connected route optimization, fuel consumption optimization, connected preventive maintenance, usage-based insurance, connected cars.

•

Asset Monitoring: Home/business security sensor and camera solutions, offender tracking through ankle bracelets, tank monitoring, supply chain inventory and asset tracking, fuel pipeline flow monitoring.

•

Communication Services: IoT and consumer service providers, carrier IoT business units, enterprise connectivity / failsafe, private networking — we may provide Connectivity Enablement as a Service for some of these customers.

•

Industrial IoT: Smart utilities / meters, smart cities / buildings, smart factories, field service automation, manufacturers of smart or connected products Providing global connectivity to devices across the globe, over different networks and protocols is a highly complex undertaking.

KORE’s portfolio of IoT connectivity services capabilities, proprietary technology and IP stack, combined with its vast network of 44 carrier integrations globally enables the Company to be a market leader in working with enterprise customers. Apart from basic IoT connectivity services, we also provide connectivity enablement services to enable other service providers to provide IoT connectivity.

Successful deployment of IoT solutions is extremely complex; notably, some of the significant challenges in IoT deployment include:

•	Lack of readily available in-house IoT resources and expertise

•	Significant time required to get to market

•	High failure rate of IoT initiatives

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•	A highly fragmented vendor landscape

•	Ecosystem that is quickly evolving and changing rapidly

•	Substantial and increasing regulatory/compliance issues

•	Interoperability and compatibility with assorted technologies

Starting with the hiring of the current management team in late 2017 and early 2018, KORE has been executing a multi-year strategic transformation program to transform from a ‘connectivity only’ player to a market leading, global enabler of IoT providing IoT Connectivity, IoT Solutions and Analytics. The elements of this transformation program are building the core technology platform of the future ‘KORE One’, building IoT Solutions products and a strategic repositioning of the company in the market including strategic M&A. This multi-year strategic transformation program is expected to be complete by end of 2022. As a result of this transformation program:

•	We believe KORE One is now an industry leading platform for IoT subscription and network management, and which provides us with a competitive edge in the market.

•

Amongst industry analysts, KORE has continued to establish and improve its position as the only pure play IoT enabler. Recognized in 2019 by Gartner as the only independent service provider to be named a “Leader” in the Magic Quadrant for Managed IoT Connectivity Services, KORE continued its upward momentum in 2020 as it improved upon its position to be ranked among the top global services providers within the same category.

•

KORE’s product portfolio has expanded significantly. A few years ago KORE was primarily IoT Connectivity Services focused while today its product portfolio includes IoT Solutions such as IoT Deployment Services and Security Software and Services. KORE’s IoT Connectivity Services have also become richer through the addition of the eSIMs and “Connectivity Enablement as a Service” to the IoT Connectivity Services product portfolio.

•

IoT Solutions has increased as a proportion of KORE’s total revenue each year since 2018. In the nine months ended September 31, 2021, IoT Solutions represented 32% of KORE’s total revenue while in the nine months ended September 30, 2019, IoT Solutions represented 26% of revenue.

KORE’s IoT and analytics solutions include IoT device management services, IoT location-based services software, and IoT device security services software for the Machine-to-Machine market.

Customers of KORE’s products include fleet owners and transportation companies, fleet management software providers, healthcare companies including healthcare device manufacturers, healthcare payors and healthcare contract research organizations, telecommunications service providers, manufacturers and industrial automation providers, application service providers and enterprises in various other industries, including consumer electronic devices, retail, home and office security and safety etc. KORE’s largest customers include Fortune 500 enterprises and innovative solution providers across multiple high growth vertical markets.

KORE’s products compete with a variety of solutions, including other Subscription-based IoT platforms and solutions. Our current competitors include:

•	For IoT Connectivity - telecom carriers such as T-Mobile and Vodafone; Mobile Virtual Network Operators such as Aeris and Wireless Logic; and

•

For IoT Solutions and Analytics - device management services providers such as Velocitor and Futura, fleet management SaaS providers such as Fleetmatics and GPS Trakit, and analytics services providers such as Galooli and Intellisite. KORE has made several key acquisitions that have enhanced solutions to new and existing customers. Most recently, in November 2019, KORE completed the acquisition of Integron LLC, purchasing all of the outstanding share capital of lntegron LLC in exchange for cash and equity (the “Integron Acquisition”). The Integron Acquisition further enhances KORE’s strategic position as the global leader in enabling powerful healthcare IoT solutions for the largest global organizations.

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Trends Affecting Our Business

All of the markets in which we operate are characterized by rapid technological change, frequent introductions of new products, services and solutions and evolving customer demands. We expect our market to be competitive especially with the focus on IoT with the development and deployment of 5G technologies. In addition, we are affected by changes in the many industries related to the products or services we offer, including the fleet management, connected biomedical devices and home security industries. As the technologies used in each of these industries evolves, we will face new integration and competition challenges.

Our ability to expand our business through new solutions and penetration into new sectors

The success of our business depends, in part, on our ability to maintain and protect our proprietary technologies, information, processes and know-how. We rely primarily on trademark, copyright and other intellectual property laws in the U.S. and similar laws in other countries, confidentiality agreements and procedures and other contractual arrangements to protect our technology. The growing number of IoT, eSIM and 5G use cases presents opportunity for us to deliver critical solutions in these rapidly growing industries. We expect that product offerings such as the highly scalable KORE One platform and the growth of eSIMs will position us for growth in the connectivity market.

Our growth strategy consists of the following:

•	Organic volume growth – leveraging the strong IoT industry growth expressed in terms of our customers’ revenue, device and data usage growth, while continuing to maintain high customer retention

•	Cross-sell and upsell – selling KORE’s growing portfolio of IoT solutions developed during the prior two years and going-forward, to our large base of connectivity services only customers

•

Deepening our presence in focus industry sector – developing more of a vertical orientation in our business and deepening industry domain knowledge that will in turn allow the development and deployment of pre-configured industry solutions

•	Enhancing AIoT (Artificial Intelligence + IoT) and Edge Analytics capabilities

•	Strategic acquisitions that will allow KORE to expand our IoT solutions and advanced IoT connectivity capabilities while ensuring a highly disciplined use of capital for such acquisitions

We operate in a highly competitive market

The market for KORE’s products and solutions is rapidly evolving and highly competitive. It is likely to continue to be affected by new product introductions and industry participants. The unique expertise required to design its product offerings and customers’ reluctance to try unproven products has confined the number of competing firms to a relatively small number.

KORE competes in the IoT connectivity market on the basis of the following factors:

•	The number of carrier integrations (44)

•	KORE One platform (7 engines)

•	ConnectivityPro service and related APIs

•	eSIM technology stack/ proprietary IP

•	Hypercore technology

KORE competes in the IoT Solutions market on the basis of the following factors:

•	Deep industry vertical knowledge and experience (e.g., in Connected Health through FDA, HIPAA, ISO 9001/13485 compliance)

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•	Breadth of solutions and analytics services

•	3,400+ connectivity-only customers for cross-sell opportunities

While the abovementioned factors provide KORE with certain competitive advantages, KORE’s market is highly competitive, and we expect it to continue to be so especially with the greater focus on the IoT market with the development and deployment of 5G technologies.

Impact of transitions of IoT connections from 2G/3G to LTE

In the United States, the major carriers have announced intentions to phase out their 2G and 3G networks by the end of 2022.

LTE rate plans are typically lower in price than legacy 2G and 3G rate plans. As a result, the phase out of 2G and 3G may result in lower revenue per unit and/or lower revenue to KORE. While KORE has strong relationships with many of the affected customers and expects to retain most of the connections which will not be retired on 4G or 5G technologies, some of these connections may be lost as a result of competitive bidding processes. The projected impact of this is incorporated in KORE’s projections.

Business Combination

On March 12, 2021, KORE entered into a definitive merger agreement with CTAC, a special purpose acquisition company affiliated with Cerberus Capital Management, L.P. On September 30, 2021, as contemplated by the Merger Agreement, (i) CTAC merged with and into LLC Merger Sub (the “Pubco Merger”), with LLC Merger Sub being the surviving entity of the Pubco Merger and Pubco as parent of the surviving entity, (ii) immediately prior to the First Merger (as defined below), Cerberus Telecom Acquisition Holdings, LLC (the “Sponsor”) contributed 100% of its equity interests in Corp Merger Sub to Pubco (the “Corp Merger Sub Contribution”), as a result of which Corp Merger Sub became a wholly owned subsidiary of Pubco, (iii) following the Corp Merger Sub Contribution, Corp Merger Sub merged with and into KORE (the “First Merger”), with KORE being the surviving corporation of the First Merger, and (iv) immediately following the First Merger and as part of the same overall transaction as the First Merger, KORE merged with and into LLC Merger Sub (the “Second Merger” and, together with the First Merger, being collectively referred to as the “Mergers” and, together with the other transactions contemplated by the Merger Agreement, the “Transactions” and the closing (the “Closing”) of the Transactions, the “Business Combination”), with LLC Merger Sub being the surviving entity of the Second Merger and Pubco being the sole member of LLC Merger Sub. In connection with the Business Combination, Pubco changed its name to “KORE Group Holdings, Inc.”

The most significant change in the post-combination Company’s reported financial position and result was an increase in cash of $63.2 million. We paid $19.0 million in transaction costs relating to the Business Combination at the closing. As of September 30, 2021, the Company had accrued $3.0 million of transaction costs to be paid after the Closing, including $1.1 million of transaction costs due to related parties.

As a consequence of the Business Combination, the Company trades under the ticker symbol “KORE” on the NYSE. We anticipate that we will need to hire additional personnel and implement procedures and processes to address public company regulatory requirements and customary practices. We expect to incur additional annual expenses as a public company for, among other things, directors’ and officers’ liability insurance, director fees and additional internal and external accounting and legal and administrative resources, including increased audit and legal fees.

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COVID-19

In March 2020, the World Health Organization declared the outbreak of the COVID-19 a global pandemic, which has resulted in significant disruption and uncertainty in the global economic markets, which in turn has impacted our business. Given the amount of uncertainty currently regarding the scope and duration of the COVID-19 pandemic, we are unable to predict the precise impact the COVID-19 pandemic will have on our business, financial condition and results of operations. However, we may be exposed to certain negative impacts from the pandemic; for example we had one major customer and multiple smaller customers experience financial distress, resulting in delays in payments and a reduction in revenue with those customers. However, the impact of the COVID-19 pandemic to our business as a whole is uncertain, and bad debt expense decreased for the nine months ended September 30, 2021 as compared to the nine months ended September 30, 2020.

We believe COVID-19’s continued impact on our business, financial condition and results of operations will be significantly driven by a number of factors that we are unable to predict or control, including, for example: the severity and duration of the pandemic, including the timing of availability of a treatment or vaccine for COVID-19; the pandemic’s impact on the U.S. and global economies; the timing, scope and effectiveness of additional governmental responses to the pandemic; the timing and path of economic recovery; and the negative impact on our clients, counterparties, vendors and other business partners that may indirectly adversely affect us.

Operating Segments

We have determined that we operate in a single operating and reportable segment, consistent with how our chief operating decision maker allocates resources and assesses performance.

Components of Results of Operations

Revenue

We derive revenue from:

-Services: IoT Connectivity services and IoT Solutions services.

-Product sales: SIMs (IoT Connectivity) and IoT devices (IoT Solutions).

KORE views our business as being constituted of two services lines: IoT Connectivity and IoT Solutions.

The fees for IoT Connectivity generally consist of a monthly platform subscription fee and additional data usage fees that are part of a bundled solution which enable other Providers and Enterprise customers to complete their platform for solutions to provide IoT Connectivity. IoT Connectivity also includes charges for each subscriber identity modules (SIMs) sold to a customer.

In IoT Solutions, we derive revenue from IoT device management services, location-based software services and IoT security software services. Fees charged for device management services includes the cost of the underlying IoT device and the cost of deploying and managing such devices and is usually charged for on a fee per deployed IoT device basis which such fee depends on the scope of the underlying services and the IoT device being deployed. Location based software services and IoT security software services are charged on a per subscriber basis.

Costs and Expenses

Cost of Revenue

Cost of revenue consists primarily of costs associated with IoT connectivity and those associated with IoT Solutions. IoT Connectivity costs include carrier costs, network operations, technology licenses, and other costs such as shipping a SIM. IoT Solution costs include the cost of devices, shipping costs, warehouse lease and related facilities expenses, and personnel costs. Total cost of revenue excludes depreciation and amortization.

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Operating expenses

We incur expenses associated with sales, marketing, customer support, and administrative activities related to the operation of our business, including significant charges for depreciation and amortization of our intangible assets and other acquired intellectual property and intangible assets we acquired or developed. We also incur engineering expenses developing and supporting the operation of our communications system and the early stage engineering work on new products and services that are not yet determined to be technologically feasible.

Key Metrics

KORE reviews a number of metrics to measure our performance, identify trends affecting our business, prepare financial projections, and make strategic decisions. The calculation of the key metrics and other measures discussed below may differ from other similarly titled metrics used by other companies, securities analysts, or investors.

Number of Connections

Total Connections constitutes the total of all KORE IoT Connectivity services connections, including both CaaS and CEaaS connections, but excluding certain connections where mobile carriers license KORE’s subscription management platform from KORE. Total Connections include the contribution of eSIMs and is the principal measure used by management to assess the performance of the business on a periodic basis.

DBNER

DBNER (Dollar Based Net Expansion Rate) tracks the combined effect of cross-sales of IoT Solutions to KORE’s existing customers, its customer retention and the growth of its existing business. KORE calculates DBNER by dividing the revenue for a given period (“given period”) from existing go-forward customers by the revenue from the same customers for the same period measured one year prior (“base period”).

The revenue included in the current period excludes revenue from (i) customers that are non go-forward customers, meaning customers that have either communicated to KORE before the last day of the current period their intention not to provide future business to KORE or customers that KORE has determined are transitioning away from KORE based on a sustained multi-year time period of declines in revenue and (ii) new customers that started generating revenue after the end of the base period. For example, to calculate our DBNER for the trailing 12 months ended September 30, 2021, we divide (i) revenue, for the trailing 12 months ended September 30, 2021, from go-forward customers that started generating revenue on or before September 30, 2020 by (ii) revenue, for the trailing 12 months ended September 30, 2020, from the same cohort of customers. For the purposes of calculating DBNER, if KORE acquires a company during the given period or the base period, then the revenue of a customer before the acquisition but during either the given period or the base period is included in the calculation. Further, it is often difficult to ascertain which customers should be deemed not to be go-forward customers for purposes of calculating DBNER. Customers are not required to give notice of their intention to transition off of the KORE platform, and as discussed above in “Information about KORE—Customer and Key Partners”, a customer’s exit from the KORE platform can take months or longer, and total connections of any particular customer can at any time increase or decrease for any number of reasons, including pricing, customer satisfaction or product fit – accordingly, a decrease in total connections may not indicate that a customer is intending to exit the KORE platform, particularly if that decrease is not sustained over a period of several quarters. DBNER would be lower if it were calculated using revenue from non go-forward customers.

As of September 30, 2021 and 2020, DBNER excludes approximately 0.6 million and 1.0 million connections, respectively, from non go-forward customers, in each case, the vast majority of which are connections from Non-Core Customers.

KORE defines “Non-Core Customers” to be customers that management has judged to be lost as a result of the integration of Raco, Wyless and other acquisitions completed during in the 2014-2017 period, but which continue to have some connections (and account for some revenue) each year with KORE. Non-Core Customers are a subset of non go-forward customers.

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DBNER is used by management as a measure of growth at KORE’s existing customers (i.e., “same store” growth). It is not intended to capture the effect of either new customer wins or the declines from non go-forward customers on KORE’s total revenue growth. This is because DBNER excludes new customers which started generating revenue after the base period, and also excludes any customers which are non go-forward customers on the last day of the current period. Revenue increases from new customer wins, and a decline in revenue from non go-forward customers are also important factors in assessing KORE’s revenue growth, but these factors are independent of DBNER.

Results of Operations for the Three and Nine Months ended September 30, 2021 and 2020

Revenue

The table below presents our revenue for the three and nine months ended September 30, 2021 and 2020, together with the percentage of total revenue represented by each revenue category:

	For three months ended September 30,				For nine months ended September 30,
(in ‘000)	2021		2020		2021		2020
Services	$48,428	71%	$43,436	79%	$139,866	76%	$127,113	81%
Products	19,450	29%	11,821	21%	44,053	24%	29,184	19%

Total revenue	$67,878	100%	$55,257	100%	$183,919	100%	$156,297	100%

Total revenue for the three months ended September 30, 2021 increased by $12.6 million, or 23%, to $67.9 million from $55.3 million for the three months ended September 30, 2020. Services revenue growth of $5.0 million was driven by the growth in IoT Connectivity services revenue of $2.3 million, and an increase in IoT Solutions service revenue of $2.7 million due to an increase in product deployments by KORE related to its IoT Solutions. IoT Connectivity services revenue growth of $2.3 million was driven by the organic growth of our existing IoT customers of $4.3 million, and new customers acquired of $0.5 million, offset partially by a decrease of $1.5 million in revenue from Non-Core Customers (customers lost from integration of old acquisitions in 2014-17) and the migration of customers from 2G and 3G technologies to LTE (“Long Term Evolution”) cellular technologies involving a one-time adjustment in price estimated at $1.0 million. Product revenue growth of $7.6 million was driven primarily by an increase in the number of devices deployed by KORE related to its IoT Solutions.

Total revenue for the nine months ended September 30, 2021 increased by $27.6 million, or 18%, to $183.9 million from $156.3 million for the nine months ended September 30, 2020. Service revenue growth of $12.7 million was driven by the growth in IoT Connectivity services revenue of $9.9 million, and an increase in IoT Solutions service revenue of $2.8 million due to an increase in product deployments by KORE related to its IoT Solutions. IoT Connectivity services revenue growth of $9.9 million was driven by the organic growth of our existing IoT customers of $16.3 million and new customers acquired of $0.8 million. These increases were offset partially by a decrease of $4.7 million in revenue from Non-Core Customers (customers lost from integration of old acquisitions in 2014-17) and the Long Term Evolution cellular technologies involving a one-time adjustment in price estimated at $2.5 million. Product revenue growth of $14.9 million was driven primarily by an increase in the number of devices deployed by KORE related to its IoT Solutions. Within product revenue, there was a $7.3 million increase driven by our largest customer and their additional one-time volumes related to transitions from 2G and 3G technologies.

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The table below presents how management views our revenue for the three and nine months ended September 30, 2021 and 2020 together with the percentage of total revenue represented by each revenue category:

(in ‘000)

	For three months ended September 30,				For nine months ended September 30,
	2021		2020		2021		2020
IoT Connectivity	$41,542	61%	$39,604	72%	$125,590	68%	$115,180	74%
IoT Solutions	26,336	39%	15,653	28%	58,329	32%	41,117	26%

Total revenue	$67,878	100%	$55,257	100%	$183,919	100%	$156,297	100%
Period End Connections Count	13.6 million		11.0 million		13.6 million		11.0 million
Average Connections Count for the Period	13.5 million		10.8 million		13.1 million		10.2 million

Total revenue for the three months ended September 30, 2021 increased by $12.6 million, or 23%, to $67.9 million from $55.3 million for the three months ended September 30, 2020. Overall IoT Connectivity growth of $1.9 million, which includes SIM revenue, was driven by the organic growth of our existing IoT customers of $3.9 million and new customers acquired of $0.5 million. These increases were offset partially by Non-Core Customers (customers lost from the integration of old acquisitions in 2014-17) by $1.5 million and the Long Term Evolution cellular technologies involving a one-time adjustment in price estimated at $1.0 million. KORE grew its total number of connections from 11.0 million on September 30, 2020 to 13.6 million on September 30, 2021, mostly at existing customers, which resulted in the growth of KORE IoT Connectivity revenue in the three months ended September 30, 2021 with respect to the three months ended September 30, 2020. IoT Solutions growth of $10.7 million was driven by the organic growth of our Connected Health IoT Solutions. Notably, new IoT Connectivity customer relationships usually start small and often expand significantly in the first three to four years of the relationship.

Total revenue for the nine months ended September 30, 2021 increased by $27.6 million, or 18%, to $183.9 million from $156.3 million for the nine months ended September 30, 2020. Overall IoT Connectivity growth of $10.4 million, which includes SIM revenue, was driven by the organic growth of our existing IoT customers of $16.8 million and new customers acquired of $0.8 million. These increases were offset partially by Non-Core Customers (customers lost from the integration of old acquisitions in 2014-17) by $4.8 million and the Long Term Evolution cellular technologies involving a one-time adjustment in price estimated at $2.5 million. IoT Solutions growth of $17.2 million was driven by the organic growth of our Connected Health IoT Solutions. Notably, new IoT Connectivity customers relationships usually start small and often expand significantly in the first three to four years of the relationship. KORE grew its total number of connections from 11.0 million on September 30, 2020 to 13.6 million on September 30, 2021, mostly at existing customers, which resulted in the growth of KORE IoT Connectivity revenue in the nine months ended September 30, 2021 with respect to the nine months ended September 30, 2020.

Within IoT Solutions, there was an increase in devices deployed and provided by KORE to its IoT Solutions customers, and a proportionate increase in IoT deployment services revenue associated with each device shipped. Directionally, we expect the growth in IoT Solutions to continue to be driven primarily by an increase in device deployments although actual deployment volumes may vary from quarter to quarter.

For the twelve months ended September 30, 2021, KORE’s DBNER was 114% compared to 103% in the twelve months ended September 30, 2020.

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Costs of revenue, exclusive of depreciation and amortization

	For three months ended				For nine months ended
	September 30,		Change		September 30,		Change
(in ‘000)	2021	2020	Dollars	%	2021	2020	Dollars	%
Cost of services	$17,379	$15,675	1,704	11%	$51,417	$47,594	3,823	8%
Cost of products	17,585	9,853	7,732	78%	37,258	22,921	14,337	63%

Total cost of revenue	$34,964	$25,528	$9,436	37%	$88,675	$70,515	18,160	26%

Total cost of revenue for the three months ended September 30, 2021 increased $9.4 million, or 37%, to $35.0 million from $25.5 million for the three months ended September 30, 2020. The $1.7 million increase in the cost of services for the three months ended September 30, 2021, compared to the three months ended September 30, 2020, was driven by increased carrier costs associated with the growth in IoT Connectivity revenue. The $7.7 million increase in cost of products for the three months ended September 30, 2021, from the three months ended September 30, 2020, was primarily driven by the increase in the cost of devices associated with the growth in IoT Solutions. Notably, in the three months ended September 30, 2021, there was an increase in devices deployed by KORE to its Connected Health IoT Solutions customers.

Total cost of revenue for the nine months ended September 30, 2021 increased $18.2 million, or 26%, to $88.7 million from $70.5 million for the nine months ended September 30, 2020. The $3.8 million increase in the cost of services for the nine months ended September 30, 2021, compared to the nine months ended September 30, 2020, was driven by increased carrier costs associated with the growth in IoT Connectivity revenue offset by the $1.1 million settlement of a disputed amount owed to a Carrier from 2020. The $14.3 million increase in cost of products for the nine months ended September 30, 2021, from the nine months ended September 30, 2020, was primarily driven by the increase in the cost of devices associated with the growth in IoT Solutions. Notably, in the nine months ended September 30, 2021, there was an increase in devices deployed by KORE to its Connected Health IoT Solutions customers.

The table below presents how management views our costs of revenue for the three and nine months ended September 30, 2021 and 2020, exclusive of depreciation and amortization:

	For three months ended				For nine months ended
	September 30,		Change		September 30,		Change
(in ‘000)	2021	2020	Dollars	%	2021	2020	Dollars	%
Cost of IoT Connectivity	$16,111	$15,475	636	4%	$48,729	$45,975	2,754	6%
Cost of IoT Solutions	18,853	10,053	8,800	88%	39,946	24,540	15,406	63%

Total cost of revenue	$34,964	$25,528	9,436	37%	$88,675	$70,515	18,160	26%

Total cost of revenue for the three months ended September 30, 2021 increased $9.4 million, or 37%, to $35.0 million from $25.5 million for the three months ended September 30, 2020. The $0.6 million increase in cost of IoT Connectivity for the three months ended September 30, 2021, compared to the three months ended September 30, 2020, was driven by increased carrier costs associated with the growth in IoT Connectivity revenue. The $8.8 million increase in cost of IoT Solutions for the three months ended September 30, 2021, compared to the three months ended September 30, 2020, was primarily driven by the increased cost of devices and labor associated with the volume growth in IoT Solutions. Notably, in the three months ending September 30, 2021, there was an increase in devices provided and shipped by KORE to its IoT Solutions customers. This resulted in an increase in the cost of devices provided and shipped, and a proportionate increase in IoT deployment and device management services revenue associated with each device shipped which also resulted in an increase in the labor and other costs of providing such IoT deployment and device management services.

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Total cost of revenue for the nine months ended September 30, 2021 increased $18.2 million, or 26%, to $88.7 million from $70.5 million for the nine months ended September 30, 2020. The $2.8 million increase in cost of IoT Connectivity for the nine months ended September 30, 2021, compared to the nine months ended September 30, 2020, was driven by increased carrier costs associated with the growth in IoT Connectivity revenue offset by a $1.1 million settlement of a disputed amount owed to a Carrier from 2020. The $15.4 million increase in cost of IoT Solutions for the nine months ended September 30, 2021, compared to the nine months ended September 30, 2020, was primarily driven by the increased cost of devices and labor associated with the volume growth in IoT Solutions. Notably, in the nine months ending September 30, 2021, there was an increase in devices provided and shipped by KORE to its IoT Solutions customers. This resulted in an increase in the cost of devices provided and shipped, and a proportionate increase in IoT deployment and device management services revenue associated with each device shipped which also resulted in an increase in the labor and other costs of providing such IoT deployment and device management services.

Selling, general and administrative expenses

	For three months ended				For nine months ended
	September 30,		Change		September 30		Change
(in ‘000)	2021	2020	Dollars	%	2021	2020	Dollars	%
Selling, general and administrative expenses	$26,001	$17,792	8,209	46%	$66,525	$49,907	16,618	33%

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Selling, general and administrative (SG&A) expenses relate primarily to expenses for general management, sales and marketing, finance, audit and legal fees and general operating expenses. The increase in SG&A expenses for the three months ended September 30, 2021, compared to the three months ended September 30, 2020, was primarily due to an increased foreign currency loss of $0.4 million and an increase in salary and benefit related items of $6.0 million and costs associated with going public of $1.4 million. All other items, which includes marketing, travel, information technology and facilities related items increased $1.2 million. The increase in SG&A expenses for the nine months ended September 30, 2021, compared to the nine months ended September 30, 2020, was primarily due to a decreased foreign currency gain of $1.1 million, an increase in salary and benefit related items of $9.7 million and costs associated with going public of $4.5 million. All other items, which includes marketing, travel, information technology and facilities related items increased $1.3 million.

Depreciation and amortization

	For three months ended				For nine months ended
	September 30,		Change		September 30,		Change
(in ‘000)	2021	2020	Dollars	%	2021	2020	Dollars	%
Depreciation and amortization	$12,440	$13,176	(736)	(6)%	$37,947	$38,884	(937)	(2)%

There were no significant changes in depreciation and amortization expense for the three and nine months ended September 30, 2021, compared to the three and nine months ended September 30, 2020.

Other income (expense)

	For three months ended				For nine months ended
	September 30,		Change		September 30,		Change
(in ‘000)	2021	2020	Dollars	%	2021	2020	Dollars	%
Interest expense including amortization of deferred financing costs, net	$(5,589)	$(5,276)	(313)	6%	$(16,155)	$(18,359)	2,204	(12)%
Change in fair value of warrant liability	2,898	(651)	3,549	(545)%	5,281	(3,482)	8,763	(252)%

Total other income (expense)	$(2,691)	$(5,927)	3,236	(55)%	$(10,874)	$(21,841)	10,967	(50)%

The decrease in other income (expense) for the three months ended September 30, 2021, compared to the three months ended September 30, 2020, was primarily due to a $3.5 million decrease in the expense related to the change in fair value of our warrant liability.

The decrease in other expense for the nine months ended September 30, 2021, compared to the nine months ended September 30, 2020, was primarily due to a decrease in our interest expense which was a result of a reduction in London InterBank Offered Rates (“LIBOR rates”) compared to the prior period (KORE’s term loans are indexed to LIBOR) plus a $8.8 million decrease in the expense related to the change in fair value of our warrant liability.

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Income taxes

	For three months ended				For nine months ended
	September 30,		Change		September 30,		Change
(in ‘000)	2021	2020	Dollars	%	2021	2020	Dollars	%
Income tax benefit	$(3,710)	$(1,518)	(2,192)	144%	$(7,628)	$(5,376)	(2,252)	42%

The change to the income tax benefit for the three months ended September 30, 2021 compared to the income tax benefit for the three months ended September 30, 2020 was primarily due to changes in the jurisdictional mix of earnings period over period.

The change to the income tax benefit for the nine months ended September 30, 2021 compared to the income tax benefit for the nine months ended September 30, 2020 was primarily due to changes in the jurisdictional mix of earnings period over period.

Liquidity and Capital Resources

Overview

Our liquidity requirements arise from our working capital needs, our obligations to make scheduled payments of interest on our indebtedness and our need to fund capital expenditures to support our current operations and to facilitate growth and expansion. We have financed our operations and expansion with a combination of debt and equity.

At September 30, 2021, we had total equity of $284.0 million, net of an accumulated deficit of $(126.2) million. Our primary sources of liquidity consist of cash and cash equivalents totaling $72.7 million and a Revolving Credit Facility of $30.0 million of which the full $30.0 million was available for use for working capital and general business purposes. We believe this will be sufficient to provide working capital, make interest payments and make capital expenditures to support operations and facilitate growth and expansion for the next twelve months.

Our ability to pay dividends on our common stock is limited by restrictions under the terms of agreements governing our indebtedness. Subject to the full terms and conditions under the agreements governing our indebtedness, we may be permitted to make dividends and distributions under such agreements if there is no event of default and certain pro-forma financial ratios (as defined by such agreements) are met.

In July 2017, the United Kingdom’s Financial Conduct Authority announced that it would no longer require banks to submit rates for the LIBOR after 2021. In November 2020, the ICE Benchmark Administration (“IBA”), LIBOR’s administrator, proposed extending the publication of USD LIBOR through June 2023. Subsequently, in March of 2021, IBA stated it will cease publication of certain LIBOR rates after December 31, 2021. USD LIBOR rates that do not cease on December 31, 2021 will continue to be published through June 30, 2023. The Company has reviewed its debt facilities and continues to evaluate commercial contracts that may utilize LIBOR as the reference rate. The Company will continue its assessment and monitor regulatory developments during the transition period.

Cash flows from operating activities

For the nine months ended September 30, 2021 and 2020, operating activities used $9.4 million and provided $18.7 million of cash, respectively. The decrease in cash used by operating activities was primarily impacted by increases in accounts receivable, prepaid expenses and other receivables, and inventories of $12.5 million, $5.1 million, and $6.5 million, respectively, as a result of Integron contributing an increase of $18.2 million in revenue during the nine months ended September 30, 2021 as compared to the same period in the prior year.

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Cash flows from investing activities

Cash used in our investing activities in the nine months ended September 30, 2021 and 2020 was $9.8 million and $9.3 million, respectively, resulting primarily from capital expenditures during the period related to technology equipment, software licenses, and internally developed software.

Cash flows from financing activities

Cash provided in our financing activities in the nine months ended September 30, 2021 was $81.8 million, primarily from net proceeds from long-term debt of $82.6 million and net proceeds from the issuance of common stock of $223.0 million, offset by the settlement of preferred stock of $229.9 million, repayment of long-term debt of $2.4 million, repayment of related party note of $1.5 million, and payment of capital lease obligations of $0.8 million.

Cash used in our financing activities in the nine months ended September 30, 2020 was $6.1 million, primarily due to draw of our revolving credit facility of $21.7 million, offset by term loan principal payments of $2.4 million, revolving credit facility repayments of $25.0 million, $0.1 million capital lease repayment and repurchase of common stock of $0.2 million.

Future Liquidity and Capital Resource Requirements

We believe that our existing cash and cash equivalents along with expected cash flows from operating activities and additional funds available under our Revolving Credit Facility, will be sufficient over the next 12 months to provide working capital, cover interest payments on our debt facilities and fund growth initiatives, and capital expenditures.

As of September 30, 2021, the Company has a total of $16.2 million of supplier and carrier-related purchase and lease commitments and a total of $0.8 million of scheduled debt principal payments relating to the term loan with UBS for the remainder of the year ended December 31, 2021.

Additionally, the Company has a total of $17.1 million of supplier and carrier-related purchase & lease commitments for the years ended December 31, 2022 through 2025. We also have scheduled debt payments relating to the term loan with UBS of $3.2 million for each of the years ended December 31, 2022 through 2024, with all outstanding principal due on December 24, 2024.

From 2021 to 2025, KORE expects to fund supplier and carrier-related purchase & lease commitments - all of which are costs of operating the business - entirely from cash inflows from its customers. We currently expect that the excess cash flows after paying the abovementioned contractual commitments, as well as other costs of business, such as payroll, costs incurred on suppliers and carrier spend (which is not currently committed contractually in addition to the committed spend), interest and taxes - will be sufficient to meet outstanding debt principal payments from 2021 to 2023.

The outstanding principal on our term loan is dependent on the future growth of KORE’s business. The working capital needed to fund such growth net of the abovementioned excess of customer inflows with respect to the outflows from the abovementioned expenses of the business may or may not be sufficient to pay off the final balloon payment on the outstanding principle on December 24, 2024. In the event the outstanding principal is not fully paid off by December 24, 2024, when the balloon payment is due, KORE expects to refinance this debt. KORE may consider refinancing the debt well in advance of December 24, 2024 and may do so to take advantage of favorable credit markets, to reduce interest rates and to extend the maturity.

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Notably, additional capital may be needed to fund future Mergers & Acquisitions.

Key activities during the nine months ended September 30, 2021 and 2020 are as follows:

•	The Company closed the Business Combination on September 30, 2021, resulting in a net increase in cash of $63.2 million and a recapitalization of the Company’s equity structure.

•	The Company used $9.4 million and provided $18.7 million of cash flows from operating activities for the nine months ended September 30, 2021 and 2020, respectively.

•

The Company’s investment activity used $9.8 million and $9.3 million for the nine months ended September 30, 2021 and 2020, respectively, resulting primarily from capital expenditures during the period related to technology equipment, software licenses, and internally developed software.

•	The Company drew $25.0 and $21.7 million on and repaid $25.0 and $25.0 million of its revolving line of credit during the nine months ended September 30, 2021 and 2020, respectively.

Non-GAAP Financial Measures

In addition to our results determined in accordance with GAAP, we believe the following non-GAAP measures are useful in evaluating our operational performance. We use the following non-GAAP financial information to evaluate our ongoing operations and for internal planning and forecasting purposes. We believe that non-GAAP financial information, when taken collectively, may be helpful to investors in assessing our operating performance.

EBITDA and Adjusted EBITDA

“EBITDA” is defined as net income (loss) before other non-operating expense or income, income tax expense or benefit, and depreciation and amortization. “Adjusted EBITDA” is defined as EBITDA adjusted for unusual and other significant items that management views as distorting the operating results from period to period. Such adjustments may include stock-based compensation, integration and acquisition-related charges, tangible and intangible asset impairment charges, certain contingent liability reversals, transformation, and foreign currency transaction gains and losses. EBITDA and Adjusted EBITDA are intended as supplemental measures of our performance that are neither required by, nor presented in accordance with, GAAP. We believe that the use of EBITDA and Adjusted EBITDA provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing the Company’s financial measures with those of comparable companies, which may present similar non-GAAP financial measures to investors. However, you should be aware that when evaluating EBITDA and Adjusted EBITDA we may incur future expenses similar to those excluded when calculating these measures. In addition, our presentation of these measures should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items. Our computation of Adjusted EBITDA may not be comparable to other similarly titled measures computed by other companies, because all companies may not calculate Adjusted EBITDA in the same fashion.

Because of these limitations, EBITDA and Adjusted EBITDA should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP. We compensate for these limitations by relying primarily on our GAAP results and using EBITDA and Adjusted EBITDA on a supplemental basis. You should review the reconciliation of net loss to EBITDA and Adjusted EBITDA below and not rely on any single financial measure to evaluate our business.

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The following table reconciles net loss to EBITDA and Adjusted EBITDA for the periods shown:

(in ‘000)
	For the three months ended September 30,		For the nine months ended September 30,
	2021	2020	2021	2020
Net loss	$(4,508)	(5,648)	$(12,474)	$(19,474)
Income tax expense (benefit)	(3,710)	(1,518)	(7,628)	(5,376)
Interest expense	5,589	5,276	16,155	18,359
Depreciation and amortization	12,440	13,176	37,947	38,884

EBITDA	9,811	11,286	34,000	32,393

Change in fair value of warrant liabilities (non-cash)	(2,898)	651	(5,281)	3,482
Transformation expense	2,424	1,608	6,174	5,448
Acquisition and integration-related restructuring costs	2,772	1,002	7,290	3,399
Stock-based compensation (non-cash)	3,933	315	4,564	846
Foreign currency loss (gain) (non-cash)	(240)	328	(163)	(1,356)
Other	94	179	390	289

Adjusted EBITDA	15,896	15,369	$46,974	$44,501

Transformational expenses are related to the implementation of our strategic transformation plan, which include the costs of a re-write of our core technology platform, expenses incurred to design certain new IoT solutions and “go-to-market” capabilities.

Acquisition and integration-related restructuring costs for the three and nine months ended September 30, 2021 and 2020 relate to legal, accounting, advisory, and other professional services costs associated with the Integron Acquisition and Integron’s integration into KORE, certain synergies related to our acquisitions, certain one-time severance costs associated with our transformation, and accounting and advisory fees related to the Business Combination. The Business Combination is the primary driver of the increase in acquisition and integration-related restructuring costs period over period.

Concentration of Credit Risk and Off-Balance Sheet Arrangements

Cash and cash equivalents are financial instruments that are potentially subject to concentrations of credit risk. The Company’s cash and cash equivalents are deposited in accounts at large financial institutions, and amounts may exceed federally insured limits. The Company believes it is not exposed to significant credit risk due to the financial strength of the depository institutions in which the cash and cash equivalents are held.

The Company has a total of $34.6 million of purchase and lease commitments payable that are not recorded as liabilities on the balance sheet as of September 30, 2021. Additionally, the Company has $0.4 million standby letter of credit and bank guarantees as of September 30, 2021. The Company has no other financial instruments or commitments with off-balance-sheet risk of loss.

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Critical Accounting Policies and Estimates

Our discussion and analysis of our results of operations, liquidity and capital resources are based on our consolidated financial statements which have been prepared in conformity with GAAP. The preparation of these financial statements requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities as of the date of the financial statements, as well as the reported expenses incurred during the reporting periods. Our estimates are based on our historical experience and on various other factors that we believe are reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources.

Actual results may differ from these estimates under different assumptions or conditions. We believe that the accounting policies discussed below are critical to understanding our historical and future performance, as these policies relate to the more significant areas involving management’s judgments and estimates.

While our significant accounting policies are described in the notes to our consolidated financial statements, we believe that the following accounting policies are most critical to understanding our financial condition and historical and future results of operations:

Revenue Recognition

We derive revenue primarily from IoT Connectivity and IoT Solutions. IoT Connectivity arrangements provide customers with secure and reliable wireless connectivity to mobile and fixed devices through various mobile network carriers. Revenue from IoT Connectivity consists of monthly recurring charges (“MRC’s”) and overage/usage charges, and contracts are generally short-term in nature (i.e., month-to-month arrangements). Customers generally may cancel with 30 days’ notice without substantive cost or fees. Revenue for MRC’s and overage/usage charges are recognized over time as the Company satisfies the performance obligation (generally starting when an enrolled device is activated on the Company’s platform). MRC’s are billed monthly in advance (generally in the last week of a month); any amounts billed for which the service has not been provided as of the balance sheet dates are reported as a contract liability and components of deferred revenue. Overage/usage charges are billed in arrears on a monthly cycle. Overage/usage charges are evaluated on a monthly basis, and any overage/usage charges determined by management as unlikely to be collected due to a customer disputing the charge or due to a concession are reserved. Reserved items are written off when deemed uncollectible or recognized as revenue if collected. Certain IoT Connectivity customers also have the option to purchase products and/or equipment (e.g., subscriber identification module or “SIM” cards, routers, phones, or tablets) from us on an as needed basis. Product sales to IoT Connectivity customers are recognized when control is transferred to the customer, which is typically upon shipment of the product.

IoT Solutions arrangements includes device solutions (including connectivity), deployment services, and/or technology-related professional services. We evaluate each IoT Solutions arrangement to determine the contract for accounting purposes. If a contract contains more than one performance obligation, we allocate consideration to each performance obligation based on the standalone selling prices of each performance obligation. Standalone selling prices are based on analyses performed by management based on readily observable prices or utilizing a cost-plus-margin approach if prices are not observable. Hardware, deployment services, and connectivity services generally have readily observable prices. The standalone selling price of our warehouse management services (which is associated with our bill-and-hold inventory and determined to be immaterial as discussed below) was determined using a cost-plus-margin approach with the primary assumptions including Company profit objectives, internal cost structure, and current market trends. Device and other hardware sales in IoT Solutions arrangements are generally accounted for as separate contracts since the customer is not obligated to purchase additional services when committing to the purchase of any products. Such sales are typically recognized upon shipment to the customer. However, in certain contracts, the customer has requested us to hold the products ordered for later shipment to the customer’s remote location or to the customer’s end user as a part of a vendor managed inventory model. In these situations, we have concluded that transfer of control to the customer occurs prior to shipment. In these “bill-and-hold” arrangements, the right to invoice, transfer of legal title and transfer of the risk and rewards associated with the products occurs when we receive the hardware from a third party vendor and have deemed it to be functional. Additionally, the products are identified both physically and systematically as belonging to a specific customer, are usable by the customer, and are only shipped, used, or disposed as directed by the specific customer. Based on these factors, we recognize revenue on bill-and-hold hardware when the hardware is received by us and deemed functional.

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Deployment services consist of us preparing hardware owned by a customer for use by a customer’s end user. Deployment and connectivity may both be included within a single IoT Solutions contract and are considered separate performance obligations. While consideration for deployment services is generally fixed when ordered by the client, consideration for connectivity services is variable and solely related to the connectivity services. Therefore, the fixed consideration is allocated to the deployment services and is recognized as revenue when the services are provided (i.e., when the related hardware is shipped to the customer). Connectivity within IoT Solutions contracts are recognized similar to the IoT Connectivity as described above, since such contracts are generally short term in nature and variability is resolved each month as the services are provided.

Professional services are generally provided over a contract term of one to two months. Revenue is recognized over time on an input method basis (typically, based on hours completed to date and an estimate of total hours to complete the project).

Accounting for business combinations

We account for acquired businesses using the acquisition method of accounting, which requires that assets acquired and liabilities assumed be recorded at their respective fair values on the date of acquisition. We assign fair value of the consideration paid to the underlying net assets of the acquired business based on their respective fair values. Any excess of the purchase price over the estimated fair values of the net assets acquired is recorded to goodwill. Intangible assets are amortized over the expected life of the asset. We recognize acquisition-related expenses and restructuring costs separately from the business combination and expense as incurred. All changes in accounting for deferred tax asset valuation allowances and acquired income tax uncertainties after the measurement period are recognized as a component of provision for income taxes. We make significant assumptions and estimates in determining the preliminary estimated purchase price and the preliminary allocation of the estimated purchase in the consolidated financial statements. These preliminary estimates and assumptions are subject to change as we finalize the valuations. The final valuations may change significantly from the preliminary estimates. Fair value determinations and useful life estimates are based on, among other factors, estimates of expected future cash flows from revenue of the intangible assets acquired, estimates of appropriate discount rates used to calculate the present value of expected future cash flows, estimated useful lives of the intangible assets acquired, customer attrition rates, future changes in technology and brand awareness, and other factors. Although we believe the assumptions and estimates we have made have been reasonable and appropriate, they are based, in part, on historical experience, information obtained from the management of the acquired companies and future expectations. For these and other reasons, actual results may vary significantly from estimated results. During the preliminary purchase price measurement period, which may be up to one year from the business combination date, we will record adjustments to the provisional amounts recognized at the acquisition date to reflect new information obtained about facts and circumstances that existed as of the acquisition date, with a corresponding offset to goodwill. After the preliminary purchase price measurement period, we will record adjustments to assets acquired or liabilities assumed subsequent to the purchase price measurement period in our operating results in the period in which the adjustments were determined.

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Internal Use Software

Certain costs of platform and software applications developed for internal use are capitalized as intangible assets. Capitalization of costs begins when two criteria are met: (i) the preliminary project stage is completed (i.e., application development stage) and (ii) it is probable that the software will be completed and used for its intended function. The Company also capitalizes costs related to specific upgrades and enhancements when it is probable the expenditures will result in additional functionality. Costs incurred for maintenance, minor upgrades and enhancements are recorded under selling, general and administrative expense in the consolidated statement of operations as incurred. Costs related to preliminary project activities and postimplementation operating activities are also recorded under selling, general and administrative expense in the consolidated statement of operations as incurred. The Company amortizes the capitalized costs on a straight-line basis over the useful life of the asset. The average useful life for capitalized internal use computer software is between 3-5 years. Capitalized internal use computer software, net of accumulated amortization, was $24.5 million, and $23.2 million as of September 30, 2021, and December 31, 2020, respectively, and was included in intangible assets.

Intangible Assets

Identifiable intangible assets acquired individually or as part of a group of other assets are initially recognized and measured at cost. The cost of a group of intangible assets acquired in a transaction, including those acquired in a business combination that meet the specified criteria for recognition apart from goodwill, is the sum of the individual assets acquired based on their acquisition date fair values. The cost incurred to enhance the service potential of an intangible asset is capitalized as a betterment.

Identifiable intangible assets comprise assets that have a definite life. Customer relationship intangibles are recognized on an accelerated basis and the other intangible assets are amortized on a straight-line basis over their estimated useful lives as follows:

Customer relationships	10-13 years
Technology	5-9 years
Carrier contracts	10 years
Trademarks	9-10 years
Non-compete agreements	3 years
Internally developed and acquired computer software	3-5 years

As of September 30, 2021 and December 31, 2020, the Company determined that there were no indicators of impairment and did not recognize any impairment of its intangible assets.

Goodwill

Goodwill is not amortized but tested for impairment on an annual basis and between annual tests whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. Goodwill is tested for impairment at the reporting unit level, which is defined as an operating segment, or one level below the operating segment. We operate in one operating segment, which is our only reporting unit.

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We test for an indication of goodwill impairment on December 31st of each year or when indicators of impairment exist. A significant amount of judgment is involved in determining if an indicator of impairment has occurred. We perform a qualitative assessment to determine whether the existence of events or circumstances leads to a determination that it is more likely than not the fair value of the reporting units is less than its carrying amount. Qualitative factors that we consider include macroeconomics conditions such as geographical location and fluctuations in foreign exchange, industry and market conditions, financial performance, a significant adverse change in legal factors or in the business climate, unanticipated competition, entity-specific events and share price trends. If, based on the evaluation, we determine that the fair value of the reporting unit is less than the carrying value, then an impairment loss is recognized in an amount equal to that excess, limited to the total amount of goodwill allocated to that reporting unit. Under a quantitative test, we obtain a third-party valuation of the fair value of the reporting unit. Assumptions we use in the fair value calculation include revenue growth and profitability, terminal values, discount rates, and implied control premium. Impairments, if any, are recorded to the statement of operations in the period the impairment is recognized. As of September 30, 2021 and December 31, 2020, the Company determined there were no indicators of impairment and did not recognize any impairment of its goodwill.

Income taxes

We account for income taxes using the asset and liability method. Under this method, deferred tax assets and liabilities are recognized for the future tax consequences of temporary differences between the carrying amounts and tax bases of assets and liabilities using enacted rates. The effect of a change in tax rates on deferred taxes is recognized in income in the period that includes the enactment date.

We recognize the financial statement effect of an uncertain income tax position when it is more likely than not, based on the technical merits, that the position will be sustained upon examination. Recognized income tax positions are measured at the largest amount that is greater than 50% likely to be realized. A valuation allowance is recorded to reduce deferred income tax assets to an amount, which in the opinion of management is more likely than not to be realized.

Management judgment is required in determining our provision for income taxes, our deferred tax assets and liabilities, and any valuation allowance recorded against our deferred tax assets. We consider factors such as the cumulative income or loss in recent years; reversal of deferred tax liabilities; projected future taxable income exclusive of temporary differences; the character of the income tax asset, including income tax positions; tax planning strategies and the period over which we expect the deferred tax assets to be recovered in the determination of the valuation allowance. In the event that actual results differ from these estimates or we adjust our estimates in the future, we may need to adjust our valuation allowance, which could materially impact our financial position and results of operations.

Stock based compensation

Our share-based compensation plans consist of the 2014 Equity Incentive Plan (the “Plan”), under which the board is authorized to grant stock options to eligible employees, and directors of the Company. See “Note 10—Share-Based Payment and Related Stock Option Plan”, in our accompanying unaudited condensed consolidated financial statements for information on the Plan and related stock options.

We use the Black-Scholes valuation model to estimate the fair value of each option award on the date of grant, which uses assumptions for expected volatility, expected dividends, expected term, and the risk-free interest rate. We expense the fair value of the option awards on a straight-line basis over the requisite service period and have elected to account for forfeitures as they occur.

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Recent accounting pronouncements

As an emerging growth company (“EGC”), the JOBS Act allows the Company to delay adoption of new or revised accounting pronouncements applicable to public companies until such pronouncements are applicable to private companies. The Company has elected to use this extended transition period under the JOBS Act until such time the Company is no longer considered to be an EGC.

See Note 2 to the accompanying unaudited condensed consolidated financial statements for more information about recent accounting pronouncements, the timing of their adoption, and our assessment, to the extent we have made one, of their potential impact on our financial condition and our results of operations.

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Item 3.	Quantitative and Qualitative Disclosures About Market Risk

Quantitative and Qualitative Disclosures About Market Risk

We are exposed to certain market risks in the ordinary course of business, including sensitivities as follows:

Interest Rate Risk

As of September 30, 2021, and December 31, 2020, we had cash and cash equivalents of $72.7 million, and $10.3 million, respectively, and restricted cash of $0.4 million, and $0.4 million. Cash and cash equivalents consist of highly liquid instruments with an original maturity of less than 90 days or the ability to redeem amounts on demand. Restricted cash consist primarily of cash deposits held with financial institutions for letters of credit and is not available for general corporate purposes. The cash and cash equivalents are held for working capital purposes. Due to the short-term nature of our investments, we have not been exposed to, nor do we anticipate being exposed to, material risks due to changes in interest rates. We estimate a 100 basis- point change in interest rates during any of the periods presented would not have had a material impact on our interest revenue on an annualized basis.

We are subject to risk from fluctuations in the interest rates related to our long-term debt. The interest rates are based upon the applicable LIBOR rate plus an applicable margin for such loans or the lender’s base rate plus an applicable margin for such loans. Based on September 30, 2021 estimated LIBOR rates, we estimate a 100 basis-point change in the LIBOR rate would have a $3.9 million impact on our interest expense on an annualized basis.

Exchange Rate Risk

Our reporting currency is the U.S. dollar, although we transact business in various foreign locations and currencies. The functional currency of the Company’s foreign subsidiaries is generally the local currency. As a result, their reported financial results could be significantly affected by changes in foreign currency exchange rates upon translation to U.S. dollars. When the U.S. dollar strengthens against other currencies, the translated value of the foreign functional currency income and expense amounts results in lower net income (or lower net loss). When the U.S. dollar weakens, the translated value of the foreign functional currency income and expense amounts results in higher net income (or higher net loss). Our reported results are therefore adversely affected by a stronger U.S. dollar relative to major currencies worldwide when foreign operations are net profitable.

During the nine months ended September 30, 2021 and 2020, we recognized average net loss of $11.9 million per nine month period from operations located outside the U.S., virtually all of which was originally accounted for in currencies other than the U.S. dollar. Upon translation into U.S. dollars, such reported net income would have increased or decreased, assuming a hypothetical 10% change in weighted-average foreign currency exchange rates against the U.S. dollar, by approximately $1.2 million.

Item 4.	Controls and Procedures

Limitations on effectiveness of controls and procedures

In designing and evaluating our disclosure controls and procedures, management recognizes that any controls and procedures, no matter how well designed and operated, can provide only reasonable assurance of achieving the desired control objectives. In addition, the design of disclosure controls and procedures must reflect the fact that there are resource constraints and that management is required to apply judgment in evaluating the benefits of possible controls and procedures relative to their costs.

Evaluation of Disclosure Controls and Procedures

Our management, with the participation of our Chief Executive Officer and our Chief Financial Officer, our principal executive officer and principal accounting and financial officer, respectively, have evaluated the effectiveness of our disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act) as of September 30, 2021.

Disclosure controls and procedures are controls and other procedures that are designed to ensure that information required to be disclosed in our reports filed or submitted under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the SEC’s rules and forms. Disclosure controls and procedures include controls and procedures designed to ensure that information required to be disclosed in our reports filed under the Exchange Act is accumulated and communicated to management, including our Chief Executive Officer and our Chief Financial Officer, to allow timely decisions regarding required disclosure. Based on the evaluation of our disclosure controls and procedures, our Chief Executive Officer and our Chief Financial Officer concluded that our disclosure controls and procedures were not effective as of September 30, 2021 due to the material weaknesses in our internal control over financial reporting described below. In light of this fact, our management has performed additional analyses, reconciliations, and other post-closing procedures and has concluded that, notwithstanding the material weaknesses in our internal control over financial reporting, the consolidated financial statements for the periods covered by and included in this Quarterly Report on Form 10-Q fairly present, in all material respects, our financial position, results of operations and cash flows for the periods presented in conformity with U.S. GAAP.

Material Weaknesses in Internal Control over Financial Reporting

As disclosed in the section titled “Risk Factors” in Part II, Item 1A of this Quarterly Report on Form 10-Q, we identified material weaknesses in our internal control over financial reporting. Specifically, we did not design and maintain formally documented controls and accounting policies and procedures. These include information technology general controls, the period-end financial reporting process, and segregation of duties over the review and approval of account reconciliations and manual journal entries. These material weaknesses could result in a misstatement of account balances or disclosures that would result in a material misstatement to the annual or interim financial statements that would not be prevented or detected. A material weakness is a deficiency, or combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the annual or interim financial statements will not be prevented or detected by our internal controls on a timely basis.

Remediation Plan

To address our material weaknesses, we are in the process of: evaluating, testing, and remediating (as necessary) KORE’s internal controls over financial reporting; developing a team of financial accounting and reporting professionals sufficient to meet the requirements of a public company; and consolidating finance, accounting, and reporting operations into a common set of comprehensive accounting and financial reporting procedures and controls; developed and are implementing a roadmap to migrate from multiple billing platforms to a single existing platform and have initiated other projects to streamline the financial processes for acquired entities while meeting the business needs of the Company.

While we believe that these efforts will improve our internal control over financial reporting and ITGC’s, the design and implementation of our remediation is ongoing and will require validation and testing of the design and operating effectiveness of our internal controls over a sustained period of financial reporting cycles. The actions that we are taking are subject to ongoing senior management review, as well as audit committee oversight. We will not be able to conclude whether the steps we are taking will fully remediate the material weakness in our internal control over financial reporting until we have completed our remediation efforts and subsequent evaluation of their effectiveness.

Changes in Internal Control Over Financial Reporting

As part of our remediation plan discussed above, we continued formalizing documentation of policies and procedures and evaluating the implementation of new and existing controls during the quarter ended September 30, 2021. Such remediation actions were changes in our internal control over financial reporting identified in connection with the evaluation required by Rule 13a-15(d) and 15d-15(d) of the Exchange Act that occurred during the three months ended September 30, 2021 that have materially affected, or are reasonably likely to materially affect, our internal control over financial reporting.

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PART II – OTHER INFORMATION

Item 1.	Legal Proceedings.

From time to time, we may be involved in litigation relating to claims arising out of our operations in the ordinary course of business. There are no material legal proceedings, other than routine litigation incidental to the business, to which we or any of our subsidiaries are a party or of which any of our or our subsidiaries’ property is subject as of the filing date of this Quarterly Report on Form 10-Q.

Item 1A.	Risk Factors.

As of the date of this Quarterly Report, there have been no material changes to those risk factors previously disclosed in our Quarterly Report on Form 10-Q for the period ending June 30, 2021, except for the update of the risk factor set forth below. We may disclose changes to such factors or disclose additional factors from time to time in our future filings with the SEC. The risk factors detailed in the section titled “Risk Factors” beginning on page 36 of the Proxy Statement are incorporated herein by reference. Any of these factors could result in a significant or material adverse effect on our results of operations or financial condition. Additional risk factors not presently known to us or that we currently deem immaterial may also impair our business or results of operations.

KORE has identified material weaknesses in its internal control over financial reporting. If remediation of such material weaknesses is not effective, or if it fails to develop and maintain proper and effective internal control over financial reporting, KORE’s ability to produce timely and accurate financial statements, comply with applicable laws and regulations, or access the capital markets could be impaired.

As a public company, KORE is actively evaluating its internal control over financial reporting in a manner that meets the standards of publicly traded companies required by Section 404(a) of the Sarbanes-Oxley Act, or Section 404. The process of designing and implementing effective internal control over financial reporting is a continuous effort that requires KORE to anticipate and react to changes in its business and the economic and regulatory environments and to expend significant resources to maintain internal control over financial reporting that is adequate to satisfy its reporting obligations as a public company. The rules governing the standards that must be met for its management to assess its internal control over financial reporting are complex and require significant documentation, testing and possible remediation. Testing and maintaining its internal control over financial reporting may divert KORE management’s attention from other matters that are important to its business.

KORE initiated a review of internal controls over financial reporting to determine any challenges for management to report the effectiveness of KORE’s internal control over financial reporting in the upcoming annual report following the completion of the offering. The review identified material weaknesses in its internal control over financial reporting and over information technology (“IT”) general controls for information systems that are relevant to the preparation of its financial statements. A material weakness is a deficiency, or combination of deficiencies, in internal control over financial reporting such that there is a reasonable possibility that a material misstatement of a company’s annual or interim financial statements will not be prevented or detected on a timely basis. KORE did not have a sufficient complement of personnel with an appropriate US GAAP accounting and tax knowledge and experience that contributed to the control deficiencies noted below:

•

We did not design and maintain formal accounting policies, procedures, and controls over significant accounts and disclosures, including segregation of duties, to ensure complete, accurate and timely financial accounting, reporting, and disclosures. In addition, we did not have the formal processes to identify, review and account for nonroutine transactions and/or events, nor to review journal entries, reconcile journal entries to underlying support, or evaluate if journal entries are in compliance with GAAP before the entries are manually posted . Lastly, we did not have a process to ensure all balance sheet accounts had reconciliations that properly supported the balances, including proper review and approvals.

•

We did not design and maintain effective control over IT general controls for information systems and company-wide End User Computing (“EUCs”) spreadsheets that are relevant to the preparation of its financial statements. Specifically, we did not design and maintain: (i) program change management control for financial systems relevant to our financial reporting to ensure that information technology program and data changes affecting financial IT applications and underlying accounting records are identified, tested, authorized and implemented appropriately; (ii) user access controls to ensure appropriate segregation of duties and that adequately restrict user and privileged access to financial applications, programs, and data to appropriate KORE personnel; (iii) computer operations controls to ensure critical data interfaces between systems are appropriately identified and monitored, data backups are authorized and monitored, and restorations are tested; and (iv) testing and approval controls for program development to ensure that new software development is aligned with business and IT requirements.

The material weaknesses related to the financial reporting control environment and to the IT control environments have not resulted in material adjustments to accounts and disclosures. However, the deficiencies, when aggregated, could result in a misstatement of account balances or disclosures that would result in a material misstatement to the annual or interim condensed consolidated financial statements that would not be prevented or detected.

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To address its material weaknesses, KORE has taken the following steps thus far in 2021 to enhance its internal control over financial reporting and IT general controls and it plans to take additional steps to remediate the material weaknesses:

•

Hired new leadership in the accounting and finance team, including a Corporate Controller and Tax Senior Manager, with appropriate technical accounting knowledge and public company experience in finance and accounting;

•

Actively pursuing the hire of a qualified Controller of IoT Solutions, a technical accounting and SEC reporting professionals and additional accounting associates to execute key controls related to various financial reporting processes, in addition to utilizing third-party consultants to supplement KORE’s internal resources focused on technical accounting, application of new accounting standards, tax matters and valuations;

•

Engaged a global accounting advisory firm to assist with the documentation, evaluation, remediation and testing of KORE’s internal control over financial reporting and ITGC’s, and corrective action has already begun;

•

Consolidating finance, accounting, and reporting operations, with a common set of comprehensive accounting and financial reporting procedures and controls to improve the completeness and accuracy of financial accounting, reporting and disclosures; and

•

Developed a roadmap to migrate from multiple legacy billing platforms to a single billing platform by the end of 2022, and also have initiated other projects to improve and streamline the financial operations of our acquired entities.

While KORE is designing and implementing measures to remediate its existing material weaknesses, it cannot predict the success of such measures or the outcome of its assessment of these measures at this time. KORE can give no assurance that these measures will remediate any of the deficiencies in its internal control over financial reporting or that additional material weaknesses in its internal control over financial reporting will not be identified in the future. KORE’s current controls and any new controls that it develops may become inadequate because of changes in conditions in its business, personnel, IT systems and applications, or other factors. Any failure to design or maintain effective internal controls over financial reporting or any difficulties encountered in their implementation or improvement could increase compliance costs, negatively impact share trading prices, or otherwise harm KORE’s operating results or cause loss of investor confidence or delisting and cause the market price of our shares to decline.

Item 2.	Unregistered Sales of Equity Securities and Use of Proceeds.

On October 28, 2021, KORE Wireless Group, Inc. (“Wireless”), a wholly owned subsidiary of KORE Group Holdings, Inc. entered into an exchange notes purchase agreement (the “Purchase Agreement”) by and among the Company, Wireless and certain affiliates of Fortress Credit Corp. (“Fortress”) pursuant to which Wireless agreed to sell and Fortress agreed to purchase approximately $25 million of Wireless’ 5.50% Exchangeable Senior Notes due 2028 (the “Notes”), issued pursuant to the indenture, dated September 30, 2021, by and among the Company, Wireless and Wilimington Trust, national Association, as trustee. The Notes are identical in all respects to the the Wireless’ previously issued and outstanding 5.50% Exchangeable Senior Notes due 2028.

Item 3.	Defaults Upon Senior Securities.

None.

Item 4.	Mine Safety Disclosures.

Not applicable.

Item 5.	Other Information.

On November 15, 2021, the Company entered into a certain Amended and Restated Indenture, by and among the Company, Wireless and Wilmington Trust, National Association, as trustee, governing the Notes issued by Wireless and guaranteed by the Company (the “A&R Indenture”). The A&R Indenture was entered into to cure a defect in the make-whole table. The A&R Indenture is filed as exhibit 10.1 to this Form 10-Q.

Concurrently with the entry into the A&R Indenture, the Company and Wireless entered into amendments to the Backstop Agreement, dated September 30, 2021, by and among Wireless and certain affiliates of Fortress and the Purchase Agreement (together, the “Amendments”). The Amendments were entered into in order to amend the registration rights of Fortress with respect to the Notes and underlying common stock of the Company. The Amendments are filed as exhibits 10.2 and 10.3 to this Form 10-Q.

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Item 6.	Exhibits.

Exhibit Number	Exhibit Description

10.1*	Amended and Restated Indenture, dated November 15, 2021, by and among the Company, KORE Wireless Group, Inc. and Wilmington Trust, National Association.

10.2*	Amendment to Backstop Agreement, dated November 15, 2021, by and among the Company, KORE Wireless Group, Inc. and Drawbridge Special Opportunities Fund LP.

10.3*	Amendment to Backstop Agreement, dated November 15, 2021, by and among the Company, KORE Wireless Group, Inc. and the entities set forth on Schedule 1 thereto.

31.1*	Certification of Chief Executive Officer pursuant to Rule 13a-14(a)/15d-14(a).

31.2*	Certification of Chief Financial Officer pursuant to Rule 13a-14(a)/15d-14(a).

32.1**	Certification of Chief Executive Officer pursuant to 18 U.S.C. Section 1350.

32.2**	Certification of Chief Financial Officer pursuant to 18 U.S.C. Section 1350.

101.INS	Inline XBRL Instance Document – the instance document does not appear in the Interactive Data File because XBRL tags are embedded within the Inline XBRL document.

101.SCH	Inline XBRL Taxonomy Extension Schema Document

101.CAL	Inline XBRL Taxonomy Extension Calculation Linkbase Document

101.DEF	Inline XBRL Taxonomy Extension Definition Linkbase Document

101.LAB	Inline XBRL Taxonomy Extension Label Linkbase Document

101.PRE	Inline XBRL Taxonomy Extension Presentation Linkbase Document

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Filed herewith.
**	Furnished herewith.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

KORE Group Holdings, Inc.

Date: November 16, 2021	By:	/s/ Romil Bahl
Romil Bahl President and Chief Executive Officer (Principal Executive Officer)

Date: November 16, 2021	By:	/s/ Puneet Pamnani
Puneet Pamnani Executive Vice President and Chief Financial Officer (Principal Financial Officer)

Exhibit 10.1

KORE WIRELESS GROUP, INC., as Issuer,

KORE GROUP HOLDINGS, INC., as Guarantor

AND

WILMINGTON TRUST, NATIONAL ASSOCIATION,

as Trustee

AMENDED AND RESTATED INDENTURE

Dated as of November 15, 2021

5.50% Exchangeable Senior Notes due 2028

i

EXHIBIT
Exhibit A	Form of Note	A-1

AMENDED AND RESTATED INDENTURE dated as of November 15, 2021 between KORE WIRELESS GROUP, INC., a Delaware corporation, as issuer (the “Company,” as more fully set forth in Section 1.01), KORE GROUP HOLDINGS, INC., a Delaware corporation, as guarantor (the “Guarantor”) and WILMINGTON TRUST, NATIONAL ASSOCIATION, a national banking association, as trustee (the “Trustee,” as more fully set forth in Section 1.01).

W I T N E S S E T H:

WHEREAS, for its lawful corporate purposes, the Company has duly authorized the issuance of its 5.50% Exchangeable Senior Notes due 2028 (the “Notes”), initially in an aggregate principal amount not to exceed $120,000,000, and in order to provide the terms and conditions upon which the Notes are to be authenticated, issued and delivered, the Company has duly authorized the execution and delivery of this Indenture;

WHEREAS, the Company and the Guarantor entered into that certain Indenture, dated as of September 30, 2021 (the “Original Indenture”), between the Company, the guarantors party thereto and the Trustee, pursuant to which the Company issued its Notes;

WHEREAS, the Company has heretofore delivered or is delivering contemporaneously herewith to the Trustee, the Officer’s Certificate and the Opinion of Counsel described in Sections 7.02 and 17.05 of the Original Indenture, and the Company and the Guarantor desire to amend the Original Indenture to cure a defect in accordance with the terms set forth in Section 10.01 of the Original Indenture and have requested that the Trustee join with them in the execution and delivery of this Indenture, and the Original Indenture is being amended and restated in its entirety pursuant to this Indenture;

WHEREAS, the Form of Note, the certificate of authentication to be borne by each Note, the Form of Notice of Exchange, the Form of Fundamental Change Repurchase Notice and the Form of Assignment and Transfer to be borne by the Notes are to be substantially in the forms hereinafter provided; and

WHEREAS, all acts and things necessary to make this Indenture the valid, binding and legal agreement of the Company and the Trustee, have been done and performed, and the execution of this Indenture and the issuance hereunder of the Notes have in all respects been duly authorized.

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

That in order to declare the terms and conditions upon which the Notes are, and are to be, authenticated, issued and delivered, and in consideration of the premises and of the purchase and acceptance of the Notes by the Holders thereof, the Company covenants and agrees with the Trustee for the equal and proportionate benefit of the respective Holders from time to time of the Notes (except as otherwise provided below), as follows:

ARTICLE 1

DEFINITIONS

Section 1.01 Definitions. The terms defined in this Section 1.01 (except as herein otherwise expressly provided or unless the context otherwise requires) for all purposes of this Indenture and of any indenture supplemental hereto shall have the respective meanings specified in this Section 1.01. The words “herein,” “hereof,” “hereunder” and words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision. The terms defined in this Article include the plural as well as the singular.

“30-Day ADTV” means, as of any date and with respect to any shares of Common Stock, an amount equal to the arithmetic average of the products, for each Trading Day in the thirty (30) Trading Day period ending on, and including, the Trading Day immediately preceding such date, of (i) the daily trading volume in such shares of Common Stock on the applicable exchange for such Trading Day and (ii) the Daily VWAP for such Trading Day; provided that in the case of calculating the amount in this clause (ii) with respect to any shares of Common Stock, in respect of any Trading Day occurring on or subsequent to the Ex-Dividend Date for such dividend or distribution, such amount shall be increased by an amount of cash in U.S. dollars per share of Common Stock distributed, or to be distributed, in such dividend or distribution, net of any applicable withholding taxes, as determined by the Exchange Agent, unless such dividend or distribution does not occur, in which case such amount shall be reduced to the amount that would then be in effect if such dividend or distribution had not been declared.

“Additional Shares” shall have the meaning specified in Section 14.14(a).

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control,” when used with respect to any specified Person means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing. Notwithstanding anything to the contrary herein, the determination of whether one Person is an “Affiliate” of another Person for purposes of this Indenture shall be made based on the facts at the time such determination is made or required to be made, as the case may be, hereunder.

“Applicable Procedures” means, with respect to a Depositary, as to any matter at any time, the policies and procedures of such Depositary, if any, that are applicable to such matter at such time.

“Attribution Parties” means, collectively, the following Persons and entities: (i) any investment vehicle, including, any funds, feeder funds or managed accounts, currently, or from time to time after the issue date of the Notes, directly or indirectly managed or advised by a Holder’s investment manager or any of its Affiliates or principals, (ii) any direct or indirect Affiliates of such Holder or any of the foregoing, (iii) any Person acting or who could be deemed to be acting as a Group together with such Holder or any of the foregoing and (iv) any other Persons whose beneficial ownership of the Common Stock would or could be aggregated with such Holder’s and the other Attribution Parties for purposes of Section 13(d) of the Exchange Act. For clarity, the purpose of the foregoing is to subject collectively such Holder and all other Attribution Parties to the Maximum Percentage.

“Backstop Agreement” means the Backstop Agreement entered into as of July 27, 2021, by and between KORE and the purchaser named therein, as supplemented by the joinder, dated September 30, 2021, by and among the Company, KORE and the purchaser named therein, as amended, restated, amended and restated, supplemented or otherwise.

“Board of Directors” means the board of directors of the Company or the Guarantor, as the context requires, or a committee of such board duly authorized to act for it hereunder.

“Board Resolution” means a copy of a resolution certified by an Officer of the Company to have been duly adopted by the Board of Directors, and to be in full force and effect on the date of such certification.

“Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law or executive order to close or be closed; provided, however, for clarification, commercial banks shall not be deemed to be authorized or required by law to remain closed due to “stay at home”, “shelter-in-place”, “non-essential employee” or any other similar orders or restrictions or the closure of any physical branch locations at the direction of any governmental authority so long as the electronic funds transfer systems (including for wire transfers) of commercial banks in The City of New York generally are open for use by customers on such day.

“Capital Stock” means, for any entity, any and all shares, interests (including partnership, limited liability company or membership interests), rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity issued by that entity; provided that debt securities that are convertible into or exchangeable for Capital Stock shall not constitute Capital Stock prior to their conversion or exchange, as the case may be.

“Clause A Distribution” shall have the meaning specified in Section 14.04(c).

“Clause B Distribution” shall have the meaning specified in Section 14.04(c).

“Clause C Distribution” shall have the meaning specified in Section 14.04(c).

“close of business” means 5:00 p.m. (New York City time).

“Commission” means the U.S. Securities and Exchange Commission.

“Common Equity” of any Person means Capital Stock of such Person that is generally entitled (a) to vote in the election of directors of such Person or (b) if such Person is not a corporation, to vote or otherwise participate in the selection of the governing body, partners, managers, trustees or others that will control the management or policies of such Person.

“Common Stock” means the Common Stock of the Guarantor, par value $0.0001 per share, subject to Section 14.07.

“Company” shall have the meaning specified in the first paragraph of this Indenture, and subject to the provisions of Article 11, shall include its successors and assigns.

“Company Order” means a written order of the Company, signed on behalf of the Company by an Officer.

“Corporate Trust Office” means the corporate trust office of the Trustee at which at any time its corporate trust business shall be administered, which office at the date hereof is located at 1100 North Market Street, Wilmington, Delaware 19890, Attention: KORE Wireless Group Notes Administrator, or such other address as the Trustee may designate from time to time by notice to the Holders and the Company, or the principal corporate trust office of any successor trustee (or such other address as such successor trustee may designate from time to time by notice to the Holders and the Company).

“Credit Agreement” means that certain Credit Agreement, dated as of December 21, 2018, by and among the Company, MAPLE INTERMEDIATE HOLDINGS, INC., a Delaware corporation, UBS AG, STAMFORD BRANCH, as Administrative Agent, Collateral Agent and as an L/C Issuer and each lender from time to time party thereto as in effect on the Issue Date.

“Custodian” means the Trustee, as custodian for The Depository Trust Company, with respect to the Global Notes, or any successor entity thereto.

“Daily Cash Amount” means, for each Trading Day during the relevant Observation Period, the lesser of (A) the applicable Daily Maximum Cash Amount; and (B) the Daily Exchange Value for such Trading Day.

“Daily Exchange Values” means, for each Trading Day during the relevant Observation Period, one-thirtieth of the product of (a) the Exchange Rate on such Trading Day and (b) the Daily VWAP for such Trading Day.

“Daily Maximum Cash Amount” means, with respect to the Exchange of any Note, the quotient obtained by dividing (A) the Specified Dollar Amount applicable to such Exchange by (B) 30.

“Daily Share Amount” means, for each Trading Day during the relevant Observation Period, the quotient obtained by dividing (A) the excess, if any, of the Daily Exchange Value for such Trading Day over the applicable Daily Maximum Cash Amount by (B) the Daily VWAP for such Trading Day. For the avoidance of doubt, the Daily Share Amount will be zero for such Trading Day if such Daily Exchange Value does not exceed such Daily Maximum Cash Amount.

“Daily VWAP” means the per share volume-weighted average price as displayed under the heading “Bloomberg VWAP” on Bloomberg page “KORE <equity> AQR” (or its equivalent successor if such page is not available) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such Trading Day up to and including the final closing print (which is indicated by Condition Code “6” in Bloomberg) (or if such volume-weighted average price is unavailable, the market value of one share of the Common Stock on such Trading Day determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained for this purpose by the Company). The “Daily VWAP” shall be determined without regard to after-hours trading or any other trading outside of the regular trading session trading hours.

“Default” means any event that is, or after notice or passage of time, or both, would be, an Event of Default; provided that any Default that results solely from the taking of an action that would have been permitted but for the continuation of a previous Default will be deemed to be cured if such previous Default is cured prior to becoming an Event of Default.

“Defaulted Amounts” means any amounts on any Note (including, without limitation, the Fundamental Change Repurchase Price, principal and interest) that are payable but are not punctually paid or duly provided for.

“Depositary” means, with respect to each Global Note, the Person specified in Section 2.05(b) as the Depositary with respect to such Notes, until a successor shall have been appointed and become such pursuant to the applicable provisions of this Indenture, and thereafter, “Depositary” shall mean or include such successor.

“Distributed Property” shall have the meaning specified in Section 14.04(c).

“Effective Date” shall have the meaning specified in Section 14.03(c), except that, as used in Section 14.04 and Section 14.05, “Effective Date” means the first date on which shares of the Common Stock trade on the applicable exchange or in the applicable market, regular way, reflecting the relevant share split or share combination, as applicable. For the avoidance of doubt, any alternative trading convention on the applicable exchange or market in respect of shares of the Common Stock under a separate ticker symbol or CUSIP number will not be considered “regular way” for this purpose.

“Eligible Market” means The New York Stock Exchange, the Nasdaq Global Select Market or the Nasdaq Global Market (or any of their respective successors).

“Equity Conditions” means, with respect to a given date of determination: (i) on each day during the period beginning thirty (30) days prior to such applicable date of determination and ending on and including such applicable date of determination (the “Equity Conditions Measuring Period”) either (x) one or more registration statements filed with the Commission pursuant to the Backstop Agreement shall be effective and the prospectus contained therein shall be available on such applicable date of determination (with, for the avoidance of doubt, any shares of Common Stock previously sold pursuant to such prospectus deemed unavailable) for the resale of all shares of Common Stock to be issued in connection with the event requiring this determination (without regard to any limitations on exchange set forth herein) (a “Required Minimum Securities Amount”) or (y) all shares of Common Stock issuable upon exchange of the applicable Notes shall be eligible for sale pursuant to Rule 144 of the Securities Act, and the Company is then current with its required filings with the Commission; (ii) on each day during the Equity Conditions Measuring Period, the Common Stock (including all shares of Common Stock issued or issuable upon exchange of the Notes) is listed or designated for quotation (as applicable) on an Eligible Market and shall not have been suspended from trading on an Eligible Market (other than suspensions of not more than two (2) days and occurring prior to the applicable date of determination due to business announcements by the Company) nor shall delisting or suspension by an Eligible Market have been threatened (with a reasonable prospect of delisting occurring after giving effect to all applicable notice, appeal, compliance and hearing periods) or pending as evidenced by (A) a writing by such Eligible Market or (B) the Company falling below the minimum listing maintenance requirements of the Eligible Market on which the Common Stock is then listed or designated for quotation, as applicable; (iii) during the Equity Conditions Measuring Period, the Company shall have delivered all shares of Common Stock issuable upon exchange of the Notes on a timely basis in accordance herewith and to the extent required hereby in all material respects; (iv) [reserved]; (v) any shares of Common Stock to be issued in connection with the event requiring determination (or issuable upon exchange of the portion of the Notes being redeemed in the event requiring this determination (without regards to any limitations on exchange set forth herein)) may be issued in full without violating the rules or regulations of the Eligible Market on which the Common Stock is then listed or designated for quotation (as applicable); (vi) on each day during the Equity Conditions Measuring Period, no public announcement of a pending, proposed or intended Fundamental Change (as defined in the Indenture) shall have occurred which has not been abandoned, terminated or consummated; (vii) the Company shall have no knowledge of any fact that would reasonably be expected to cause (1) any registration statement required to be filed with the Commission pursuant to the Backstop Agreement to not be effective or the prospectus contained therein to not be available for the resale of the applicable Required Minimum Securities Amount of all shares of Common Stock issuable upon exchange of the applicable Notes in accordance with the terms of the Backstop Agreement or (2) any shares of Common Stock issuable upon exchange of the applicable Notes to not be eligible for sale pursuant to Rule 144 and the Company is then current with its filings with the Commission, (viii) [reserved]; (ix) [reserved]; (x) on each Trading Day during the Equity Conditions Measuring Period, there shall not have occurred any Volume Failure as of such applicable date of determination; (xi) on the applicable date of determination all shares of Common Stock to be issued in connection with the event requiring this determination (or issuable upon exchange of the portion of this Note being exchanged in the event requiring this determination (without regards to any limitations on exchange set forth herein)) may be issued in full from the authorized and available shares of Common Stock of the Company; (xii) on each day during the Equity Conditions Measuring Period, there shall not have occurred and there shall not exist an Event of Default (as defined in the Indenture); or (xiii) the shares of Common Stock issuable pursuant to the event requiring the satisfaction of the Equity Conditions are duly authorized and will be listed and eligible upon issuance for trading on an Eligible Market.

“Equity Conditions Failure” means, with respect to any date of determination, the Equity Conditions have not been satisfied (or waived in writing by the applicable Holder).

“Equity Conditions Measuring Period” shall have the meaning specified in the definition of “Equity Conditions.”

“Equity Interests” means, with respect to any Person, all of the shares, interests, rights, participations or other equivalents (however designated) of Capital Stock of (or other ownership or profit interests or units in) such Person and all of the warrants, options or other rights for the purchase, acquisition or exchange from such Person of any of the foregoing (including through convertible securities).

“Event of Default” shall have the meaning specified in Section 6.01.

“Ex-Dividend Date” means the first date on which shares of the Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance, dividend or distribution in question, from the Company or, if applicable, from the seller of Common Stock on such exchange or market (in the form of due bills or otherwise) as determined by such exchange or market. For the avoidance of doubt, any alternative trading convention on the applicable exchange or market in respect of shares of the Common Stock under a separate ticker symbol or CUSIP number will not be considered “regular way” for this purpose.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exchange Agent” shall have the meaning specified in Section 4.02.

“Exchange Date” shall have the meaning specified in Section 14.02(c).

“Exchange Obligation” means the consideration to an exchanging Holder upon any Exchange.

“Exchange Price” means as of any time, $1,000, divided by the Exchange Rate as of such time.

“Exchange Rate” shall have the meaning specified in Section 14.01(a).

“Expiration Date” shall have the meaning specified in Section 14.04(e).

“Financial Covenant” means the covenant set forth in Section 4.13

“Form of Assignment and Transfer” means the “Form of Assignment and Transfer” attached as Attachment 3 to the Form of Note attached hereto as Exhibit A.

“Form of Fundamental Change Repurchase Notice” means the “Form of Fundamental Change Repurchase Notice” attached as Attachment 2 to the Form of Note attached hereto as Exhibit A.

“Form of Note” means the “Form of Note” attached hereto as Exhibit A.

“Form of Notice of Exchange” means the “Form of Notice of Exchange” attached as Attachment 1 to the Form of Note attached hereto as Exhibit A.

“Fundamental Change” shall be deemed to have occurred at the time after the Notes are originally issued if any of the following occurs prior to the Maturity Date:

(a) a “person” or “group” within the meaning of Section 13(d) of the Exchange Act, other than the Company, the Guarantor, the Company’s or the Guarantor’s Wholly Owned Subsidiaries and any Permitted Holders, files a Schedule TO (or any successor schedule, form or report) or any schedule, form or report under the Exchange Act disclosing that such person or group has become the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of the Common Stock representing more than 50% of the voting power of the Common Stock;

(b) the consummation of (A) any recapitalization, reclassification or change of the Common Stock (other than changes resulting from a subdivision or combination or changes solely in par value) as a result of which the Common Stock would be converted into, or exchanged for, stock, other securities, other property and/or assets; (B) any share exchange, consolidation or merger of the Company or the Guarantor pursuant to which the Common Stock will be converted into or exchanged for cash, securities or other property or assets; (C) any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of the Company and its Subsidiaries, taken as a whole, to any Person other than one or more of the Company’s direct or indirect Wholly Owned Subsidiaries or (D) any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of the Guarantor and its Subsidiaries, taken as a whole, to any Person other than one or more of the Guarantor’s direct or indirect Wholly Owned Subsidiaries; provided, however, that neither (x) a transaction described in clause (A) or (B) in which the holders of all classes of the Guarantor’s Common Equity immediately prior to such transaction own, directly or indirectly, more than 50% of all classes of Common Equity of the continuing or surviving corporation or transferee or the parent thereof immediately after such transaction in substantially the same proportions (relative to each other) as such ownership immediately prior to such transaction nor (y) any merger of the Company or the Guarantor solely for the purpose of changing its jurisdiction of incorporation that results in a reclassification, conversion or exchange of outstanding shares of Common Stock solely into shares of Common Stock of the surviving entity shall be a Fundamental Change pursuant to this clause (b);

(c) the stockholders of the Company or the Guarantor approve any plan or proposal for the liquidation or dissolution of the Company or the Guarantor, as applicable; or

(d) the Common Stock (or other Common Equity underlying the Notes) ceases to be listed or quoted on any of The New York Stock Exchange, The Nasdaq Global Select Market or The Nasdaq Global Market (or any of their respective successors);

provided, however, that a transaction or transactions described in clauses (a) or (b) above shall not constitute a Fundamental Change, if at least 90% of the consideration received or to be received by the common stockholders of the Company, excluding cash payments for fractional shares and cash payments made in respect of dissenters’ appraisal rights, in connection with such transaction or transactions consists of shares of common stock that are listed or quoted on any of The New York Stock Exchange, The Nasdaq Global Select Market or The Nasdaq Global Market (or any of their respective successors) or will be so listed or quoted when issued or exchanged in connection with such transaction or transactions and as a result of such transaction or transactions such consideration becomes Reference Property for the Notes, excluding cash payments for fractional shares and cash payments made in respect of dissenters’ appraisal rights (subject to the provisions of Section 14.02(a)).

Any event, transaction or series of related transactions that constitute a Fundamental Change under both clause (a) and clause (b) above (determined without regard to the proviso in clause (b) above) shall be deemed to be a Fundamental Change solely under clause (b) above (and, for the avoidance of doubt, shall be subject to the proviso in clause (b) above).

For the avoidance of doubt, the transactions contemplated by the Merger Agreement to occur on the date of this Indenture shall not constitute a “Fundamental Change”.

“Fundamental Change Company Notice” shall have the meaning specified in Section 15.02(d).

“Fundamental Change Repurchase Date” shall have the meaning specified in Section 15.02(a).

“Fundamental Change Repurchase Notice” shall have the meaning specified in Section 15.02(c)(i).

“Fundamental Change Repurchase Price” shall have the meaning specified in Section 15.02(a).

“Global Note” shall have the meaning specified in Section 2.05(b).

“Group” means a “group” as that term is used in Section 13(d) of the Exchange Act and as defined in Rule 13d-5 thereunder.

“Guarantee” means the guarantee by the Guarantor of the Company’s obligations under this Indenture and the Notes pursuant to Article 13.

“Guarantor” means the Person named as such in the first paragraph of this Indenture and, subject to Article 13, its successors and assigns.

“Holder” as applied to any Note, or other similar terms, means any Person in whose name at the time a particular Note is registered on the Note Register (and in the case of a Global Note and solely with respect to Section 6.12 and Section 14.13, the indirect holder of Notes held through its participant).

“Indenture” means this instrument as originally executed or, if amended or supplemented as herein provided, as so amended or supplemented.

“Interest Payment Date” means each March 30 and September 30 of each year, beginning on March 30, 2022.

“Last Reported Sale Price” of the Common Stock (or other security for which a closing sale price must be determined) on any date means the closing sale price per share (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported in composite transactions for the principal U.S. national or regional securities exchange on which the Common Stock (or such other security) is traded. If the Common Stock (or such other security) is not listed for trading on a U.S. national or regional securities exchange on the relevant date, the “Last Reported Sale Price” shall be the last quoted bid price per share for the Common Stock (or such other security) in the over-the-counter market on the relevant date as reported by OTC Markets Group Inc. or a similar organization. If the Common Stock (or such other security) is not so quoted, the “Last Reported Sale Price” shall be the average of the mid-point of the last bid and ask prices per share for the Common Stock (or such other security) on the relevant date from each of at least three nationally recognized independent investment banking firms selected by the Company for this purpose. The “Last Reported Sale Price” shall be determined without regard to after-hours trading or any other trading outside of regular trading session hours.

“Make-Whole Fundamental Change” means any transaction or event that constitutes a Fundamental Change (as defined above and determined after giving effect to any exceptions to or exclusions from such definition, but without regard to the proviso in clause (b) of the definition thereof).

“Make-Whole Fundamental Change Period” shall have the meaning specified in Section 14.03(a).

“Mandatory Exchange” means an exchange pursuant to Section 14.03(a).

“Mandatory Exchange Date” means the Exchange Date for a Mandatory Exchange, as provided in Section 14.03(c).

“Market Disruption Event” means, for the purposes of determining amounts due upon exchange (a) a failure by the primary U.S. national or regional securities exchange or market on which the Common Stock is listed or admitted for trading to open for trading during its regular trading session or (b) the occurrence or existence prior to 1:00 p.m., New York City time, on any Scheduled Trading Day for the Common Stock for more than one half-hour period in the aggregate during regular trading hours of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant stock exchange or otherwise) in the Common Stock or in any options contracts or futures contracts relating to the Common Stock.

“Maturity Date” means September 30, 2028.

“Merger Agreement” means the Agreement and Plan of Merger entered into as of March 12, 2021, by and among Cerberus Telecom Acquisition Corp., a Cayman Islands exempted company, King Pubco, Inc., a Delaware corporation and wholly owned subsidiary of Cerberus Telecom Acquisition Holdings, LLC, King Corp Merger Sub, Inc., a Delaware corporation and direct, wholly owned subsidiary of Cerberus Telecom Acquisition Holdings, LLC, King LLC Merger Sub, LLC, a Delaware limited liability company and direct, wholly owned subsidiary of King Pubco, Inc., and Maple Holdings Inc., a Delaware corporation.

“Note” or “Notes” shall have the meaning specified in the first paragraph of the recitals of this Indenture.

“Note Register” shall have the meaning specified in Section 2.05(a).

“Note Registrar” shall have the meaning specified in Section 2.05(a).

“Notice of Exchange” shall have the meaning specified in Section 14.02(b).

“Observation Period” means, with respect to any Note surrendered for exchange: (i) subject to clause (ii), if the relevant Exchange Date occurs prior to June 30, 2028, the 30 consecutive Trading Day period beginning on, and including, the second Trading Day immediately succeeding such Exchange Date; and (ii) if the relevant Exchange Date occurs on or after June 30, 2028, the 30 consecutive Trading Days beginning on, and including, the 31st Scheduled Trading Day immediately preceding the Maturity Date.

“Officer” means, with respect to the Company, the President, the Chief Executive Officer, the Chief Financial Officer, the Treasurer, the Secretary, any assistant Treasurer, any assistant Secretary, General Counsel, any Assistant General Counsel, any Executive or Senior Vice President or any Vice President (whether or not designated by a number or numbers or word or words added before or after the title “Vice President”).

“Officer’s Certificate,” when used with respect to the Company, means a certificate that is delivered to the Trustee and that is signed on behalf of the Company by an Officer of the Company that meets the requirements of Section 17.05.

“open of business” means 9:00 a.m. (New York City time).

“Opinion of Counsel” means an opinion in writing signed by legal counsel, who may be an employee of or counsel to the Company, that is delivered to the Trustee.

“outstanding,” when used with reference to Notes, shall, subject to the provisions of Section 8.04, mean, as of any particular time, all Notes authenticated and delivered by the Trustee under this Indenture, except:

(a) Notes theretofore canceled by the Trustee or accepted by the Trustee for cancellation;

(b) Notes, or portions thereof, that have become due and payable and in respect of which monies in the necessary amount shall have been deposited in trust with the Trustee or with any Paying Agent (other than the Company) or shall have been set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent);

(c) Notes that have been paid pursuant to Section 2.06 or Notes in lieu of which, or in substitution for which, other Notes shall have been authenticated and delivered pursuant to the terms of Section 2.06 unless proof satisfactory to the Trustee is presented that any such Notes are held by protected purchasers in due course;

(d) Notes surrendered for purchase in accordance with Article 15 for which Paying Agent holds money sufficient to pay the Fundamental Change Repurchase Price, in accordance with Section 15.04(b);

(e) Notes exchanged pursuant to Article 14 and required to be cancelled pursuant to Section 2.08; and

(f) Notes repurchased by the Company pursuant to the last sentence of Section 2.10 after the Company surrenders them to the Trustee for cancellation in accordance with Section 2.08.

“Paying Agent” shall have the meaning specified in Section 4.02.

“Permitted Holders” means (i) each of ABRY Partners II, LLC and its Affiliates and funds or partnerships managed by it or any of its Affiliates, but not including, however, any of their portfolio companies, (ii) Cerberus Telecom Acquisition Corp. and its Affiliates, (iii) Cerberus Capital Management, L.P. and its Affiliates and funds or partnerships managed by it or any of its Affiliates, but not including, however, any of their portfolio companies, and (iv) officers, directors, managers, employees and members of management of the Company, the Guarantor and/or any Subsidiary of the Guarantor that are direct or indirect holders of the capital stock of the Guarantor.

“Person” means an individual, a corporation, a limited liability company, an association, a partnership, a joint venture, a joint stock company, a trust, an unincorporated organization or a government or an agency or a political subdivision thereof.

“Physical Notes” means permanent certificated Notes in registered form issued in minimum denominations of $1,000 principal amount and integral multiples in excess thereof.

“Physical Settlement” shall have the meaning specified in Section 14.02(a).

“Physical Settlement Method” means, with respect to any exchange of Notes, the Physical Settlement.

“Predecessor Note” of any particular Note means every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purposes of this definition, any Note authenticated and delivered under Section 2.06 in lieu of or in exchange for a mutilated, lost, destroyed or stolen Note shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Note that it replaces.

“Pro Forma Basis” shall have the meaning specified in the Credit Agreement.

“Record Date” means, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock (or other applicable security) have the right to receive any cash, securities or other property or in which the Common Stock (or such other security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of holders of the Common Stock (or such other security) entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors, by statute, by contract or otherwise).

“Reference Property” shall have the meaning specified in Section 14.07(a).

“Registrable Securities” shall have the meaning set forth in the Backstop Agreement.

“Regular Record Date,” with respect to any Interest Payment Date, means the March 15 or September 15 (whether or not such day is a Business Day) immediately preceding the applicable March 30 or September 30 Interest Payment Date, respectively.

“Responsible Officer” means, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter relating to this Indenture is referred because of such person’s knowledge of and familiarity with the particular subject and, in each case, who shall have direct responsibility for the administration of this Indenture.

“Restricted Securities” shall have the meaning specified in Section 2.05(c).

“Restrictive Legend” shall have the meaning specified in Section 2.05(c).

“Rule 144” means Rule 144 as promulgated under the Securities Act (including any successor rule thereto), as the same may be amended from time to time.

“Rule 144A” means Rule 144A as promulgated under the Securities Act (including any successor rule thereto), as the same may be amended from time to time.

“Scheduled Trading Day” means a day that is scheduled to be a Trading Day on the principal U.S. national or regional securities exchange or market on which the Common Stock is listed or admitted for trading. If the Common Stock is not so listed or admitted for trading, “Scheduled Trading Day” means a Business Day.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Settlement Amount” has the meaning specified in Section 14.02(a).

“Share Exchange Event” has the meaning specified in Section 14.07(a).

“Significant Subsidiary” means a Subsidiary of the Company or the Guarantor that meets the definition of “significant subsidiary” in Article 1, Rule 1-02(w) of Regulation S-X under the Exchange Act as in effect on the date of this Indenture; provided that, in the case of a Subsidiary of the Company or the Guarantor that meets the criteria of clause (3) of the definition thereof but not clause (1) or (2) thereof, such Subsidiary shall not be deemed to be a Significant Subsidiary.

“Spin-Off” shall have the meaning specified in Section 14.04(c).

“Specified Dollar Amount” means, with respect to the Exchange of a Note to which Combination Settlement applies, the maximum cash amount per $1,000 principal amount of such Note deliverable upon such Exchange (excluding cash in lieu of any fractional shares of Common Stock).

“Stock Price” shall have the meaning specified in Section 14.03(c).

“Subsidiary” means, with respect to any Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, general partners or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person; (ii) such Person and one or more Subsidiaries of such Person; or (iii) one or more Subsidiaries of such Person.

“Successor Company” shall have the meaning specified in Section 11.01(a).

“Test Period” shall have the meaning specified in the Credit Agreement.

“Third-Party Exchange Election” shall have the meaning specified in Section 14.12.

“Total Leverage Ratio” shall have the meaning specified in the Credit Agreement.

“Trading Day” means a day on which (i) trading in the Common Stock (or other security for which a closing sale price must be determined) generally occurs on The New York Stock Exchange or, if the Common Stock (or such other security) is not then listed on The New York Stock Exchange, on the principal other U.S. national or regional securities exchange on which the Common Stock (or such other security) is then listed or, if the Common Stock (or such other security) is not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Common Stock (or such other security) is then traded and (ii) a Last Reported Sale Price for the Common Stock (or closing sale price for such other security) is available on such securities exchange or market; provided that if the Common Stock (or such other security) is not so listed or traded, “Trading Day” means a Business Day; and provided, further, that for purposes of determining amounts due upon exchange only, “Trading Day” means a day on which (x) there is no Market Disruption Event and (y) trading in the Common Stock generally occurs on The New York Stock Exchange or, if the Common Stock is not then listed on The New York Stock Exchange, on the principal other U.S. national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Common Stock is then listed or admitted for trading, except that if the Common Stock is not so listed or admitted for trading, “Trading Day” means a Business Day.

“transfer” shall have the meaning specified in Section 2.05(d).

“Trigger Event” shall have the meaning specified in Section 14.04(c).

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended, as it was in force at the date of execution of this Indenture; provided, however, that in the event the Trust Indenture Act of 1939 is amended after the date hereof, the term “Trust Indenture Act” shall mean, to the extent required by such amendment, the Trust Indenture Act of 1939, as so amended.

“Trustee” means the Person named as the “Trustee” in the first paragraph of this Indenture until a successor trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean or include each Person who is then a Trustee hereunder.

“unit of Reference Property” shall have the meaning specified in Section 14.07(a).

“Valuation Period” shall have the meaning specified in Section 14.04(c).

“Volume Failure” means, with respect to a particular date of determination, the aggregate daily dollar trading volume (as reported on Bloomberg) of the Common Stock on the Principal Market on any Trading Day during the twenty (20) Trading Day period ending on the Trading Day immediately preceding such date of determination (such period, the “Volume Failure Measuring Period”), is less than $15,000,000 (as adjusted for any stock splits, stock dividends, stock combinations, recapitalizations or other similar transactions occurring after the Subscription Date). All such determinations to be appropriately adjusted for any stock splits, stock dividends, stock combinations, recapitalizations or other similar transactions during such Volume Failure Measuring Period.

“Wholly Owned Subsidiary” means, with respect to any Person, any direct or indirect Subsidiary of such Person, except that, solely for purposes of this definition, the reference to “more than 50%” in the definition of “Subsidiary” shall be deemed replaced by a reference to “100%”, the calculation of which shall exclude nominal amounts of the voting power of shares of Capital Stock or other interests in the relevant Subsidiary not held by such person to the extent required to satisfy local minority interest requirements outside of the United States.

Section 1.02 References to Credit Agreement. All references to the Credit Agreement shall be to the Credit Agreement as in existence on the Issue Date. To the extent the Credit Agreement is replaced, refinanced or repaid in full, any defined terms in the Credit Agreement incorporated by reference herein that provide for the Administrative Agent (as defined in the Credit Agreement) to act in its discretion shall herein permit the Company make such determinations in good faith.

ARTICLE 2

ISSUE, DESCRIPTION, EXECUTION, REGISTRATION AND EXCHANGE OF NOTES

Section 2.01 Designation and Amount. The Notes shall be designated as the “5.50% Exchangeable Senior Notes due 2028.” The aggregate principal amount of Notes that may be authenticated and delivered under this Indenture is initially limited to $120,000,000, subject to Section 2.10 and except for Notes authenticated and delivered upon registration or transfer of, or in exchange for, or in lieu of other Notes to the extent expressly permitted hereunder.

Section 2.02 Form of Notes. The Notes and the Trustee’s certificate of authentication to be borne by such Notes shall be substantially in the respective forms set forth in Exhibit A, the terms and provisions of which shall constitute, and are hereby expressly incorporated in and made a part of this Indenture. To the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. In the case of any conflict between this Indenture and a Note, the provisions of this Indenture shall control and govern to the extent of such conflict.

Any Global Note may be endorsed with or have incorporated in the text thereof such legends or recitals or changes not inconsistent with the provisions of this Indenture as may be required by the Custodian or the Depositary, or as may be required to comply with any applicable law or any regulation thereunder or with the rules and regulations of any securities exchange or automated quotation system upon which the Notes may be listed or traded or designated for issuance or to conform with any usage with respect thereto, or to indicate any special limitations or restrictions to which any particular Notes are subject.

Any of the Notes may have such letters, numbers or other marks of identification and such notations, legends or endorsements as the Officer executing the same may approve (execution thereof to be conclusive evidence of such approval) and as are not inconsistent with the provisions of this Indenture, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any securities exchange or automated quotation system on which the Notes may be listed or designated for issuance, or to conform to usage or to indicate any special limitations or restrictions to which any particular Notes are subject.

Each Global Note shall represent such principal amount of the outstanding Notes as shall be specified therein and shall provide that it shall represent the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be increased or reduced to reflect repurchases, redemptions, cancellations, conversions, transfers or exchanges permitted hereby. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the amount of outstanding Notes represented thereby shall be made by the Trustee or the Custodian, at the direction of the Trustee, in such manner and upon instructions given by the Holder of such Notes in accordance with this Indenture. Payment of principal (including the Fundamental Change Repurchase Price, if applicable) of, and accrued and unpaid interest on, a Global Note shall be made to the Holder of such Note on the date of payment, unless a record date or other means of determining Holders eligible to receive payment is provided for herein.

Section 2.03 Date and Denomination of Notes; Payments of Interest and Defaulted Amounts. (a) The Notes shall be issuable in registered form without coupons in minimum denominations of $1,000 principal amount and integral multiples of $1,000 in excess thereof. Each Note shall be dated the date of its authentication and shall bear interest from the date specified on the face of such Note. Accrued interest on the Notes shall be computed on the basis of a 360-day year composed of twelve 30-day months and, for partial months, on the basis of the number of days actually elapsed in a 30-day month. The Company shall pay cash amounts in money of the United States of that at the time of payment is legal tender for payment of public and private debts.

(b) The Person in whose name any Note (or its Predecessor Note) is registered on the Note Register at the close of business on any Regular Record Date with respect to any Interest Payment Date shall be entitled to receive the interest payable on such Interest Payment Date. The principal amount of any Note (x) in the case of any Physical Note, shall be payable at the office or agency of the Company maintained by the Company for such purposes in the contiguous United States, which shall initially be the Corporate Trust Office and (y) in the case of any Global Note, shall be payable by wire transfer of immediately available funds to the account of the Depositary or its nominee. The Company shall pay, or cause the Paying Agent to pay, interest (i) on any Physical Notes (A) to Holders holding Physical Notes having an aggregate principal amount of $5,000,000 or less, by check mailed to the Holders of these Notes at their address as it appears in the Note Register and (B) to Holders holding Physical Notes having an aggregate principal amount of more than $5,000,000, either by check mailed to each Holder or, upon application by such a Holder to the Note Registrar not later than the relevant Regular Record Date, by wire transfer in immediately available funds to that Holder’s account within the United States, which application shall remain in effect until the Holder notifies, in writing, the Note Registrar to the contrary or (ii) on any Global Note by wire transfer of immediately available funds to the account of the Depositary or its nominee.

(c) Any Defaulted Amounts shall forthwith cease to be payable to the Holder on the relevant payment date but shall accrue interest per annum at the rate borne by the Notes, subject to the enforceability thereof under applicable law, from, and including, such relevant payment date, and such Defaulted Amounts together with such interest thereon shall be paid by the Company, at its election in each case, as provided in clause (i) or (ii) below:

(i) The Company may elect to make payment of any Defaulted Amounts to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on a special record date for the payment of such Defaulted Amounts, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of the Defaulted Amounts proposed to be paid on each Note and the date of the proposed payment (which shall be not less than twenty-five (25) days after the receipt by the Trustee of such notice, unless the Trustee shall consent to an earlier date), and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount to be paid in respect of such Defaulted Amounts or shall make arrangements satisfactory to the Trustee for such deposit on or prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Amounts as in this clause provided. Thereupon the Company shall fix a special record date for the payment of such Defaulted Amounts which shall be not more than fifteen (15) days and not less than ten (10) days prior to the date of the proposed payment, and not less than ten (10) days after the receipt by the Trustee of the notice of the proposed payment. The Company shall promptly notify the Trustee in writing of such special record date and the Trustee, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Amounts and the special record date therefor to be delivered to each Holder not less than ten (10) days prior to such special record date. Notice of the proposed payment of such Defaulted Amounts and the special record date therefor having been so delivered, such Defaulted Amounts shall be paid to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on such special record date and shall no longer be payable pursuant to the following clause (ii) of this Section 2.03(c). The Trustee shall have no responsibility for the calculation of the Defaulted Amounts.

(ii) The Company may make payment of any Defaulted Amounts in any other lawful manner not inconsistent with the requirements of any securities exchange or automated quotation system on which the Notes may be listed or designated for issuance, and upon such notice as may be required by such exchange or automated quotation system, if, after written notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

Section 2.04 Execution, Authentication and Delivery of Notes. The Notes shall be signed in the name and on behalf of the Company by the manual, facsimile or other electronic signature (including pdf, facsimile or electronically imaged signatures provided by DocuSign or any other digital signature provider) of one of its Officers.

At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Notes executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Notes, and the Trustee in accordance with such Company Order shall authenticate and deliver such Notes, without any further action by the Company hereunder.

Only such Notes as shall bear thereon a certificate of authentication substantially in the form set forth on the Form of Note attached as Exhibit A hereto, executed manually by an authorized signatory of the Trustee (or an authenticating agent appointed by the Trustee as provided by Section 17.10), shall be entitled to the benefits of this Indenture or be valid or obligatory for any purpose. Such certificate by the Trustee (or such an authenticating agent) upon any Note executed by the Company shall be conclusive evidence that the Note so authenticated has been duly authenticated and delivered hereunder and that the Holder is entitled to the benefits of this Indenture.

In case any Officer of the Company who shall have signed any of the Notes shall cease to be such Officer before the Notes so signed shall have been authenticated and delivered by the Trustee, or disposed of by the Company, such Notes nevertheless may be authenticated and delivered or disposed of as though the person who signed such Notes had not ceased to be such Officer of the Company; and any Note may be signed on behalf of the Company by such persons as, at the actual date of the execution of such Note, shall be the Officers of the Company, although at the date of the execution of this Indenture any such person was not such an Officer.

Section 2.05 Exchange and Registration of Transfer of Notes; Restrictions on Transfer; Depositary

(a) The Company shall cause to be kept at the Corporate Trust Office a register (the register maintained in such office or in any other office or agency of the Company designated pursuant to Section 4.02, the “Note Register”) in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Notes and of transfers of Notes. Such register shall be in written form or in any form capable of being converted into written form within a reasonable period of time. The Trustee is hereby initially appointed the “Note Registrar” for the purpose of registering Notes and transfers of Notes as herein provided. The Company may appoint one or more co-Note Registrars in accordance with Section 4.02.

Upon surrender for registration of transfer of any Note to the Note Registrar or any co-Note Registrar, and satisfaction of the requirements for such transfer set forth in this Section 2.05, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of any authorized denominations and of a like aggregate principal amount and bearing such legends as may be required by this Indenture.

Notes may be exchanged for other Notes of any authorized denominations and of a like aggregate principal amount, upon surrender of the Notes to be exchanged at any such office or agency maintained by the Company pursuant to Section 4.02. Whenever any Notes are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Notes that the Holder making the exchange is entitled to receive, bearing registration numbers not contemporaneously outstanding.

All Notes presented or surrendered for registration of transfer or for exchange, repurchase or exchange shall (if so required by the Company, the Trustee, the Note Registrar or any co-Note Registrar) be duly endorsed, or be accompanied by a written instrument or instruments of transfer in form satisfactory to the Trustee or Note Registrar and duly executed, by the Holder thereof or its attorney-in-fact duly authorized in writing.

No service charge shall be imposed on a Holder by the Company, the Guarantor, the Trustee, the Note Registrar, any co-Note Registrar or the Paying Agent for any exchange or registration of transfer of Notes, but the Company and the Guarantor may require a Holder to pay a sum sufficient to cover any documentary, stamp or similar issue or transfer tax required in connection therewith as a result of the name of the Holder of new Notes issued upon such exchange or registration of transfer being different from the name of the Holder of the old Notes surrendered for exchange or registration of transfer.

None of the Company, the Guarantor, the Trustee, the Note Registrar or any co-Note Registrar shall be required to exchange or register a transfer of (i) any Notes surrendered for exchange or, if a portion of any Note is surrendered for exchange, such portion thereof surrendered for exchange or (ii) any Notes, or a portion of any Note, surrendered for repurchase (and not withdrawn) in accordance with Article 15.

All Notes issued upon any registration of transfer or exchange of Notes in accordance with this Indenture shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture as the Notes surrendered upon such registration of transfer or exchange.

(b) So long as the Notes are eligible for book-entry settlement with the Depositary, unless otherwise required by law, subject to the fourth paragraph from the end of Section 2.05(d), all Notes shall be represented by one or more Notes in global form (each, a “Global Note”) registered in the name of the Depositary or the nominee of the Depositary. Each Global Note shall bear the legend required on a Global Note set forth in Exhibit A hereto. The transfer and exchange of beneficial interests in a Global Note that does not involve the issuance of a Physical Note shall be effected through the Depositary (but not the Trustee or the Custodian) in accordance with this Indenture (including the restrictions on transfer set forth herein) and the Applicable Procedures.

(c) Every Note that bears or is required under this Section 2.05(c) to bear the Restrictive Legend (together with any Common Stock issued upon exchange of the Notes that is required to bear the legend set forth in Section 2.05(d), collectively, the “Restricted Securities”) shall be subject to the restrictions on transfer set forth in this Section 2.05(c) (including the legend set forth below) or Section 2.05(d) (including the legend set forth therein), as applicable, unless such restrictions on transfer shall be eliminated or otherwise waived by written consent of the Company, and the Holder of each such Restricted Security, by such Holder’s acceptance thereof, agrees to be bound by all such restrictions on transfer. As used in this Section 2.05(c) and Section 2.05(d), the term “transfer” encompasses any sale, pledge, transfer or other disposition whatsoever of any Restricted Security.

Each Global Note shall bear a legend in substantially the following form (the “Restrictive Legend”) (or any similar legend, not inconsistent with this Indenture, required by the Depositary for such Global Note):

THIS SECURITY AND THE COMMON STOCK, IF ANY, ISSUABLE UPON EXCHANGE OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE (NOTWITHSTANDING THE FOREGOING, THIS SECURITY AND THE COMMON STOCK, IF ANY, ISSUABLE UPON EXCHANGE OF THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES). BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER AGREES FOR THE BENEFIT OF KORE WIRELESS GROUP, INC. (THE “COMPANY”) THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE

TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN PRIOR TO THE DATE THAT IS THE LATER OF (X) ONE YEAR AFTER THE LAST ORIGINAL ISSUE DATE HEREOF OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144 UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THERETO AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW, EXCEPT:

(A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, OR

(B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT AND IS EFFECTIVE AT THE TIME OF SUCH TRANSFER, OR

(C) TO A PERSON THAT YOU REASONABLY BELIEVE TO BE A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, OR

(D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT; OR

(E) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH CLAUSE (2)(E) ABOVE, THE COMPANY AND THE TRUSTEE RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

NO AFFILIATE (AS DEFINED IN RULE 144 UNDER THE SECURITIES ACT) OF THE COMPANY OR PERSON THAT HAS BEEN AN AFFILIATE (AS DEFINED IN RULE 144 UNDER THE SECURITIES ACT) OF THE COMPANY DURING THE IMMEDIATELY PRECEDING THREE MONTHS MAY PURCHASE, OTHERWISE ACQUIRE OR HOLD THIS SECURITY OR A BENEFICIAL INTEREST HEREIN.

Any Note (or security issued in exchange or substitution therefor) (i) as to which such restrictions on transfer shall have expired in accordance with their terms, (ii) that has been transferred pursuant to a registration statement that has become effective or been declared effective under the Securities Act and that continues to be effective at the time of such transfer or (iii) that has been sold pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force under the Securities Act, may, upon surrender of such Note for exchange to the Note Registrar in accordance with the provisions of this Section 2.05, be exchanged for a new Note or Notes, of like tenor and aggregate principal amount, which shall not bear the Restrictive Legend required by this Section 2.05(c) and shall not be assigned (or deemed assigned) a restricted CUSIP number. The Restrictive Legend set forth above and affixed on any Note will be deemed, in accordance with the terms of the certificate representing such Note, to be removed therefrom upon the Company’s delivery to the Trustee of written notice to such effect, without further action by the Company, the Trustee, the Holder(s) thereof or any other Person; at such time, such Note will be deemed to be assigned an unrestricted CUSIP number as provided in the certificate representing such Note; provided, however, if such Note is a Global Note and the Depositary thereof requires a mandatory exchange or other process to cause such Global Note to be identified by an unrestricted CUSIP number in the facilities of such Depositary, then the Company will effect such exchange or procedures as soon as reasonably practicable. Without limiting the generality of any other provision of this Indenture, the Trustee will be entitled to receive an instruction letter from the Company before taking any action with respect to effecting any such mandatory exchange or other process. The Company and the Trustee reserve the right to require the delivery of such legal opinions, certifications or other evidence as may reasonably be required in order to determine that any proposed transfer of any Note is being made in compliance with the Securities Act and applicable state securities laws.

The Company shall be entitled to instruct the Custodian in writing to so surrender any Global Note as to which any of the conditions set forth in clause (i) through (iii) of the first sentence of the immediately preceding paragraph have been satisfied, and, upon such instruction, the Custodian shall so surrender such Global Note for exchange; and any new Global Note so exchanged therefor shall not bear the Restrictive Legend specified in this Section 2.05(c) and shall not be assigned (or deemed assigned) a restricted CUSIP number.

Notwithstanding any other provisions of this Indenture (other than the provisions set forth in this Section 2.05(c)), a Global Note may not be transferred as a whole or in part except (i) by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary and (ii) for exchange of a Global Note or a portion thereof for one or more Physical Notes in accordance with the second immediately succeeding paragraph.

The Depositary shall be a clearing agency registered under the Exchange Act. The Company initially appoints The Depository Trust Company to act as Depositary with respect to each Global Note. Initially, each Global Note shall be issued to the Depositary, registered in the name of Cede & Co., as the nominee of the Depositary, and deposited with the Trustee as custodian for Cede & Co.

If (i) the Depositary notifies the Company at any time that the Depositary is unwilling or unable to continue as depositary for the Global Notes and a successor depositary is not appointed within ninety (90) days, (ii) the Depositary ceases to be registered as a clearing agency under the Exchange Act and a successor depositary is not appointed within ninety (90) days or (iii) an Event of Default with respect to the Notes has occurred and is continuing and a beneficial owner of any Note requests that its beneficial interest therein be issued as a Physical Note, the Company shall execute, and the Trustee, upon receipt of an Officer’s Certificate and a Company Order for the authentication and delivery of Notes, shall authenticate and deliver (x) in the case of clause (iii), a Physical Note to such beneficial owner in a principal amount equal to the principal amount of such Note corresponding to such beneficial owner’s beneficial interest and (y) in the case of clause (i) or (ii), Physical Notes to each beneficial owner of the related Global Notes (or a portion thereof) in an aggregate principal amount equal to the aggregate principal amount of such Global Notes in exchange for such Global Notes, and upon delivery of the Global Notes to the Trustee such Global Notes shall be canceled.

Physical Notes issued in exchange for all or a part of the Global Note pursuant to this Section 2.05(c) shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, or, in the case of clause (iii) of the immediately preceding paragraph, the relevant beneficial owner, shall instruct the Trustee. Upon execution and authentication, the Trustee shall deliver such Physical Notes to the Persons in whose names such Physical Notes are so registered.

At such time as all interests in a Global Note have been exchanged, canceled, repurchased or transferred, such Global Note shall be, upon receipt thereof, canceled by the Trustee in accordance with standing procedures and existing instructions between the Depositary and the Custodian. At any time prior to such cancellation, if any interest in a Global Note is exchanged for Physical Notes, exchanged, canceled, repurchased or transferred to a transferee who receives Physical Notes therefor or any Physical Note is exchanged or transferred for part of such Global Note, the principal amount of such Global Note shall, in accordance with the standing procedures and instructions existing between the Depositary and the Custodian, be appropriately reduced or increased, as the case may be, and an endorsement shall be made on such Global Note, by the Trustee or the Custodian, at the direction of the Trustee, to reflect such reduction or increase.

None of the Company, the Trustee, the Paying Agent, the Exchange Agent or any other agent of the Company or the Trustee shall have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Global Note or maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

Neither the Company nor the Trustee shall have any responsibility or liability for any act or omission of the Depositary. All notices and communications to be given to the Holders and all payments to be made to Holders in respect of the Notes shall be given or made only to, or upon the order of, the registered Holder(s) (which shall be the Depositary or its nominee in the case of a Global Note).

The rights of beneficial owners in any Global Note shall be exercised only through the Depositary subject to the Applicable Procedures of the Depositary. The Trustee may rely and shall be fully protected in relying upon information furnished by the Depositary with respect to its members, participants and any beneficial owners.

(d) Any stock certificate representing Common Stock issued upon exchange of a Note shall bear a legend in substantially the following form (unless such Common Stock has been transferred pursuant to a registration statement that has become or been declared effective under the Securities Act and that continues to be effective at the time of such transfer, or pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force under the Securities Act, or such Common Stock has been issued upon exchange of a Note that has been transferred pursuant to a registration statement that has become or been declared effective under the Securities Act and that continues to be effective at the time of such transfer, or pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force under the Securities Act, or unless otherwise agreed by the Company with written notice thereof to the Trustee and any transfer agent for the Common Stock):

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE (NOTWITHSTANDING THE FOREGOING, THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES). BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER AGREES FOR THE BENEFIT OF KORE WIRELESS GROUP, INC. (THE “COMPANY”) THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN PRIOR TO THE DATE THAT IS THE LATER OF (X) ONE YEAR AFTER THE ISSUE DATE OF THE NOTES UPON THE EXCHANGE OF WHICH THIS SECURITY WAS ISSUED OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144 UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THERETO AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW, EXCEPT:

(A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, OR

(B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT AND IS EFFECTIVE AT THE TIME OF SUCH TRANSFER, OR

(C) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT; OR

(D) PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH CLAUSE (2)(D) ABOVE, THE COMPANY AND THE TRANSFER AGENT FOR THE COMPANY’S COMMON STOCK RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER FOR THE COMPANY TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

Any such Common Stock (i) as to which such restrictions on transfer shall have expired in accordance with their terms, (ii) that has been transferred pursuant to a registration statement that has become or been declared effective under the Securities Act and that continues to be effective at the time of such transfer or (iii) that has been sold pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force under the Securities Act, may, upon surrender of the certificates representing such shares of Common Stock for exchange in accordance with the procedures of the transfer agent for the Common Stock, be exchanged for a new certificate or certificates for a like aggregate number of shares of Common Stock, which shall not bear the restrictive legend required by this Section 2.05(e).

(e) Any Note or Common Stock issued upon exchange of a Note that is repurchased or owned by the Company or any Affiliate of the Company (or any Person who was an Affiliate of the Company at any time during the three months immediately preceding) may not be resold by the Company or such Affiliate (or such Person, as the case may be) unless registered under the Securities Act or resold pursuant to an exemption from the registration requirements of the Securities Act in a transaction that results in such Note or Common Stock, as the case may be, no longer being a “restricted security” (as defined under Rule 144).

(f) Notwithstanding anything contained herein to the contrary, neither the Trustee nor the Note Registrar shall be responsible for ascertaining whether any transfer complies with the registration provisions of, or exemptions from, the Securities Act, applicable state securities laws or other applicable law.

Section 2.06 Mutilated, Destroyed, Lost or Stolen Notes. In case any Note shall become mutilated or be destroyed, lost or stolen, the Company in its discretion may execute, and upon receipt of a Company Order, the Trustee or an authenticating agent appointed by the Trustee shall authenticate and deliver, a new Note, bearing a registration number not contemporaneously outstanding, in exchange and substitution for the mutilated Note, or in lieu of and in substitution for the Note so destroyed, lost or stolen. In every case the applicant for a substituted Note shall furnish to the Company, to the Trustee and, if applicable, to such authenticating agent such security or indemnity as may be required by them to save each of them harmless from any loss, liability, cost or expense caused by or connected with such substitution, and, in every case of destruction, loss or theft, the applicant shall also furnish to the Company, to the Trustee and, if applicable, to such authenticating agent evidence to their satisfaction of the destruction, loss or theft of such Note and of the ownership thereof.

The Trustee or such authenticating agent may authenticate any such substituted Note and deliver the same upon the receipt of such security or indemnity as the Trustee, the Company and, if applicable, such authenticating agent may require. No service charge shall be imposed by the Company, the Trustee, the Note Registrar, any co-Note Registrar or the Paying Agent upon the issuance of any substitute Note, but the Company may require a Holder to pay a sum sufficient to cover any documentary, stamp or similar issue or transfer tax required in connection therewith as a result of the name of the Holder of the new substitute Note being different from the name of the Holder of the old Note that became mutilated or was destroyed, lost or stolen. In case any Note that has matured or is about to mature or has been surrendered for required repurchase or is about to be exchanged in accordance with Article 14 shall become mutilated or be destroyed, lost or stolen, the Company may, in its sole discretion, instead of issuing a substitute Note, pay or authorize the payment of or exchange or authorize the exchange of the same (without surrender thereof except in the case of a mutilated Note), as the case may be, if the applicant for such payment or exchange shall furnish to the Company, to the Trustee and, if applicable, to such authenticating agent such security or indemnity as may be required by them to save each of them harmless for any loss, liability, cost or expense caused by or connected with such substitution, and, in every case of destruction, loss or theft, evidence satisfactory to the Company, the Trustee and, if applicable, any Paying Agent or Exchange Agent of the destruction, loss or theft of such Note and of the ownership thereof.

Every substitute Note issued pursuant to the provisions of this Section 2.06 by virtue of the fact that any Note is destroyed, lost or stolen shall constitute an additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Note shall be found at any time, and shall be entitled to all the benefits of (but shall be subject to all the limitations set forth in) this Indenture equally and proportionately with any and all other Notes duly issued hereunder. To the extent permitted by law, all Notes shall be held and owned upon the express condition that the foregoing provisions are exclusive with respect to the replacement, payment, exchange or repurchase of mutilated, destroyed, lost or stolen Notes and shall preclude any and all other rights or remedies notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement, payment, exchange or repurchase of negotiable instruments or other securities without their surrender.

Section 2.07 Temporary Notes. Pending the preparation of Physical Notes, the Company may execute and the Trustee or an authenticating agent appointed by the Trustee shall, upon receipt of a Company Order, authenticate and deliver temporary Notes (printed or lithographed). Temporary Notes shall be issuable in any authorized denomination, and substantially in the form of the Physical Notes but with such omissions, insertions and variations as may be appropriate for temporary Notes, all as may be determined by the Company. Every such temporary Note shall be executed by the Company and authenticated by the Trustee or such authenticating agent upon the same conditions and in substantially the same manner, and with the same effect, as the Physical Notes. Without unreasonable delay, the Company shall execute and deliver to the Trustee or such authenticating agent Physical Notes (other than any Global Note) and thereupon any or all temporary Notes (other than any Global Note) may be surrendered in exchange therefor, at each office or agency maintained by the Company pursuant to Section 4.02 and the Trustee or such authenticating agent shall authenticate and deliver in exchange for such temporary Notes an equal aggregate principal amount of Physical Notes upon the written request of the Company. Such exchange shall be made by the Company at its own expense and without any charge therefor. Until so exchanged, the temporary Notes shall in all respects be entitled to the same benefits and subject to the same limitations under this Indenture as Physical Notes authenticated and delivered hereunder.

Section 2.08 Cancellation of Notes Paid, Exchanged, Etc. The Company shall cause all Notes surrendered for the purpose of payment at maturity, repurchase upon a Fundamental Change, registration of transfer or exchange (other than any Notes transferred pursuant to Section 14.12), if surrendered to any Person that the Company controls other than the Trustee, to be surrendered to the Trustee for cancellation and they will no longer be considered outstanding under this Indenture upon their payment at maturity, registration of transfer or exchange. All Notes delivered to the Trustee shall be canceled promptly by it. Except for any Notes surrendered for registration of transfer or exchange, or as otherwise expressly permitted by any of the provisions of this Indenture, no Notes shall be authenticated in exchange for any Notes surrendered to the Trustee for cancellation. The Trustee shall dispose of canceled Notes in accordance with its customary procedures. After such cancellation, the Trustee shall deliver a certificate of such cancellation to the Company, at the Company’s written request in a Company Order. The Company may not issue new Notes to replace Notes that have been paid or that have been delivered to the Trustee for cancellation.

Section 2.09 CUSIP and ISIN Numbers. The Company in issuing the Notes may use CUSIP and ISIN numbers (if then generally in use), and, if so, the Trustee shall use CUSIP and ISIN numbers in all notices issued to Holders as a convenience to such Holders; provided that the Trustee shall have no liability for any defect in the CUSIP and ISIN numbers as they appear on any Note, notice or elsewhere and that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or on such notice and that reliance may be placed only on the other identification numbers printed on the Notes. The Company shall promptly notify the Trustee in writing of any change in the CUSIP and ISIN numbers.

Section 2.10 Additional Notes; Repurchases. The Company may, at any time and from time to time without the consent of the Holders, reopen this Indenture and issue additional Notes hereunder with the same terms as the Notes initially issued hereunder (other than differences in the issue date, the issue price and interest accrued prior to the issue date of such additional Notes and, if applicable, restrictions on transfer of such additional Notes) in an unlimited aggregate principal amount; provided that if any such additional Notes are not fungible with the Notes initially issued hereunder for U.S. federal income tax or securities laws purposes or would cause the Notes initially issued hereunder to be subject to an extended time period for restrictions on transfer, such additional Notes shall have one or more separate CUSIP, ISIN or other identifying numbers. Prior to the issuance of any such additional Notes, the Company shall deliver to the Trustee a Company Order, an Officer’s Certificate and an Opinion of Counsel, such Officer’s Certificate and Opinion of Counsel to cover such matters required by Sections 10.05 and 17.05. In addition, the Company may, without the consent of Holders, and directly or indirectly (regardless of whether such Notes are surrendered to the Company), repurchase Notes in the open market or otherwise, whether by the Company or its Subsidiaries or through a private or public tender or exchange offer or through counterparties to private agreements or otherwise, including by cash-settled swaps or other derivatives. The Company may, at its option, reissue, resell, hold or surrender to the Trustee for cancellation in accordance with Section 2.08 any Notes that the Company may repurchase, in the case of a reissuance or resale; provided that if any such reissued or resold Notes are not fungible with the Notes initially issued hereunder for U.S. federal income tax or securities law purposes, such reissued or resold Notes shall have one or more separate CUSIP numbers. Any Notes that the Company may repurchase shall be considered outstanding for all purposes under this Indenture (other than, at any time when such Notes are held by the Company, the Guarantor or any of their respective Subsidiaries or

Affiliates, for the purpose of determining whether Holders of the requisite aggregate principal amount of Notes have concurred in any direction, consent, waiver or other action under this Indenture) unless and until such time the Company surrenders them to the Trustee for cancellation in accordance with Section 2.08 and, upon receipt of a written order from the Company, the Trustee shall cancel all Notes so surrendered.

ARTICLE 3

SATISFACTION AND DISCHARGE

Section 3.01 Satisfaction and Discharge. This Indenture and the Notes shall upon request of the Company contained in an Officer’s Certificate cease to be of further effect, and the Trustee, at the expense of the Company, shall execute proper instruments reasonably requested by the Company acknowledging satisfaction and discharge of this Indenture and the Notes, when (a) (i) all Notes theretofore authenticated and delivered (other than Notes which have been destroyed, lost or stolen and which have been replaced, paid or exchanged as provided in Section 2.06) have been delivered to the Trustee for cancellation; or (ii) after the Notes have (x) become due and payable, whether on the Maturity Date, on any Fundamental Change Repurchase Date or otherwise and/or (y) been exchanged (and the related consideration due upon exchange has been determined), the Company has deposited with the Trustee cash and/or has delivered to Holders shares of Common Stock, as applicable, (in the case of Common Stock, solely to satisfy the Company’s Exchange Obligation) sufficient, without consideration of reinvestment, to pay all of the outstanding Notes and all other sums due and payable under this Indenture or the Notes by the Company; and (b) the Company has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture and the Notes have been complied with. Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 7.06 shall survive.

ARTICLE 4

PARTICULAR COVENANTS OF THE COMPANY

Section 4.01 Payment of Principal and Interest. The Company covenants and agrees that it will pay or cause to be paid the principal (including the Fundamental Change Repurchase Price, if applicable) and premium, if any, of the Settlement Amounts owed upon exchange of, and accrued and unpaid interest on, each of the Notes at the places, at the respective times and in the manner provided herein and in the Notes.

Notwithstanding anything to the contrary contained in this Indenture, the Company or Paying Agent may, to the extent it is required to do so by law, deduct or withhold income or other similar taxes imposed by the United States of America from principal, premium or Interest or Defaulted Amounts payments hereunder.

Section 4.02 Maintenance of Office or Agency. The Company will maintain in the contiguous United States an office or agency (which may be an office of the Trustee or an affiliate of the Trustee) where the Notes may be surrendered for registration of transfer or exchange or for presentation for payment or repurchase (“Paying Agent”) or for exchange (“Exchange Agent”) and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be made. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made at the Corporate Trust Office.

The Company may also from time to time designate as co-Note Registrars one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the contiguous United States for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency. The terms “Paying Agent” and “Exchange Agent” include any such additional or other offices or agencies, as applicable.

The Company hereby initially designates the Trustee as the Paying Agent, Note Registrar, Custodian and Exchange Agent and the Corporate Trust Office as a place where Notes may be surrendered for registration of transfer or exchange or for presentation for payment or repurchase (if applicable) or for exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be made; provided that no office of the Trustee shall be a place for service of legal process on the Company.

Section 4.03 Appointments to Fill Vacancies in Trustee’s Office. The Company, whenever necessary to avoid or fill a vacancy in the office of Trustee, will appoint, in the manner provided in Section 7.09, a Trustee, so that there shall at all times be a Trustee hereunder.

Section 4.04 Provisions as to Paying Agent.

(a) If the Company shall appoint a Paying Agent other than the Trustee, the Company will cause such Paying Agent to execute and deliver to the Trustee an instrument in which such agent shall agree with the Trustee, subject to the provisions of this Section 4.04:

(i) that it will hold all sums held by it as such agent for the payment of the principal (including the Fundamental Change Repurchase Price, if applicable) of, and accrued and unpaid interest on, the Notes in trust for the benefit of the Holders of the Notes;

(ii) that it will give the Trustee prompt written notice of any failure by the Company to make any payment of the principal (including the Fundamental Change Repurchase Price, if applicable) and premium, if any of, and accrued and unpaid interest on, the Notes when the same shall be due and payable; and

(iii) that at any time during the continuance of an Event of Default, upon request of the Trustee, it will forthwith pay to the Trustee all sums so held in trust;

provided, that a Paying Agent appointed as contemplated under Section 15.02(f) shall not be required to deliver any such instrument.

The Company shall, on or before each due date of the principal (including the Fundamental Change Repurchase Price, if applicable) of, or accrued and unpaid interest on, the Notes, deposit with the Paying Agent a sum sufficient to pay such principal (including the Fundamental Change Repurchase Price, if applicable) or such accrued and unpaid interest, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee in writing of any failure to take such action; provided that if such deposit is made on the due date, such deposit must be made in immediately available funds and received by the Paying Agent by 11:00 a.m., New York City time, on such date.

(b) If the Company shall act as its own Paying Agent, it will, on or before each due date of the principal (including the Fundamental Change Repurchase Price, if applicable) of, and accrued and unpaid interest on, the Notes, set aside, segregate and hold in trust for the benefit of the Holders of the Notes a sum sufficient to pay such principal (including the Fundamental Change Repurchase Price, if applicable) and accrued and unpaid interest, if any, so becoming due and will promptly notify the Trustee in writing of any failure to take such action and of any failure by the Company to make any payment of the principal (including the Fundamental Change Repurchase Price, if applicable) of, or accrued and unpaid interest on, the Notes when the same shall become due and payable.

(c) Anything in this Section 4.04 to the contrary notwithstanding, the Company may, at any time, for the purpose of obtaining a satisfaction and discharge of this Indenture, or for any other reason, pay, cause to be paid or deliver to the Trustee all sums or amounts held in trust by the Company or any Paying Agent hereunder as required by this Section 4.04, such sums or amounts to be held by the Trustee upon the trusts herein contained and upon such payment or delivery by the Company or any Paying Agent to the Trustee, the Company or such Paying Agent shall be released from all further liability but only with respect to such sums or amounts.

(d) Subject to applicable law, any money deposited with the Trustee, the Exchange Agent or any Paying Agent, or any money and shares of Common Stock then held by the Company, in trust for the payment of the principal (including the Fundamental Change Repurchase Price, if applicable) of, accrued and unpaid interest on and the consideration due upon exchange of any Note and remaining unclaimed for two years after such principal (including the Fundamental Change Repurchase Price, if applicable), interest or consideration due upon exchange has become due and payable shall be paid to the Company on request of the Company contained in an Officer’s Certificate, or (if then held by the Company) shall be discharged from such trust and the Trustee shall have no further liability with respect to such funds; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee, the Exchange Agent or such Paying Agent with respect to such trust money, and all liability of the Company as trustee with respect to such trust money and shares of Common Stock, shall thereupon cease.

Section 4.05 Corporate Existence. Subject to Article 11, the Company shall do or cause to be done, at its own cost and expense, all things necessary to preserve and keep in full force and effect its corporate existence.

Section 4.06 Rule 144A Information Requirement and Annual Reports. (a) At any time the Guarantor is not subject to Section 13 or 15(d) of the Exchange Act, the Company shall, so long as any of the Notes or any shares of Common Stock issuable upon exchange thereof shall, at such time, constitute “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, promptly provide without cost to the Trustee and, upon written request, any Holder, beneficial owner or prospective purchaser of such Notes or any shares of Common Stock issuable upon exchange of such Notes, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

(a) The Company shall deliver to the Trustee, within fifteen (15) days after the same are required to be filed with the Commission, copies of any documents or reports that the Company or the Guarantor is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act (giving effect to any grace period, including those provided by Rule 12b-25 under the Exchange Act (or any successor thereto)). Notwithstanding the foregoing, the Company shall in no event be required to deliver to, or otherwise provide or disclose to, the Trustee or any Holder any information for which the Company (or the Guarantor) is requesting (assuming such request has not been denied), or has received, confidential treatment from the Commission, or any correspondence with the Commission. Any such document or report that the Company files with the Commission via the Commission’s EDGAR system (or any successor thereto) shall be deemed to be delivered to the Trustee for purposes of this Section 4.06(b) at the time such documents are filed via the EDGAR system (or such successor);

provided that the Trustee shall have no obligation to determine whether such documents or reports have been filed via the EDGAR system.

(b) Delivery of the reports, information and documents described in subsection (b) above to the Trustee is for informational purposes only, and the information and the Trustee’s receipt of such shall not constitute actual or constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to conclusively rely on an Officer’s Certificate).

Section 4.07 [Reserved].

Section 4.08 Compliance Certificate; Statements as to Defaults. The Company shall deliver to the Trustee within one hundred twenty (120) days after the end of each fiscal year of the Company (beginning with the fiscal year ending on December 31, 2021) an Officer’s Certificate stating whether the signers thereof have knowledge of any failure by the Company to comply with all conditions and covenants then required to be performed under this Indenture and, if so, specifying each such failure and the nature thereof and the actions the Company is taking or proposing to take in respect thereof.

In addition, the Company shall deliver to the Trustee within thirty (30) days after an Officer of the Company becomes aware of the occurrence of any Event of Default or Default, an Officer’s Certificate setting forth the details of such Event of Default or Default, its status and the action that the Company is taking or proposing to take in respect thereof; provided that the Company is not required to deliver such notice if such Event of Default or Default has been cured.

Section 4.09 Registration Rights. The Company agrees that the Holders from time to time of Registrable Securities are entitled to the benefits of Section 5 of the Backstop Agreement. By its acceptance thereof, the Holder of Registrable Securities will have agreed to be bound by the terms of the Backstop Agreement relating to such Registrable Securities.

Section 4.10 [Reserved].

Section 4.11 [Reserved].

Section 4.12 Further Instruments and Acts. Upon request of the Trustee, Paying Agent or Exchange Agent, the Company will execute and deliver such further instruments and do such further acts, at its sole expense, as may be reasonably necessary or proper to carry out more effectively the purposes of this Indenture.

Section 4.13 Total Leverage Ratio. The Company will not permit the Total Leverage Ratio calculated on a Pro Forma Basis as of the last day of a Test Period to be greater than the ratio level set forth below opposite the last day of such Test Period (the “Financial Covenant”).

Test Period Ending	Ratio Level
September 30, 2021	8.125:1.00
December 31, 2021	8.125:1.00
March 31, 2022	7.75:1.00
June 30, 2022	7.75:1.00
September 30, 2022	7.75:1.00

December 31, 2022	7.75:1.00
March 31, 2023	7.50:1.00
June 30, 2023	7.50:1.00
September 30, 2023	7.25:1.00
December 31, 2023	7.25:1.00
March 31, 2024 and thereafter	7.00:1.00

ARTICLE 5

LISTS OF HOLDERS AND REPORTS BY THE COMPANY AND THE TRUSTEE

Section 5.01 Lists of Holders. The Company covenants and agrees that it will furnish or cause to be furnished to the Trustee, semi-annually, not more than ten (10) days after each March 15 and September 15 in each year beginning with March 15, 2022, and at such other times as the Trustee may request in writing, within thirty (30) days after receipt by the Company of any such request (or such lesser time as the Trustee may reasonably request in order to enable it to timely provide any notice to be provided by it hereunder), a list in such form as the Trustee may reasonably require of the names and addresses of the Holders as of a date not more than ten (10) days (or such other date as the Trustee may reasonably request in order to so provide any such notices) prior to the time such information is furnished, except that no such list need be furnished so long as the Trustee is acting as Note Registrar.

Section 5.02 Preservation and Disclosure of Lists. The Trustee shall preserve, in as current a form as is reasonably practicable, all information as to the names and addresses of the Holders contained in the most recent list furnished to it as provided in Section 5.01 or maintained by the Trustee in its capacity as Note Registrar, if so acting. The Trustee may destroy any list furnished to it as provided in Section 5.01 upon receipt of a new list so furnished.

ARTICLE 6

DEFAULTS AND REMEDIES

Section 6.01 Events of Default. Each of the following events shall be an “Event of Default” with respect to the Notes:

(a) default in any payment of interest on any Note when due and payable, and the default continues for a period of thirty (30) days;

(b) default in the payment of principal or premium, if any, of any Note when due and payable on the Maturity Date, upon any required repurchase, upon declaration of acceleration or otherwise;

(c) failure by the Company to comply with its obligation to exchange the Notes in accordance with this Indenture, and such failure continues for three (3) Business Days;

(d) failure by the Company to issue a Fundamental Change Company Notice in accordance with Section 15.02(d) when due, and such failure continues for five (5) Business Days;

(e) failure by either the Company or the Guarantor to comply with its obligations under Article 11;

(f) failure by the Company or the Guarantor for sixty (60) days after receipt by the Company of written notice from the Trustee or the Holders of at least 30% in aggregate principal amount of the Notes then outstanding has been received by the Company to comply with any of its (or the Guarantor to comply its) other agreements contained in the Notes or this Indenture, provided that a notice of Default may not be given with respect to any action taken, or omitted to be taken, and reported publicly or to Holders, more than two years prior to such notice of Default;

(g) default by the Company, the Guarantor or any Significant Subsidiary with respect to any mortgage, agreement or other instrument under which there may be outstanding, or by which there may be secured or evidenced, any indebtedness for money borrowed in excess of $25,000,000 (or its foreign currency equivalent) in the aggregate of the Company, the Guarantor and/or any such Significant Subsidiary, whether such indebtedness now exists or shall hereafter be created (i) resulting in such indebtedness becoming or being declared due and payable prior to its stated maturity or (ii) constituting a failure to pay the principal of any such indebtedness when due and payable at its stated maturity, upon required repurchase, upon declaration of acceleration or otherwise, in each case, after the expiration of any applicable grace period, if such acceleration shall not have been rescinded or annulled or such failure to pay or default shall not have been cured or waived, or such indebtedness shall not have been paid or discharged, as the case may be, within forty-five (45) days after written notice to the Company by the Trustee or to the Company and the Trustee by Holders of at least 25% in aggregate principal amount of Notes then outstanding in accordance with this Indenture;

(h) the Company, the Guarantor or any Significant Subsidiary shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other similar relief with respect to the Company, the Guarantor or any Significant Subsidiary or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Company, the Guarantor or any Significant Subsidiary or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors or shall fail generally to pay its debts as they become due;

(i) an involuntary case or other proceeding shall be commenced against the Company, the Guarantor or any Significant Subsidiary seeking liquidation, reorganization or other similar relief with respect to the Company, the Guarantor or such Significant Subsidiary or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Company, the Guarantor or such Significant Subsidiary or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of sixty (60) consecutive days; or

(j) failure by the Company to comply with the Financial Covenant under Section 4.13; provided that (i) no Default or Event of Default under Section 4.13 shall be deemed to have occurred until the date the financials for the relevant fiscal quarter are required to be delivered under the Credit Agreement and (ii) any Event of Default under Section 4.13 shall be subject to cure pursuant to Section 6.12 (provided that, with respect to any Default or Event of Default under Section 4.13 subject to cure, during the period commencing on the date such financials are required to be delivered until the earlier of the exercise of the relevant Cure Right and the expiration of the relevant cure period, no action hereunder, the taking of which is subject to no Default or Event of Default having occurred or be continuing, shall be permitted); or

(k) Except as expressly permitted by this Indenture, the Guarantee ceases to be in full force and effect or the Guarantor denies or disaffirms its obligations under its Guarantee.

Section 6.02 Acceleration; Rescission and Annulment. If one or more Events of Default shall have occurred and be continuing, then, and in each and every such case (other than an Event of Default specified in Section 6.01(h) or Section 6.01(i) with respect to the Company or the Guarantor), unless the principal of all of the Notes shall have already become due and payable, either the Trustee or the Holders of at least 30% in aggregate principal amount of the Notes then outstanding determined in accordance with Section 8.04, by notice in writing to the Company (and to the Trustee if given by Holders), may declare 100% of the principal of, premium, if any, of and accrued and unpaid interest on, all the Notes to be due and payable immediately, and upon any such declaration the same shall become and shall automatically be immediately due and payable. If an Event of Default specified in Section 6.01(h) or Section 6.01(i) with respect to the Company occurs and is continuing, 100% of the principal of, and accrued and unpaid interest, if any, on, all Notes shall become and shall automatically be immediately due and payable.

The immediately preceding paragraph, however, is subject to the conditions that if, at any time after the principal or interest of the Notes shall have been so declared due and payable, and before any judgment or decree for the payment of the monies due shall have been obtained or entered as hereinafter provided, the Company shall pay or shall deposit with the Trustee a sum sufficient to pay installments of accrued and unpaid interest upon all Notes and the principal of any and all Notes that shall have become due otherwise than by acceleration (with interest on overdue installments of accrued and unpaid interest to the extent that payment of such interest is enforceable under applicable law, and on such principal at the rate borne by the Notes at such time) and amounts due to the Trustee pursuant to Section 7.06, and if (1) rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (2) any and all existing Events of Default under this Indenture, other than the uncured nonpayment of the principal of and accrued and unpaid interest, if any, on Notes that shall have become due solely by such acceleration, shall have been cured or waived pursuant to Section 6.09, then and in every such case (except as provided in the immediately succeeding sentence) the Holders of a majority in aggregate principal amount of the Notes then outstanding, by written notice to the Company and to the Trustee, may waive all Defaults or Events of Default with respect to the Notes and rescind and annul such declaration and its consequences and such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver or rescission and annulment shall extend to or shall affect any subsequent Default or Event of Default, or shall impair any right consequent thereon. Notwithstanding anything to the contrary herein, no such waiver or rescission and annulment shall extend to or shall affect any Default or Event of Default resulting from (i) the nonpayment of the principal (including the Fundamental Change Repurchase Price, if applicable) of, or accrued and unpaid interest on, any Notes, (ii) a failure to repurchase any Notes when required or (iii) a failure to pay and/or deliver, as the case may be, the consideration due upon exchange of the Notes.

Section 6.03 [Reserved].

Section 6.04 Payments of Notes on Default; Suit Therefor. If an Event of Default described in clause (a) or (b) of Section 6.01 shall have occurred and be continuing, the Company shall, upon demand of the Trustee, pay to the Trustee, for the benefit of the Holders of the Notes, the whole amount then due and payable on the Notes for principal and interest, if any, with interest on any overdue principal and interest, if any, at the rate borne by the Notes at such time, and, in addition thereto, such further amount as shall be sufficient to cover any amounts due to the Trustee under Section 7.06. If the Company shall fail to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company or any other obligor upon the Notes and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon the Notes, wherever situated.

In the event there shall be pending proceedings for the bankruptcy or for the reorganization of the Guarantor, the Company or any other obligor on the Notes under Title 11 of the United States Code, or any other applicable law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Guarantor, the Company or such other obligor, the property of the Guarantor, the Company or such other obligor, or in the event of any other judicial proceedings relative to the Guarantor, the Company or such other obligor, or to the creditors or property of the Guarantor, the Company or such other obligor, the Trustee, irrespective of whether the principal of the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand pursuant to the provisions of this Section 6.04, shall be entitled and empowered, by intervention in such proceedings or otherwise, to file and prove a claim or claims for the whole amount of principal and accrued and unpaid interest, if any, in respect of the Notes, and, in case of any judicial proceedings, to file such proofs of claim and other papers or documents and to take such other actions as it may deem necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceedings relative to the Guarantor, the Company or any other obligor on the Notes, its or their creditors, or its or their property, and to collect and receive any monies or other property payable or deliverable on any such claims, and to distribute the same after the deduction of any amounts due to the Trustee under Section 7.06; and any receiver, assignee or trustee in bankruptcy or reorganization, liquidator, custodian or similar official is hereby authorized by each of the Holders to make such payments to the Trustee, as administrative expenses, and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for reasonable compensation, expenses, advances and disbursements, including agents and counsel fees, and including any other amounts due to the Trustee under Section 7.06, incurred by it up to the date of such distribution. To the extent that such payment of reasonable compensation, expenses, advances and disbursements out of the estate in any such proceedings shall be denied for any reason, payment of the same shall be secured by a lien on, and shall be paid out of, any and all distributions, dividends, monies, securities and other property that the Holders of the Notes may be entitled to receive in such proceedings, whether in liquidation or under any plan of reorganization or arrangement or otherwise.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting such Holder or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

All rights of action and of asserting claims under this Indenture, or under any of the Notes, may be enforced by the Trustee without the possession of any of the Notes, or the production thereof at any trial or other proceeding relative thereto, and any such suit or proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Notes.

In any proceedings brought by the Trustee (and in any proceedings involving the interpretation of any provision of this Indenture to which the Trustee shall be a party) the Trustee shall be held to represent all the Holders of the Notes, and it shall not be necessary to make any Holders of the Notes parties to any such proceedings.

In case the Trustee shall have proceeded to enforce any right under this Indenture and such proceedings shall have been discontinued or abandoned because of any waiver pursuant to Section 6.09 or any rescission and annulment pursuant to Section 6.02 or for any other reason or shall have been determined adversely to the Trustee, then and in every such case the Guarantor, the Company, the Holders and the Trustee shall, subject to any determination in such proceeding, be restored respectively to their several positions and rights hereunder, and all rights, remedies and powers of the Guarantor, the Company, the Holders and the Trustee shall continue as though no such proceeding had been instituted.

Section 6.05 Application of Monies Collected by Trustee. Any monies collected by the Trustee pursuant to this Article 6 with respect to the Notes shall be applied in the following order, at the date or dates fixed by the Trustee for the distribution of such monies, upon presentation of the several Notes, and stamping thereon the payment, if only partially paid, and upon surrender thereof, if fully paid:

First, to the payment of all amounts due the Trustee, including its agents and counsel, under Section 7.06;

Second, in case the principal of the outstanding Notes shall not have become due and be unpaid, to the payment of any interest on, and any cash due upon exchange of, the Notes in default in the order of the date due of the payments of such interest and cash due upon exchange, as the case may be, with interest (to the extent that such interest has been collected by the Trustee) payable upon such overdue payments at the rate borne by the Notes at such time, such payments to be made ratably to the Holders based on the aggregate principal amount of Notes held thereby;

Third, in case the principal of the outstanding Notes shall have become due, by declaration or otherwise, and be unpaid to the payment of the whole amount (including, if applicable, the payment of the Fundamental Change Repurchase Price and any cash due upon exchange) then owing and unpaid upon the Notes for principal and interest, if any, with interest on the overdue principal and, to the extent that such interest has been collected by the Trustee, upon overdue installments of interest at the rate borne by the Notes at such time, and in case such monies shall be insufficient to pay in full the whole amounts so due and unpaid upon the Notes, then to the payment of such principal (including, if applicable, the Fundamental Change Repurchase Price and any cash due upon exchange) and interest without preference or priority of principal over interest, or of interest over principal or of any installment of interest over any other installment of interest, or of any Note over any other Note, ratably to the aggregate of such principal (including, if applicable, the Fundamental Change Repurchase Price and any cash due upon exchange) and accrued and unpaid interest; and

Fourth, to the payment of the remainder, if any, to the Company.

Section 6.06 Proceedings by Holders. Except to enforce (x) the right to receive payment of principal (including, if applicable, the Fundamental Change Repurchase Price), premium or interest when due, or (y) the right to receive payment or delivery of the consideration due upon exchange and/or the exchange mechanics, no Holder of any Note shall have any right by virtue of or by availing of any provision of this Indenture to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Indenture, or for the appointment of a receiver, trustee, liquidator, custodian or other similar official, or for any other remedy hereunder, unless:

(a) such Holder previously shall have given to the Trustee written notice of an Event of Default and of the continuance thereof, as herein provided;

(b) Holders of at least 30% in aggregate principal amount of the Notes then outstanding shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder;

(c) such Holders shall have offered, and, if requested, provided, to the Trustee such security or indemnity satisfactory to the Trustee against any loss, liability or expense to be incurred therein or thereby;

(d) the Trustee for sixty (60) days after its receipt of such notice, request and offer of such security or indemnity, shall have neglected or refused to institute any such action, suit or proceeding; and

(e) no direction that, in the opinion of the Trustee, is inconsistent with such written request shall have been given to the Trustee by the Holders of a majority of the aggregate principal amount of the Notes then outstanding within such sixty (60) day period pursuant to Section 6.09, it being understood and intended, and being expressly covenanted by the taker and Holder of every Note with every other taker and Holder and the Trustee that no one or more Holders shall have any right in any manner whatever by virtue of or by availing of any provision of this Indenture to affect, disturb or prejudice the rights of any other Holder (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not such actions or forbearances are prejudicial to any other Holder), or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Indenture, except in the manner herein provided and for the equal, ratable and common benefit of all Holders (except as otherwise provided herein). For the protection and enforcement of this Section 6.06, each and every Holder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

Notwithstanding any other provision of this Indenture and any provision of any Note, each Holder shall have the contractual right to receive payment or delivery, as the case may be, of (x) the principal (including the Fundamental Change Repurchase Price, if applicable) of, (y) accrued and unpaid interest, if any, on, and (z) the consideration due upon exchange of, such Note, on or after the respective due dates expressed or provided for in such Note or in this Indenture, and the contractual right to institute suit for the enforcement of any such payment or delivery, as the case may be, on or after such respective dates, shall not be amended without the consent of each Holder.

Section 6.07 Proceedings by Trustee. In case of an Event of Default, the Trustee may in its discretion proceed to protect and enforce the rights vested in it by this Indenture by such appropriate judicial proceedings as are necessary to protect and enforce any of such rights, either by suit in equity or by action at law or by proceeding in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in this Indenture or in aid of the exercise of any power granted in this Indenture, or to enforce any other legal or equitable right vested in the Trustee by this Indenture or by law.

Section 6.08 Remedies Cumulative and Continuing. Except as provided in the last paragraph of Section 2.06, all powers and remedies given by this Article 6 to the Trustee or to the Holders shall, to the extent permitted by law, be deemed cumulative and not exclusive of any thereof or of any other powers and remedies available to the Trustee or the Holders of the Notes, by judicial proceedings or otherwise, to enforce the performance or observance of the covenants and agreements contained in this Indenture, and no delay or omission of the Trustee or of any Holder of any of the Notes to exercise any right or power accruing upon any Default or Event of Default shall impair any such right or power, or shall be construed to be a waiver of any such Default or Event of Default or any acquiescence therein; and, subject to the provisions of Section 6.06, every power and remedy given by this Article 6 or by law to the Trustee or to the Holders may be exercised from time to time, and as often as shall be deemed expedient, by the Trustee or by the Holders. The Trustee may maintain a proceeding even if it does not possess any Notes or does not produce any Notes in the proceeding.

Section 6.09 Direction of Proceedings and Waiver of Defaults by Majority of Holders. The Holders of a majority of the aggregate principal amount of the Notes at the time outstanding determined in accordance with Section 8.04 shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Notes; provided, however, that (a) such direction shall not be in conflict with any rule of law or with this Indenture, and (b) the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. The Trustee may refuse to follow any direction that it determines is unduly prejudicial to the rights of any other Holder or that would involve the Trustee in personal liability or for which it has not received indemnity or security satisfactory to the Trustee against loss, liability or expense (it being understood that the Trustee does not have an affirmative duty to determine whether any direction is prejudicial to any Holder). The Holders of a majority in aggregate principal amount of the Notes at the time outstanding determined in accordance with Section 8.04 may on behalf of the Holders of all of the Notes (x) waive any past Default or Event of Default hereunder and its consequences except any continuing defaults relating to (i) a default in the payment of the principal (including any Fundamental Change Repurchase Price) of, the Notes when due that has not been cured pursuant to the provisions of Section 6.01, (ii) a failure by the Company to pay or deliver, as the case may be, the consideration due upon exchange of the Notes or (iii) a default in respect of a covenant or provision hereof which under Article 10 cannot be modified or amended without the consent of each Holder of an outstanding Note affected; and (y) rescind any resulting acceleration of the Notes and its consequences if (i) such rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (ii) all existing Events of Default (other than nonpayment of the principal of, and interest on, the Notes that have become due solely by such acceleration) have been cured or waived. Upon any such waiver the Company, the Trustee and the Holders of the Notes shall be restored to their former positions and rights hereunder; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon. Whenever any Default or Event of Default hereunder shall have been waived as permitted by this Section 6.09, said Default or Event of Default shall for all purposes of the Notes and this Indenture be deemed to have been cured and to be not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

Section 6.10 Notice of Defaults. The Trustee shall, after the occurrence and continuance of a Default of which a Responsible Officer has actual knowledge, deliver to all Holders notice of such Default within ninety (90) days after such Responsible Officer obtains such knowledge, unless such Defaults shall have been cured or waived before the giving of such notice; provided that, except in the case of a Default in the payment of the principal of (including the Fundamental Change Repurchase Price, if applicable), or accrued and unpaid interest on, any of the Notes or a Default in the payment or delivery of the consideration due upon exchange, the Trustee shall be protected in withholding such notice if and so long as a Responsible Officer of the Trustee in good faith determines that the withholding of such notice is in the interests of the Holders.

Section 6.11 Undertaking to Pay Costs. All parties to this Indenture agree, and each Holder of any Note by its acceptance thereof shall be deemed to have agreed, that any court may, in its discretion, require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; provided that the provisions of this Section 6.11 (to the extent permitted by law) shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in principal amount of the Notes at the time outstanding determined in accordance with Section 8.04, or to any suit instituted by any Holder for the enforcement of the payment of the principal of or accrued and unpaid interest, if any, on any Note (including, but not limited to, the Fundamental Change Repurchase Price, if applicable) on or after the due date expressed or provided for in such Note or to any suit for the enforcement of the right to exchange any Note, or receive the consideration due upon exchange, in accordance with the provisions of Article 14.

Section 6.12 Permitted Holders’ Right to Cure.

(a) Notwithstanding anything to the contrary contained in Section 6.01(h), in the event that the Company fails to comply with the Financial Covenant, from the last day of the Test Period until the expiration of the fifteenth Business Day after the date on which financial statements with respect to the Test Period in which such covenant is being measured are required to be delivered pursuant to the Credit Agreement, any of the Permitted Holders shall have the right to make a direct or indirect equity investment in the Company in cash in the form of common Equity Interests (the “Cure Right”), and upon the receipt by the Company of net cash proceeds pursuant to the exercise of the Cure Right (the “Cure Amount”), the Financial Covenant shall be recalculated, giving effect to a pro forma for the exercise of the Cure Right.

(b) If, after the exercise of the Cure Right and the recalculations pursuant to clause (a) above, the Company shall then be in compliance with the requirements of the Financial Covenant during such Test Period, the Company shall be deemed to have satisfied the requirements of the Financial Covenant as of the relevant date of determination with the same effect as though there had been no failure to comply therewith at such date, and the applicable Default or Event of Default under Section 6.01 that had occurred shall be deemed cured; provided that (i) the Cure Right may be exercised on no more than five (5) occasions, (ii) in each four fiscal quarter period, there shall be at least two fiscal quarters in respect of which no Cure Right is exercised and (iii) with respect to any exercise of the Cure Right, the Cure Amount shall be no greater than the amount required to cause the Company to be in compliance with the Financial Covenant.

(c) Notwithstanding anything in this Indenture to the contrary, following the delivery by the Company of a written notice to the Trustee of its intent to exercise the Cure Right, neither the Trustee nor the Holders shall be permitted to exercise any rights then available as a result of an Event of Default under this Article 6 on the basis of a breach of the Financial Covenant so as to enable the Company to consummate its Cure Right as permitted under this Section 6.12.

ARTICLE 7

CONCERNING THE TRUSTEE

Section 7.01 Duties and Responsibilities of Trustee. The Trustee, prior to the occurrence of an Event of Default of which a Responsible Officer has actual knowledge and after the curing or waiver of all Events of Default that may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Indenture. If an Event of Default has occurred and is continuing, of which a Responsible Officer has actual knowledge, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs; provided that the Trustee will be under no obligation to exercise any of the rights or powers under this Indenture at the request or direction of any of the Holders unless such Holders have offered, and if requested, provided to the Trustee indemnity or security satisfactory to the Trustee against any loss, liability or expense that might be incurred by it in compliance with such request or direction.

No provision of this Indenture shall be construed to relieve the Trustee from liability for its own grossly negligent action, its own grossly negligent failure to act or its own willful misconduct, except that:

(a) prior to the occurrence of an Event of Default and after the curing or waiving of all Events of Default that may have occurred:

(i) the duties and obligations of the Trustee shall be determined solely by the express provisions of this Indenture, and the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii) in the absence of gross negligence or willful misconduct on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture and upon any writ, order or decree of a court; but, in the case of any such certificates or opinions that by any provisions hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of any mathematical calculations or other facts stated therein);

(b) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer or Officers of the Trustee, unless it shall be proved that the Trustee was grossly negligent in ascertaining the pertinent facts;

(c) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of not less than a majority of the aggregate principal amount of the Notes at the time outstanding determined as provided in Section 8.04 relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture;

(d) whether or not therein provided, every provision of this Indenture relating to the conduct or affecting the liability of, or affording protection to, the Trustee shall be subject to the provisions of this Section;

(e) the Trustee shall not be liable in respect of any payment (as to the correctness of amount, entitlement to receive or any other matters relating to payment) or notice effected by the Company or any Paying Agent or any records maintained by any co-Note Registrar with respect to the Notes;

(f) if any party fails to deliver a notice relating to an event the fact of which, pursuant to this Indenture, requires notice to be sent to the Trustee, the Trustee may conclusively rely on its failure to receive such notice as reason to act as if no such event occurred;

(g) in the absence of written investment direction from the Company, all cash received by the Trustee shall be placed in a non-interest bearing trust account, and in no event shall the Trustee be liable for the selection of investments or for investment losses incurred thereon or for losses incurred as a result of the liquidation of any such investment prior to its maturity date or the failure of the party directing such investments prior to its maturity date or the failure of the party directing such investment to provide timely written investment direction, and the Trustee shall have no obligation to invest or reinvest any amounts held hereunder in the absence of such written investment direction from the Company; and

(h) in the event that the Trustee is also acting as Custodian, Note Registrar, Paying Agent, Exchange Agent or transfer agent hereunder, the rights and protections afforded to the Trustee pursuant to this Article 7 shall also be afforded to such Custodian, Note Registrar, Paying Agent, Exchange Agent or transfer agent.

None of the provisions contained in this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers.

Section 7.02 Reliance on Documents, Opinions, Etc.

(a) The Trustee may conclusively rely and shall be fully protected in acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, judgment, order, bond, note, coupon, other evidence of indebtedness or other paper or document believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties.

(b) Any request, direction, order or demand of the Company mentioned herein shall be sufficiently evidenced by an Officer’s Certificate (unless other evidence in respect thereof be herein specifically prescribed); and any Board Resolution may be evidenced to the Trustee by a copy thereof certified by the Secretary or an Assistant Secretary of the Company. Before the Trustee acts or refrains from acting, it may require an Officer’s Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officer’s Certificate or Opinion of Counsel.

(c) The Trustee may consult with counsel and require an Opinion of Counsel and any advice of such counsel or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or omitted by it hereunder in good faith and in reliance on such advice or Opinion of Counsel.

(d) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, judgment, bond, debenture or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine in its reasonable judgment to make such further inquiry or investigation, it shall be entitled, at a reasonable time on any Business Day after reasonable notice, to examine the books, records and premises of the Company, personally or by agent or attorney at the expense of the Company and shall incur no liability of any kind by reason of such inquiry or investigation.

(e) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, custodians, nominees or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent, custodian, nominee or attorney appointed by it with due care hereunder, and the permissive rights of the Trustee enumerated herein shall not be construed as duties.

(f) The Trustee shall not be required to give any bond or surety in respect of the execution of the trusts and powers under this Indenture.

(g) The Trustee may request that the Company deliver an Officer’s Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officer’s Certificate may be signed by any Person authorized to sign an Officer’s Certificate, including any Person specified as so authorized in any such certificate previously delivered and not superseded.

(h) The Trustee shall not be deemed to have notice of any Default or Event of Default (except in the case of a Default or Event of Default in payment of scheduled principal of, premium, if any, or interest on, any Note) unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a Default or Event of Default (and stating the occurrence of a Default or Event of Default) is actually received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture and states that it is a “Notice of Default”.

(i) The Trustee shall not be responsible or liable for any action it takes or omits to take in good faith which it reasonably believes to be authorized or within its rights or powers.

(j) The Trustee shall not be responsible or liable for any action taken or omitted by it in good faith at the direction of the holders of not less than a majority in principal amount of the Notes as to the time, method and place of conducting any proceedings for any remedy available to the Trustee or the exercising of any power conferred by this Indenture.

(k) Neither the Trustee nor any of its directors, officers, employees, agents or affiliates shall be responsible for nor have any duty to monitor the performance or any action of the Company, or any of their respective directors, members, officers, agents, affiliates or employee, nor shall it have any liability in connection with the malfeasance or nonfeasance by such party. The Trustee shall not be responsible for any inaccuracy in the information obtained from the Company or for any inaccuracy or omission in the records which may result from such information or any failure by the Trustee to perform its duties as set forth herein as a result of any inaccuracy or incompleteness.

(l) In no event shall the Trustee be responsible or liable for punitive, special, indirect, incidental or any consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action other than any such loss or damage caused by the Trustee’s willful misconduct or gross negligence as determined by a final order of a court of competent jurisdiction. The Trustee shall not be charged with knowledge of any Default or Event of Default with respect to the Notes, unless either (1) a Responsible Officer shall have actual knowledge of such Default or Event of Default or (2) written notice of such Default or Event of Default shall have been actually received by the Trustee at the Corporate Trust Office of the Trustee, from the Company or any Holder of the Notes, and such notice references the Notes and this Indenture and states that is a “Notice of Default.”

(m) Neither the Trustee nor any agent shall have any responsibility or liability for any actions taken or not taken by the Depositary.

Section 7.03 No Responsibility for Recitals, Etc. The recitals contained herein and in the Notes (except in the Trustee’s certificate of authentication) shall be taken as the statements of the Company, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Notes or other transaction documents relating to the Notes and this Indenture. The Trustee shall not be accountable for the use or application by the Company of any Notes or the proceeds of any Notes authenticated and delivered by the Trustee in conformity with the provisions of this Indenture or any money paid to the Company or upon the Company’s direction under any provision of this Indenture.

Section 7.04 Trustee, Paying Agents, Exchange Agents or Note Registrar May Own Notes. The Trustee, any Paying Agent, any Exchange Agent or Note Registrar (in each case, if other than an Affiliate of the Company), in its individual or any other capacity, may become the owner or pledgee of Notes with the same rights it would have if it were not the Trustee, Paying Agent, Exchange Agent or Note Registrar.

Section 7.05 Monies and Shares of Common Stock to Be Held in Trust. All monies and shares of Common Stock received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received. Money and shares of Common Stock held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as may be agreed from time to time by the Company and the Trustee.

Section 7.06 Compensation and Expenses of Trustee. The Company covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to, compensation for all services rendered by it hereunder in any capacity (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) as mutually agreed to in writing between the Trustee and the Company, and the Company will pay or reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any of the provisions of this Indenture in any capacity hereunder (including the compensation and the reasonable expenses and disbursements of its agents and counsel and of all Persons not regularly in its employ) except any such expense, disbursement or advance as shall have been caused by its gross negligence or willful misconduct as determined by a final order of a court of competent jurisdiction. The Company also covenants to indemnify the Trustee in any capacity under this Indenture and any other document or transaction entered into in connection herewith and its agents and any authenticating agent for, and to hold them harmless against, any loss, claim, damage, liability or expense (including attorneys’ fees) incurred without gross negligence or willful misconduct on the part of the Trustee, its officers, directors, agents or employees, or such agent or authenticating agent, as the case may be, as determined by a final order of a court of competent jurisdiction, and arising out of or in connection with the acceptance or administration of this Indenture or in any other capacity hereunder (whether such claims arise by or against the Company or a third person), including the reasonable costs and expenses of defending themselves against any claim of liability in the premises or enforcing the Company’s obligations hereunder. The obligations of the Company under this Section 7.06 to compensate or indemnify the Trustee and to pay or reimburse the Trustee for expenses, disbursements and advances shall be secured by a senior lien to which the Notes are hereby made subordinate on all money or property held or collected by the Trustee, except, subject to the effect of Section 6.05, funds held in trust herewith for the benefit of the Holders of particular Notes. The Trustee’s right to receive payment of any amounts due under this Section 7.06 shall not be subordinate to any other liability or indebtedness of the Company. The obligation of the Company under this Section 7.06 shall survive the satisfaction and discharge of this Indenture, the payment or exchange of the Notes and the earlier resignation or removal of the Trustee. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld. The indemnification provided in this Section 7.06 shall extend to the officers, directors, agents and employees of the Trustee.

Without prejudice to any other rights available to the Trustee under applicable law, when the Trustee and its agents and any authenticating agent incur expenses or render services after an Event of Default specified in Section 6.01(h) or Section 6.01(i) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any bankruptcy, insolvency or similar laws.

Section 7.07 Officer’s Certificate as Evidence. Except as otherwise provided in Section 7.01, whenever in the administration of the provisions of this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or omitting any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of gross negligence or willful misconduct on the part of the Trustee, be deemed to be conclusively proved and established by an Officer’s Certificate delivered to the Trustee, and such Officer’s Certificate, in the absence of gross negligence or willful misconduct on the part of the Trustee, shall be full warrant to the Trustee for any action taken or omitted by it under the provisions of this Indenture upon the faith thereof.

Section 7.08 Eligibility of Trustee. There shall at all times be a Trustee hereunder which shall be a Person that is eligible pursuant to the Trust Indenture Act (as if the Trust Indenture Act were applicable hereto) to act as such and has a combined capital and surplus of at least $50,000,000. If such Person publishes reports of condition at least annually, pursuant to law or to the requirements of any supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

Section 7.09 Resignation or Removal of Trustee. (a) The Trustee may at any time resign by giving written notice of such resignation to the Company. Upon receiving such notice of resignation, the Company shall promptly notify all Holders and appoint a successor trustee by written instrument, in duplicate, executed by order of the Board of Directors, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee. If no successor trustee shall have been so appointed and have accepted appointment within sixty (60) days after the giving of such notice of resignation to the Company, the resigning Trustee may, upon ten Business Days’ notice to the Company and the Holders and at the expense of the Company, petition any court of competent jurisdiction for the appointment of a successor trustee, or any Holder who has been a bona fide holder of a Note or Notes for at least six months (or since the date of this Indenture) may, subject to the provisions of Section 6.11, on behalf of himself or herself and all others similarly situated, petition any such court for the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee.

(a) In case at any time any of the following shall occur:

(i) the Trustee shall cease to be eligible in accordance with the provisions of Section 7.08 and shall fail to resign after written request therefor by the Company or by any such Holder, or

(ii) the Trustee shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in either case, the Company may by a Board Resolution remove the Trustee and appoint a successor trustee by written instrument, in duplicate, executed by order of the Board of Directors, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee, or, subject to the provisions of Section 6.11, any Holder who has been a bona fide holder of a Note or Notes for at least six months (or since the date of this Indenture) may, on behalf of himself or herself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor trustee.

(b) The Holders of a majority in aggregate principal amount of the Notes at the time outstanding, as determined in accordance with Section 8.04, may at any time remove the Trustee and nominate a successor trustee that shall be deemed appointed as successor trustee unless within ten (10) days after notice to the Company of such nomination the Company objects thereto, in which case the Trustee so removed or any Holder, upon the terms and conditions and otherwise as in Section 7.09(a) provided, may petition any court of competent jurisdiction for an appointment of a successor trustee.

(c) Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section 7.09 shall become effective upon acceptance of appointment by the successor trustee as provided in Section 7.10.

Section 7.10 Acceptance by Successor Trustee. Any successor trustee appointed as provided in Section 7.09 shall execute, acknowledge and deliver to the Company and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as Trustee herein; but, nevertheless, on the written request of the Company or of the successor trustee, the trustee ceasing to act shall, upon payment of any amounts then due it pursuant to the provisions of Section 7.06, execute and deliver an instrument transferring to such successor trustee all the rights and powers of the trustee so ceasing to act. Upon request of any such successor trustee, the Company shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor trustee all such rights and powers. Any trustee ceasing to act shall, nevertheless, retain a senior lien to which the Notes are hereby made subordinate on all money or property held or collected by such trustee as such, except for funds held in trust for the benefit of Holders of particular Notes, to secure any amounts then due it pursuant to the provisions of Section 7.06.

No successor trustee shall accept appointment as provided in this Section 7.10 unless at the time of such acceptance such successor trustee shall be eligible under the provisions of Section 7.08.

Upon acceptance of appointment by a successor trustee as provided in this Section 7.10, each of the Company and the successor trustee, at the written direction and at the expense of the Company shall deliver or cause to be delivered notice of the succession of such trustee hereunder to the Holders. If the Company fails to deliver such notice within ten (10) days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be delivered at the expense of the Company.

Section 7.11 Succession by Merger, Etc. Any corporation or other entity into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation or other entity resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation or other entity succeeding to all or substantially all of the corporate trust business of the Trustee (including the administration of this Indenture), shall be the successor to the Trustee hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided that in the case of any corporation or other entity succeeding to all or substantially all of the corporate trust business of the Trustee such corporation or other entity shall be eligible under the provisions of Section 7.08.

In case at the time such successor to the Trustee shall succeed to the trusts created by this Indenture, any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee or authenticating agent appointed by such predecessor trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Trustee or an authenticating agent appointed by such successor trustee may authenticate such Notes either in the name of any predecessor trustee hereunder or in the name of the successor trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Notes or in this Indenture provided that the certificate of the Trustee shall have; provided, however, that the right to adopt the certificate of authentication of any predecessor trustee or to authenticate Notes in the name of any predecessor trustee shall apply only to its successor or successors by merger, conversion or consolidation.

Section 7.12 Trustee’s Application for Instructions from the Company. Any application by the Trustee for written instructions from the Company (other than with regard to any action proposed to be taken or omitted to be taken by the Trustee that affects the rights of the Holders of the Notes under this Indenture) may, at the option of the Trustee, set forth in writing any action proposed to be taken or omitted by the Trustee under this Indenture and the date on and/or after which such action shall be taken or such omission shall be effective. The Trustee shall not be liable to the Company for any action taken by, or omission of, the Trustee in accordance with a proposal included in such application on or after the date specified in such application (which date shall not be less than three (3) Business Days after the date any officer that the Company has indicated to the Trustee should receive such application actually receives such application, unless any such officer shall have consented in writing to any earlier date), unless, prior to taking any such action (or the effective date in the case of any omission), the Trustee shall have received written instructions in accordance with this Indenture in response to such application specifying the action to be taken or omitted.

ARTICLE 8

CONCERNING THE HOLDERS

Section 8.01 Action by Holders. Whenever in this Indenture it is provided that the Holders of a specified percentage of the aggregate principal amount of the Notes may take any action (including the making of any demand or request, the giving of any notice, consent or waiver or the taking of any other action), the fact that at the time of taking any such action, the Holders of such specified percentage have joined therein may be evidenced (a) by any instrument or any number of instruments of similar tenor executed by Holders in person or by agent or proxy appointed in writing, or (b) by the record of the Holders voting in favor thereof at any meeting of Holders duly called and held in accordance with the provisions of Article 9, or (c) by a combination of such instrument or instruments and any such record of such a meeting of Holders. Whenever the Company or the Trustee solicits the taking of any action by the Holders of the Notes, the Company or the Trustee, as applicable, may, but shall not be required to, fix in advance of such solicitation, a date as the record date for determining Holders entitled to take such action. The record date if one is selected shall be not more than fifteen (15) days prior to the date of commencement of solicitation of such action.

Section 8.02 Proof of Execution by Holders. Subject to the provisions of Section 7.01, Section 7.02 and Section 9.05, proof of the execution of any instrument by a Holder or its agent or proxy shall be sufficient if made in accordance with such reasonable rules and regulations as may be prescribed by the Trustee or in such manner as shall be satisfactory to the Trustee. The holding of Notes shall be proved by the Note Register or by a certificate of the Note Registrar. The record of any Holders’ meeting shall be proved in the manner provided in Section 9.06.

Section 8.03 Who Are Deemed Absolute Owners. The Company, the Trustee, any authenticating agent, any Paying Agent, any Exchange Agent and any Note Registrar may deem the Person in whose name a Note shall be registered upon the Note Register to be, and may treat it as, the absolute owner of such Note (whether or not such Note shall be overdue and notwithstanding any notation of ownership or other writing thereon made by any Person other than the Company or any Note Registrar) for the purpose of receiving payment of or on account of the principal (including any Fundamental Change Repurchase Price) of and (subject to Section 2.03) accrued and unpaid interest on such Note, for exchange of such Note and for all other purposes; and neither the Company nor the Trustee nor any Paying Agent nor any Exchange Agent nor any Note Registrar shall be affected by any notice to the contrary. The sole registered holder of a Global Note shall be the Depositary or its nominee. All such payments or deliveries so made to any Holder for the time being, or upon its order, shall be valid, and, to the extent of the sums or shares of Common Stock so paid or delivered, effectual to satisfy and discharge the liability for monies payable or shares deliverable upon any such Note. Notwithstanding anything to the contrary in this Indenture or the Notes following an Event of Default, any holder of a beneficial interest in a Global Note may directly enforce against the Company, without the consent, solicitation, proxy, authorization or any other action of the Depositary or any other Person, such holder’s right to exchange such beneficial interest for a Note in certificated form in accordance with the provisions of this Indenture.

Section 8.04 Company-Owned Notes Disregarded. In determining whether the Holders of the requisite aggregate principal amount of Notes have concurred in any direction, consent, waiver or other action under this Indenture, Notes that are owned by the Company, by any Subsidiary thereof or by any Affiliate of the Company or any Subsidiary thereof shall be disregarded and deemed not to be outstanding for the purpose of any such determination; provided that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, consent, waiver or other action only Notes that a Responsible Officer actually knows are so owned shall be so disregarded. Notes so owned that have been pledged in good faith may be regarded as outstanding for the purposes of this Section 8.04 if the pledgee shall establish to the satisfaction of the Trustee the pledgee’s right to so act with respect to such Notes and that the pledgee is not the Company, a Subsidiary thereof or an Affiliate of the Company or a Subsidiary thereof. In the case of a dispute as to such right, any decision by the Trustee taken upon the advice of counsel shall be full protection to the Trustee. Upon request of the Trustee, the Company shall furnish to the Trustee promptly an Officer’s Certificate listing and identifying all Notes, if any, known by the Company to be owned or held by or for the account of any of the above described Persons; and, subject to Section 7.01, the Trustee shall be entitled to accept such Officer’s Certificate as conclusive evidence of the facts therein set forth and of the fact that all Notes not listed therein are outstanding for the purpose of any such determination.

Section 8.05 Revocation of Consents; Future Holders Bound. At any time prior to (but not after) the evidencing to the Trustee, as provided in Section 8.01, of the taking of any action by the Holders of the percentage of the aggregate principal amount of the Notes specified in this Indenture in connection with such action, any Holder of a Note that is shown by the evidence to be included in the Notes the Holders of which have consented to such action may, by filing written notice with the Trustee at its Corporate Trust Office and upon proof of holding as provided in Section 8.02, revoke such action so far as concerns such Note. Except as aforesaid, any such action taken by the Holder of any Note shall be conclusive and binding upon such Holder and upon all future Holders and owners of such Note and of any Notes issued in exchange or substitution therefor or upon registration of transfer thereof, irrespective of whether any notation in regard thereto is made upon such Note or any Note issued in exchange or substitution therefor or upon registration of transfer thereof.

ARTICLE 9

HOLDERS’ MEETINGS

Section 9.01 Purpose of Meetings. A meeting of Holders may be called at any time and from time to time pursuant to the provisions of this Article 9 for any of the following purposes:

(a) to give any notice to the Company or to the Trustee or to give any directions to the Trustee permitted under this Indenture, or to consent to the waiving of any Default or Event of Default hereunder (in each case, as permitted under this Indenture) and its consequences, or to take any other action authorized to be taken by Holders pursuant to any of the provisions of Article 6;

(b) to remove the Trustee and nominate a successor trustee pursuant to the provisions of Article 7;

(c) to consent to the execution of an indenture or indentures supplemental hereto pursuant to the provisions of Section 10.02; or

(d) to take any other action authorized to be taken by or on behalf of the Holders of any specified aggregate principal amount of the Notes under any other provision of this Indenture or under applicable law.

Section 9.02 Call of Meetings by Trustee. The Trustee may at any time call a meeting of Holders to take any action specified in Section 9.01, to be held at such time and at such place as the Trustee shall determine. Notice of every meeting of the Holders, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting and the establishment of any record date pursuant to Section 8.01, shall be delivered to Holders of such Notes. Such notice shall also be delivered to the Company. Such notices shall be delivered not less than twenty (20) nor more than ninety (90) days prior to the date fixed for the meeting.

Any meeting of Holders shall be valid without notice if the Holders of all Notes then outstanding are present in person or by proxy or if notice is waived before or after the meeting by the Holders of all Notes then outstanding, and if the Company and the Trustee are either present by duly authorized representatives or have, before or after the meeting, waived notice.

Section 9.03 Call of Meetings by Company or Holders. In case at any time the Company or the Holders of at least thirty percent (30%) of the aggregate principal amount of the Notes then outstanding, shall have requested the Trustee to call a meeting of Holders, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have delivered the notice of such meeting promptly and in any event within twenty (20) days after receipt of such request, then the Company or such Holders may determine the time and the place for such meeting and may call such meeting to take any action authorized in Section 9.01, by delivering notice thereof as provided in Section 9.02.

Section 9.04 Qualifications for Voting. To be entitled to vote at any meeting of Holders a Person shall (a) be a Holder of one or more Notes on the record date pertaining to such meeting or (b) be a Person appointed by an instrument in writing as proxy by a Holder of one or more Notes on the record date pertaining to such meeting. The only Persons who shall be entitled to be present or to speak at any meeting of Holders shall be the Persons entitled to vote at such meeting and their counsel and any representatives of the Trustee and its counsel and any representatives of the Company and its counsel.

Section 9.05 Regulations. Notwithstanding any other provisions of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Holders, in regard to proof of the holding of Notes and of the appointment of proxies, and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall think fit.

The Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Company or by Holders as provided in Section 9.03, in which case the Company or the Holders calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the Holders of a majority in aggregate principal amount of the Notes represented at the meeting and entitled to vote at the meeting.

Subject to the provisions of Section 8.04, at any meeting of Holders each Holder or proxyholder shall be entitled to one vote for each $1,000 principal amount of Notes held or represented by him or her; provided, however, that no vote shall be cast or counted at any meeting in respect of any Note challenged as not outstanding and ruled by the chairman of the meeting to be not outstanding. The chairman of the meeting shall have no right to vote other than by virtue of Notes held by it or instruments in writing as aforesaid duly designating it as the proxy to vote on behalf of other Holders. Any meeting of Holders duly called pursuant to the provisions of Section 9.02 or Section 9.03 may be adjourned from time to time by the Holders of a majority of the aggregate principal amount of Notes represented at the meeting, whether or not constituting a quorum, and the meeting may be held as so adjourned without further notice.

Section 9.06 Voting. The vote upon any resolution submitted to any meeting of Holders shall be by written ballot on which shall be subscribed the signatures of the Holders or of their representatives by proxy and the outstanding aggregate principal amount of the Notes held or represented by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record in duplicate of the proceedings of each meeting of Holders shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more Persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was delivered as provided in Section 9.02. The record shall show the aggregate principal amount of the Notes voting in favor of or against any resolution. The record shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one of the duplicates shall be delivered to the Company and the other to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting.

Any record so signed and verified shall be conclusive evidence of the matters therein stated.

Section 9.07 No Delay of Rights by Meeting. Nothing contained in this Article 9 shall be deemed or construed to authorize or permit, by reason of any call of a meeting of Holders or any rights expressly or impliedly conferred hereunder to make such call, any hindrance or delay in the exercise of any right or rights conferred upon or reserved to the Trustee or to the Holders under any of the provisions of this Indenture or of the Notes. Nothing contained in this Article 9 shall be deemed or construed to limit any Holder’s actions pursuant to the applicable procedures of the Depositary so long as the Notes are Global Notes.

ARTICLE 10

SUPPLEMENTAL INDENTURES

Section 10.01 Supplemental Indentures Without Consent of Holders. Without the consent of any Holder, the Company and the Guarantor, each when authorized by the resolutions of the Board of Directors and the Trustee, at the Company’s sole expense, may from time to time and at any time amend or supplement this Indenture or the Notes in writing for one or more of the following purposes:

(a) to cure any ambiguity, omission, defect or inconsistency;

(b) to provide for the assumption by a Successor Company of the obligations of the Company under this Indenture pursuant to Article 11;

(c) to add additional guarantees with respect to the Notes;

(d) to secure the Notes;

(e) to add to the covenants or Events of Default of the Company for the benefit of the Holders or surrender any right or power conferred upon the Company;

(f) to make any change that, as determined by the Board of Directors in good faith and certified by the Company in an Officer’s Certificate, does not adversely affect the rights of any Holder;

(g) in connection with any Share Exchange Event, to provide that the notes are exchangeable into Reference Property, subject to the provisions of Section 14.02, and make such related changes to the terms of the Notes to the extent expressly required by Section 14.07;

(h) comply with any requirement of the Commission in connection with the qualification of this Indenture under the Trust Indenture Act to the extent this Indenture is qualified thereunder;

(i) [reserved];

(j) provide for the appointment of a successor Trustee, Note Registrar, Paying Agent or Exchange Agent;

(k) comply with the rules of any applicable securities depositary in a manner that does not adversely affect the rights of any Holder;

(l) [reserved];

(m) increase the Exchange Rate as provided in this Indenture; or

(n) to make any change to comply with rules of the Depositary, so long as such change does not adversely affect the rights of any Holder, as certified in good faith by the Company in an Officer’s Certificate; or

(o) make any amendment to the provisions of the Indenture relating to the transfer and legending of Notes as permitted by the Indenture, including to facilitate the issuance and administration of Notes; provided, however, that such amendment does not adversely affect the rights of Holders to transfer the Notes;

Upon the written request of the Company and subject to Section 10.05, the Trustee is hereby authorized to, and shall, join with the Company in the execution of any such supplemental indenture, to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to, but may in its discretion, enter into any supplemental indenture that affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.

Any supplemental indenture authorized by the provisions of this Section 10.01 may be executed by the Company and the Trustee without the consent of the Holders of any of the Notes at the time outstanding, notwithstanding any of the provisions of Section 10.02.

Section 10.02 Supplemental Indentures with Consent of Holders. With the consent (evidenced as provided in Article 8) of the Holders of at least a majority of the aggregate principal amount of the Notes then outstanding (determined in accordance with Article 8 and including, without limitation, consents obtained in connection with a repurchase of, or tender or exchange offer for, Notes), the Company and the Guarantor, each when authorized by the resolutions of the Board of Directors and the Trustee, at the Company’s sole expense, may from time to time and at any time enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture, any supplemental indenture or the Notes or of modifying in any manner the rights of the Holders;

provided, however, that, without the consent of each Holder of an outstanding Note affected, no such supplemental indenture shall:

(a) reduce the principal amount of Notes whose Holders must consent to an amendment;

(b) reduce the rate of or extend the stated time for payment of interest, including any default interest, on any Note;

(c) reduce the principal amount of any Notes, reduce the premium payable upon the exchange of the Notes, or extend the Maturity Date of any Note;

(d) make any change that adversely affects the exchange rights of any Notes other than as expressly permitted or required by this Indenture;

(e) reduce the Fundamental Change Repurchase Price of any Note or amend or modify in any manner adverse to the Holders the Company’s obligation to make such payments, whether through an amendment or waiver of provisions in the covenants, definitions or otherwise;

(f) make any Note payable in a currency, in a form, or at a place of payment, other than that stated in the Note;

(g) change the ranking or priority of the Notes or the Guarantee;

(h) impair the right of any Holder to institute suit for the enforcement right to receive payment or delivery, as the case may be, of the principal (including the Fundamental Change Repurchase Price, if applicable) of, accrued and unpaid interest, if any, on, and the consideration due upon exchange of, its Notes, on or after the respective due dates expressed or provided for in the Notes or this Indenture;

(i) make any change in this Article 10 that requires each Holder’s consent or in the waiver provisions in Section 6.02 or Section 6.09; or

(j) provide for the issuance of additional Notes except as permitted herein.

Upon the written request of the Company, and upon the delivery to the Trustee of evidence of the consent of Holders as aforesaid and subject to Section 10.05, the Trustee shall join with the Company in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such supplemental indenture.

Holders do not need under this Section 10.02 to approve the particular form of any proposed supplemental indenture. It shall be sufficient if such Holders approve the substance thereof. After any such supplemental indenture becomes effective, the Company shall deliver to the Holders a notice briefly describing such supplemental indenture. However, the failure to give such notice to all the Holders, or any defect in the notice, will not impair or affect the validity of the supplemental indenture.

Section 10.03 Effect of Supplemental Indentures. Upon the execution of any supplemental indenture pursuant to the provisions of this Article 10, this Indenture shall be and be deemed to be modified and amended in accordance therewith and the respective rights, limitation of rights, obligations, duties and immunities under this Indenture of the Trustee, the Company and the Holders shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

Section 10.04 Notation on Notes. Notes authenticated and delivered after the execution of any supplemental indenture pursuant to the provisions of this Article 10 may, at the Company’s expense, bear a notation as to any matter provided for in such supplemental indenture. If the Company or the Trustee shall so determine, new Notes so modified as to conform, in the opinion of the Board of Directors, to any modification of this Indenture contained in any such supplemental indenture may, at the Company’s expense, be prepared and executed by the Company, authenticated, upon receipt of a Company Order, by the Trustee (or an authenticating agent duly appointed by the Trustee pursuant to Section 17.10) and delivered in exchange for the Notes then outstanding, upon surrender of such Notes then outstanding.

Section 10.05 Evidence of Compliance of Supplemental Indenture to Be Furnished Trustee. In addition to the documents required by Section 17.05, the Trustee shall receive an Officer’s Certificate and an Opinion of Counsel as conclusive evidence that any supplemental indenture executed pursuant hereto complies with the requirements of this Article 10 and is permitted or authorized by this Indenture and such Opinion of Counsel shall include a customary legal opinion stating that such supplemental indenture is the valid and binding obligation of the Company, subject to customary exceptions and qualifications.

ARTICLE 11

CONSOLIDATION, MERGER, SALE, CONVEYANCE AND

LEASE

Section 11.01 Company or Guarantor May Consolidate, Etc. on Certain Terms. Subject to the provisions of Section 11.02, neither the Company nor the Guarantor shall consolidate with, merge with or into, or sell, convey, transfer or lease, all or substantially all of the consolidated assets of the Company and the Company’s Subsidiaries, taken as a whole (or of the Guarantor and the Guarantor’s Subsidiaries, taken as whole), to another Person, unless:

(a) the resulting, surviving or transferee Person (the “Successor Company”), if not the Company or the Guarantor, as applicable, shall be a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia, and the Successor Company (if not the Company) shall expressly assume, by supplemental indenture all of the obligations of the Company or the Guarantor, as applicable under the Notes and this Indenture;

(b) immediately after giving effect to such transaction, no Event of Default shall have occurred and be continuing under this Indenture; and

(c) if the Company or the Guarantor, as applicable, is not the Successor Company, the Successor Company shall have delivered to the Trustee an Officer’s Certificate and Opinion of Counsel, each stating that such consolidation, merger, sale, conveyance, transfer or lease complies with this Indenture and that such supplemental indenture is authorized or permitted by this Indenture and an Opinion of Counsel stating that the supplemental indenture is the valid and binding obligation of the Successor Company, subject to customary exceptions and qualifications.

For purposes of this Section 11.01, the sale, conveyance, transfer or lease of all or substantially all of the properties and assets of one or more Subsidiaries of the Company or the Guarantor, as applicable, to another Person, which properties and assets, if held by the Company or the Guarantor, as applicable, instead of such Subsidiaries, would constitute all or substantially all of the properties and assets of the Company or Guarantor, as applicable, on a consolidated basis, shall be deemed to be the sale, conveyance, transfer or lease of all or substantially all of the properties and assets of the Company or the Guarantor, as applicable, to another Person.

For the avoidance of doubt, this Section 11.01 shall not apply with respect to the transactions contemplated by the Merger Agreement to occur on the date of this Indenture.

Section 11.02 Successor Corporation to Be Substituted. In case of any such consolidation, merger, sale, conveyance, transfer or lease and upon the assumption by the Successor Company (if other than the Company), by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the due and punctual payment of the principal of and accrued and unpaid interest on all of the Notes, the due and punctual delivery and/or payment, as the case may be, of any consideration due upon exchange of the Notes and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Company or the Guarantor, as applicable, such Successor Company (if not the Company or the Guarantor, as applicable) shall succeed to and, except in the case of a lease of all or substantially all of the consolidated assets of the Company and the Company’s Subsidiaries, taken as a whole (or the Guarantor and the Guarantor’s Subsidiaries, taken as a whole), shall be substituted for the Company or the Guarantor, as applicable, with the same effect as if it had been named herein as the party of the first part, and the Company or the Guarantor, as applicable, shall be discharged from its obligations under the Notes and this Indenture (except in the case of a lease of all or substantially all of the consolidated assets of the Company and the Company’s Subsidiaries, taken as a whole or of the Guarantor and the Guarantor’s Subsidiaries, taken as whole, as applicable). Such Successor Company thereupon may cause to be signed, and may issue either in its own name or in the name of the Company any or all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee; and, upon the order of such Successor Company instead of the Company and subject to all the terms, conditions and limitations in this Indenture prescribed, the Trustee shall authenticate and shall deliver, or cause to be authenticated and delivered, any Notes that previously shall have been signed and delivered by the Officers of the Company to the Trustee for authentication, and any Notes that such Successor Company thereafter shall cause to be signed and delivered to the Trustee for that purpose. All the Notes so issued shall in all respects have the same legal rank and benefit under this Indenture as the Notes theretofore or thereafter issued in accordance with the terms of this Indenture as though all of such Notes had been issued at the date of the execution hereof. In the event of any such consolidation, merger, sale, conveyance or transfer (but not in the case of a lease), upon compliance with this Article 11 the Person named as the “Company” in the first paragraph of this Indenture (or any successor that shall thereafter have become such in the manner prescribed in this Article 11) may be dissolved, wound up and liquidated at any time thereafter and, except in the case of a lease, such Person shall be released from its liabilities as obligor and maker of the Notes and from its obligations under this Indenture and the Notes.

In case of any such consolidation, merger, sale, conveyance, transfer or lease, such changes in phraseology and form (but not in substance) may be made in the Notes thereafter to be issued as may be appropriate.

Section 11.03 Opinion of Counsel to Be Given to Trustee. The Company or the Guarantor, as applicable, shall deliver, or cause to be delivered, to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger, combination, sale, lease or other transfer or disposition complies with the requirements of this Indenture.

ARTICLE 12

IMMUNITY OF INCORPORATORS, STOCKHOLDERS,

OFFICERS AND DIRECTORS

Section 12.01 Indenture and Notes Solely Corporate Obligations. No recourse for the payment of the principal of or accrued and unpaid interest on, or the payment or delivery of consideration due upon exchange of, any Note, nor for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company or the Guarantor in this Indenture or in any supplemental indenture or in any Note, nor because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, employee, agent, Officer or director or Subsidiary, as such, past, present or future, of the Company or the Guarantor or of any successor corporation, either directly or through the Company, the Guarantor or any successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that all such liability is hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issue of the Notes.

ARTICLE 13

GUARANTEE

Section 13.01 Guarantee.

(a) By its execution of this Indenture (or any amended or supplemental indenture related thereto), the Guarantor acknowledges and agrees that it receives substantial benefits from the Company and that the Guarantor is providing its Guarantee for good and valuable consideration, including such substantial benefits. Subject to this Article 13, the Guarantor hereby fully and unconditionally guarantees, to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns that:

(i) the principal of, any interest on, and any Exchange Consideration for, the Notes will be promptly paid in full when due, whether at maturity, by acceleration, on a Fundamental Change Repurchase Date or otherwise, and interest on the overdue principal of, any interest on, or any Exchange Consideration for, the Notes, if lawful, and all other obligations of the Company to the Holders or the Trustee under this Indenture or the Notes, will be promptly paid or delivered in full or performed, as applicable, in each case in accordance with this Indenture and the Notes; and

(ii) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration, on a Fundamental Change Repurchase Date or otherwise,

(collectively, the “Guaranteed Obligations”).

Upon the failure of any payment when due of any amount so guaranteed, upon the failure of any performance so guaranteed, for whatever reason, or upon the express request of the Company to the Guarantor, the Guarantor will be obligated to pay or perform, as applicable, the same immediately. The Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

(b) The Guarantor agrees that its Guarantee of the Guaranteed Obligations is unconditional, regardless of the validity or enforceability of this Indenture, the Notes or the obligations of the Company under this Indenture or the Notes, the absence of any action to enforce the same, any waiver or consent by any Holder with respect to any provisions of this Indenture or the Notes, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance that might otherwise constitute a legal or equitable discharge or defense of a guarantor. The Guarantor waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever, and covenants that this Guarantee will not be discharged except by complete performance of the obligations contained in this Indenture and the Notes.

(c) If any Holder or the Trustee is required by any court or otherwise to return, to the Company, the Guarantor or any custodian, trustee, liquidator or other similar official acting in relation to the Company or the Guarantor, any consideration paid or delivered by the Company or the Guarantor to such Holder or the Trustee, then the Guarantee, to the extent theretofore discharged, will be reinstated in full force and effect.

(d) The Guarantor agrees that any right of subrogation, reimbursement or contribution it may have in relation to the Holders or in respect of any Guaranteed Obligations will be subordinated to, and will not be enforceable until payment in full of, all Guaranteed Obligations. The Guarantor further agrees that, as between the Guarantor, on the one hand, and the Holders and the Trustee, on the other hand, (i) the maturity of the Guaranteed Obligations may be accelerated as provided in Article 6, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guaranteed Obligations; and (ii) if any Guaranteed Obligations are accelerated pursuant to Article 6, then such Guaranteed Obligations will, whether or not due and payable, immediately become due and payable by the Guarantor.

(e) The Guarantor, and, by its acceptance of any Note, each Holder, confirms that the Guarantor and the Holders intend that the Guarantee of the Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to the Guarantee. Each of the Trustee, the Holders and the Guarantor irrevocably agrees that the obligations of the Guarantor under its Guarantee will be limited to the maximum amount that will, after giving effect to such maximum amount and all other contingent and fixed liabilities of the Guarantor that are relevant under such laws, result in the obligations of the Guarantor under its Guarantee not constituting a fraudulent transfer or conveyance.

(f) The execution by the Guarantor of this Indenture (or an amended or supplemental indenture related thereto) evidences the Guarantee of the Guarantor, and the delivery of any Note by the Trustee after its authentication constitutes due delivery of the Guarantee on behalf of the Guarantor. A Guarantee’s validity will not be affected by the failure of any officer of the Guarantor executing this Indenture or any such amended or supplemental indenture on the Guarantor’s behalf to hold, at the time any Note is authenticated, the same or any other office at the Guarantor, and the Guarantee will be valid and enforceable even if no notation, certificate or other instrument is set upon or attached to, or otherwise executed and delivered to the Holder of, any Note.

(g) Upon any request or application by the Guarantor to the Trustee to take any action under this Indenture, the Trustee will be entitled to receive an Officer’s Certificate and an Opinion of Counsel pursuant to Section 17.05 with the same effect as if each reference to the Company in Section 17.05 or in the definitions of “Officer,” “Officer’s Certificate” or “Opinion of Counsel” were instead a reference to the Guarantor. A Company Order may be given by the Guarantor with the same effect as if each reference to the Company in the definitions of “Company Order” or “Officer” were instead a reference to the Guarantor. Any notice or demand that this Indenture requires or permits to be given by the Trustee, or by any Holders, to the Company may instead be given to the Guarantor.

(h) The Guarantee will be automatically released, and the Guarantor’s obligations under the Guarantee will be automatically released and discharged, and, in each case, be of no future force and effect, upon the occurrence of any of the following events:

(A) the Company’s obligations under this Indenture are discharged in accordance with Article 10;

(B) the merger or consolidation of the Guarantor with the Company; or

(C) all remaining obligations to make payments or deliver other Exchange Consideration with respect all Notes are discharged in full after the same has become due.

For the avoidance of doubt, the provisions of this Section 13.01 will not limit the operation of the provisions of Section 14.07.

ARTICLE 14

EXCHANGE OF NOTES

Section 14.01 Exchange Privilege. Subject to and upon compliance with the provisions of this Article 14, each Holder of a Note shall have the right, at such Holder’s option, to exchange all or any portion (if the portion to be exchanged is $1,000 principal amount or an integral multiple thereof) of such Note at any time prior to the close of business on the second Scheduled Trading Day immediately preceding the Maturity Date, at an initial exchange rate of 80.0000 shares of Common Stock (subject to adjustment as provided in this Article 14, the “Exchange Rate”) per $1,000 principal amount of Notes (subject to, and in accordance with, the settlement provisions of Section 14.02, the “Exchange Obligation”).

Section 14.02 Exchange Procedure; Settlement Upon Exchange.

(a) Subject to this Section 14.02, Section 14.03, Section 14.07(a) and Section 14.14, upon exchange of any Note, the Company shall pay or deliver, as the case may be, to the exchanging Holder no later than two (2) Business Days following the applicable exchange of the Notes, in respect of each $1,000 principal amount of Notes being exchanged, shares of Common Stock, together with cash, if applicable, due in connection with the Company’s election to settle Additional Shares due under Section 14.14 in cash or in lieu of delivering any fractional share of Common Stock in accordance with subsection (j) of this Section 14.02 (“Physical Settlement”) as set forth in this Section 14.02 (the shares of Common Stock and cash the Company shall pay and/or deliver, as the case may be, in respect of any exchange of Notes (the “Settlement Amount”) shall be the number of shares of Common Stock equal to the Exchange Rate in effect on the Exchange Date (plus cash in lieu of any fractional share of Common Stock issuable upon exchange). The Company shall use the Physical Settlement Method for all exchanges other than a Mandatory Exchanges pursuant to Section 14.03. Notwithstanding the foregoing, if the Company elects to settle Additional Shares due under Section 14.14 in cash, it shall pay the exchanging Holder an amount of cash per each $1,000 principal amount of Notes being exchanged equal to the product of (x) the applicable number of Additional Shares and (y) the arithmetic average of the Daily VWAPs for the ten (10) Trading Days immediately preceding the Exchange Date.

(b) Subject to Section 14.02(e), before any Holder of a Note shall be entitled to exchange a Note as set forth above, such Holder shall (i) in the case of a Global Note, comply with the Applicable Procedures of the Depositary in effect at that time and, if required, pay funds equal to the interest payable on the next Interest Payment Date to which such Holder is not entitled as set forth in Section 14.02(h) and, if required, pay all transfer or similar taxes, if any, pursuant to Section 14.02(e) and (ii) in the case of a Physical Note (1) complete, manually sign and deliver an irrevocable notice to the Exchange Agent as set forth in the Form of Notice of Exchange (or a facsimile thereof) (a “Notice of Exchange”) at the office of the Exchange Agent and state in writing therein the principal amount of Notes to be exchanged and the name or names (with addresses) in which such Holder wishes the certificate or certificates for any shares of Common Stock to be delivered upon settlement of the Exchange Obligation to be registered, (2) surrender such Notes, duly endorsed to the Company or in blank (and accompanied by appropriate endorsement and transfer documents), at the office of the Exchange Agent, (3) if required, furnish appropriate endorsements and transfer documents, (4) if required, pay funds equal to interest payable on the next Interest Payment Date to which such Holder is not entitled as set forth in Section 14.02(h) and (5) if required, pay all transfer or similar taxes, if any, pursuant to Section 14.02(e). The Trustee (and if different, the Exchange Agent) shall notify the Company of any exchange pursuant to this Article 14 on the Exchange Date for such exchange. No Notice of Exchange with respect to any Notes may be surrendered by a Holder thereof if such Holder has also delivered a Fundamental Change Repurchase Notice to the Company in respect of such Notes and has not validly withdrawn such Fundamental Change Repurchase Notice in accordance with Section 15.03. Notwithstanding anything to the contrary contained herein, to the extent that an indirect holder of a Global Note held indirectly through a participant submits irrevocable instructions to exchange any portion of such Note, such Holder shall be deemed for purposes of Regulation SHO to have exchanged the applicable portion of such Note at the time of delivery of such instructions, regardless of when shares of Common Stock are delivered to such Holder or its participant.

If more than one Note shall be surrendered for exchange at one time by the same Holder, the Exchange Obligation with respect to such Notes shall be computed on the basis of the aggregate principal amount of the Notes (or specified portions thereof to the extent permitted thereby) so surrendered.

(c) A Note shall be deemed to have been exchanged immediately prior to the close of business on the date (the “Exchange Date”) that the Holder has complied with the requirements set forth in subsection (ii) above. Except as set forth in Section 14.07(a) and Section 14.14(b), the Company shall pay or deliver, as the case may be, the consideration due in respect of the Exchange Obligation on the second (2nd) Business Day immediately following the relevant Exchange Date, in the case of Physical Settlement, or the second (2nd) Business Day immediately following the last Trading Day of the relevant Observation Period, in the case of Cash Settlement or Combination Settlement. Notwithstanding the foregoing, with respect to the Company’s satisfaction of its Exchange Obligation through Physical Settlement for which the relevant Exchange Date occurs after the Regular Record Date immediately preceding the Maturity Date, the settlement shall occur on the Maturity Date. If any shares of Common Stock are due to an exchanging Holder, the Company shall issue or cause to be issued, and deliver (if applicable) to the Exchange Agent or to such Holder, or such Holder’s nominee or nominees, the full number of shares of Common Stock to which such Holder shall be entitled, in book-entry format through the Depositary or on the Transfer Agent’s books if the shares of Common Stock are not then held through the facilities of DTC, in satisfaction of the Company’s Exchange Obligation.

(d) In case any Note shall be surrendered for partial exchange, the Company shall execute and the Trustee shall authenticate and deliver to or upon the written order of the Holder of the Note so surrendered a new Note or Notes in authorized denominations in an aggregate principal amount equal to the unexchanged portion of the surrendered Note, without payment of any service charge by the exchanging Holder but, if required by the Company or Trustee, with payment of a sum sufficient to cover any documentary, stamp or similar issue or transfer tax or similar governmental charge required by law or that may be imposed in connection therewith as a result of the name of the Holder of the new Notes issued upon such exchange being different from the name of the Holder of the old Notes surrendered for such exchange.

(e) If a Holder submits a Note for exchange, the Company shall pay any documentary, stamp or similar issue or transfer tax due on the issue of any shares of Common Stock upon exchange, unless the tax is due because the Holder requests such shares to be issued in a name other than the Holder’s name, in which case the Holder shall pay that tax. The Exchange Agent may refuse to deliver the certificates representing the shares of Common Stock being issued in a name other than the Holder’s name until the Trustee receives a sum sufficient to pay any tax that is due by such Holder in accordance with the immediately preceding sentence.

(f) Except as provided in Section 14.04, no adjustment shall be made for dividends on any shares of Common Stock issued upon the exchange of any Note as provided in this Article 14.

(g) Upon the exchange of an interest in a Global Note, the Trustee, or the Custodian at the direction of the Trustee, shall make a notation on such Global Note as to the reduction in the principal amount represented thereby. The Company shall notify the Trustee in writing of any exchange of Notes effected through any Exchange Agent other than the Trustee.

(h) Upon exchange, a Holder shall not receive any separate cash payment for accrued and unpaid interest, if any, except as set forth below. The Company’s settlement of the full Exchange Obligation shall be deemed to satisfy in full its obligation to pay the principal amount of the Note and accrued and unpaid interest, if any, to, but excluding, the relevant Exchange Date. As a result, accrued and unpaid interest, if any, to, but excluding, the relevant Exchange Date shall be deemed to be paid in full rather than cancelled, extinguished or forfeited. Notwithstanding the foregoing, if Notes are exchanged after the close of business on a Regular Record Date but prior to the open of business on the immediately following Interest Payment Date, Holders of such Notes as of the close of business on such Regular Record Date will receive the full amount of interest payable on such Notes on such Interest Payment Date notwithstanding the exchange. However, Notes surrendered for exchange during the period from the close of business on any Regular Record Date to the open of business on the immediately following Interest Payment Date must be accompanied by funds equal to the amount of interest payable on the Notes so exchanged on the corresponding Interest Payment Date (regardless of whether the exchanging Holder was the Holder of record on the corresponding Regular Record Date); provided that no such payment shall be required (1) for exchanges following the close of business on the Regular Record Date immediately preceding the Maturity Date; (2) if the Company has specified a Fundamental Change Repurchase Date that is after a Regular Record Date and on or prior to the Business Day immediately following the corresponding Interest Payment Date; (3) if the Company has selected a Mandatory Exchange Date that is after a Regular Record Date and on or prior to the Business Day immediately following the corresponding Interest Payment Date; or (4) to the extent of any Defaulted Amounts, if any Defaulted Amounts exist at the time of exchange with respect to such Note. Therefore, for the avoidance of doubt, all Holders of record on the Regular Record Date immediately preceding the Maturity Date and any Fundamental Change Repurchase Date described in clause (2) above shall receive the full interest payment due on the Maturity Date or other applicable Interest Payment Date in cash regardless of whether their Notes have been exchanged and/or repurchased, as applicable, following such Regular Record Date.

(i) The Person in whose name the shares of Common Stock shall be issuable upon exchange shall be treated as a stockholder of record as of the close of business on the relevant Exchange Date (in the case of Physical Settlement) or the last trading day of the relevant Observation Period (in the case of Combination Settlement). Upon an exchange of Notes, such Person shall no longer be a Holder of such Notes surrendered for exchange, subject to Section 14.13. Prior to exchange of a Holder’s Note, such Holder (in such capacity) shall not have any rights as a stockholder of the Company.

(j) The Company shall not issue any fractional share of Common Stock upon exchange of the Notes and shall instead pay cash in lieu of delivering any fractional share of Common Stock issuable upon exchange based on the Daily VWAP for the relevant Exchange Date.

Section 14.03 Company’s Mandatory Exchange Option.

(a) On or after September 30, 2023 and prior to the close of business on July 7, 2028, the Company may, at its option, elect to exchange the original principal amount of the Notes in whole but not in part if the Last Reported Sale Price of the Common Stock for at least twenty (20) Trading Days (whether or not consecutive) during the period of thirty (30) consecutive Trading Days ending on, and including, the last Trading Day of the immediately preceding calendar quarter (the “Mandatory Exchange Determination Date”) is greater than or equal to 130% of the Exchange Price on each applicable Trading Day; provided, however, that the Company shall not be permitted to effect any Company Mandatory Exchange hereunder if as of such Mandatory Exchange Date an Equity Conditions Failure then exists.

(b) To exercise the Company Mandatory Exchange Right, the Company will send notice of the Company’s election (a “Mandatory Exchange Notice”) to Holders, the Trustee and the Exchange Agent no later than the fifth (5th) Business Day following the Mandatory Exchange Determination Date. Upon exchange of the Notes pursuant to this Section 14.03, the Company shall pay or deliver, as the case may be, to each Holder, in respect of each $1,000 principal amount of Notes being exchanged, (i) cash (“Cash Settlement”), (ii) shares of Common Stock pursuant to a Physical Settlement (plus cash in lieu of any fractional share of Common Stock issuable upon exchange) or (iii) a combination of cash and Common Stock, together with cash, if applicable, in lieu of delivering any fractional shares of Common Stock in accordance with Section 14.14, at its election (“Combination Settlement”).

Such Mandatory Exchange Notice must state:

(i) that the Notes have been called for Mandatory Exchange, briefly describing the Company Mandatory Exchange Right under this Indenture;

(ii) the Mandatory Exchange Date;

(iii) the current Exchange Rate;

(iv) the name and address of the Paying Agent and the Exchange Agent;

(v) the form of settlement and Specified Dollar Amount (if applicable); and

(vi) the CUSIP and ISIN numbers, if any, of the Notes.

(c) If the Company exercises the Company Mandatory Exchange Right in accordance with this Section 14.03, then an Exchange Date will automatically, and without the need for any action on the part of any Holder, the Trustee or the Exchange Agent, be deemed to occur, with respect to each Note then outstanding, on the Mandatory Exchange Date. The Mandatory Exchange Date will be a Business Day of the Company’s choosing that is no more than thirty (30), nor less than ten (10), Business Days after the Company sends the Mandatory Exchange Notice; provided that the Mandatory Exchange Date shall be no later than the second Scheduled Trading Day prior to the Maturity Date. The Company shall pay or deliver, as the case may be, the consideration due in respect of the Exchange Obligation on the second (2nd) Business Day immediately following the Mandatory Exchange Date.

(d) Any share of Common Stock delivered upon a Mandatory Exchange of any Note will be a newly issued or treasury share and will be duly and validly issued, fully paid, non-assessable, free from preemptive rights and free of any lien or adverse claim. If the Common Stock is then listed on any securities exchange and has been registered on an effective registration statement with the Commission, then the Company will cause each share of Common Stock, when delivered upon a Mandatory Exchange of any Note, to be admitted for listing on such exchange. Notwithstanding anything herein to the contrary, the Company shall not be permitted to effect any Company Mandatory Exchange hereunder unless as of such Mandatory Exchange Date no Equity Conditions Failure then exists.

(e) The cash, Common Stock or combination of cash and Common Stock in respect of any exchange of Notes shall be computed as follows:

(i) if the Company elects to satisfy its obligations in respect of such Mandatory Exchange by Physical Settlement, the Company shall deliver to each Holder in respect of each $1,000 principal amount of Notes being exchanged a number of shares of Common Stock equal to the Exchange Rate in effect on the Mandatory Exchange Date (plus cash in lieu of any fractional share of Common Stock issuable upon exchange);

(ii) if the Company elects to satisfy its obligations in respect of such Mandatory Exchange by Cash Settlement, the Company shall pay to each Holder in respect of each $1,000 principal amount of Notes being exchanged cash in an amount equal to the sum of the Daily Exchanges Values for each Trading Day during the related Observation Period; and

(iii) if the Company elects to satisfy its obligations in respect of such Mandatory Exchange by Combination Settlement, the Company shall pay or deliver to each Holder, as the case may be, in respect of each $1,000 principal amount of Notes being exchanged, consideration consisting of (a) a number of shares of Common Stock equal to the sum of the Daily Share Amounts for each Trading Day in the Observation Period for such Exchange; and (b) an amount of cash equal to the sum of the Daily Cash Amounts for each Trading Day in such Observation Period.

Section 14.04 Adjustment of Exchange Rate. The Exchange Rate shall be adjusted from time to time by the Company if any of the following events occurs, except that the Company shall not make any adjustments to the Exchange Rate if Holders of the Notes participate (other than in the case of (x) a share split or share combination or (y) a tender or exchange offer), at the same time and upon the same terms as holders of the Common Stock and solely as a result of holding the Notes, in any of the transactions described in this Section 14.04, without having to exchange their Notes, as if they held a number of shares of Common Stock equal to the Exchange Rate, multiplied by the principal amount (expressed in thousands) of Notes held by such Holder. Whenever any provision of this Indenture requires calculations over a period of multiple days or during an Observation Period, the Company will, if appropriate, make proportionate adjustments, if any, to such calculations to account for any adjustment to the Exchange Rate pursuant to this Section 14.04 that becomes effective, or any event requiring such an adjustment to the Exchange Rate where the Ex-Dividend Date, effective date or Expiration Date, as applicable, of such event occurs, at any time during such period or Observation Period, as applicable.

(a) If the Guarantor exclusively issues shares of Common Stock as a dividend or distribution on shares of the Common Stock, or if the Guarantor effects a share split or share combination, the Exchange Rate shall be adjusted based on the following formula:

where,

CR0 =	the Exchange Rate in effect immediately prior to the open of business on the Ex-Dividend Date of such dividend or distribution, or immediately prior to the open of business on the Effective Date of such share split or share combination, as applicable;

CR1 =	the Exchange Rate in effect immediately after the open of business on such Ex-Dividend Date or Effective Date, as applicable;

OS0 =	the number of shares of Common Stock outstanding immediately prior to the open of business on such Ex-Dividend Date or Effective Date, as applicable, before giving effect to such dividend, distribution, share split or share combination; and

OS1 =	the number of shares of Common Stock outstanding immediately after giving effect to such dividend, distribution, share split or share combination, as applicable.

Any adjustment made under this Section 14.04(a) shall become effective immediately after the open of business on the Ex-Dividend Date for such dividend or distribution, or immediately after the open of business on the Effective Date for such share split or share combination, as applicable. If any dividend or distribution of the type described in this Section 14.04(a) is declared but not so paid or made, or any share split or combination of the type described in this Section 14.04(a) is announced but the outstanding shares of Common Stock are not split or combined, as the case may be, the Exchange Rate shall be immediately readjusted, effective as of the date the Board of Directors determines in good faith not to pay such dividend or distribution, or not to split or combine the outstanding shares of Common Stock, as the case may be, to the Exchange Rate that would then be in effect if such dividend or distribution had not been declared or such share split or combination had not been announced.

(b) If the Guarantor issues to all or substantially all holders of the Common Stock any rights, options or warrants (other than pursuant to a stockholders rights plan) entitling them, for a period of not more than forty-five (45) calendar days after the announcement date of such issuance, to subscribe for or purchase shares of the Common Stock at a price per share that is less than the average of the Last Reported Sale Prices of the Common Stock for the ten (10) consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such issuance, the Exchange Rate shall be increased based on the following formula:

where,

CR0	=	the Exchange Rate in effect immediately prior to the open of business on the Ex-Dividend Date for such issuance;

CR1	=	the Exchange Rate in effect immediately after the open of business on such Ex-Dividend Date;

OS0	=	the number of shares of Common Stock outstanding immediately prior to the open of business on such Ex-Dividend Date;

X	=	the total number of shares of Common Stock issuable pursuant to such rights, options or warrants; and

Y	=	the number of shares of Common Stock equal to (i) the aggregate price payable to exercise such rights, options or warrants, divided by (ii) the average of the Last Reported Sale Prices of the Common Stock over the ten (10) consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of the issuance of such rights, options or warrants.

Any increase made under this Section 14.04(b) shall be made successively whenever any such rights, options or warrants are issued and shall become effective immediately after the open of business on the Ex-Dividend Date for such issuance. To the extent that shares of the Common Stock are not delivered after the expiration of such rights, options or warrants, the Exchange Rate shall be decreased to the Exchange Rate that would then be in effect had the increase with respect to the issuance of such rights, options or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered. If such rights, options or warrants are not so issued, the Exchange Rate shall be decreased to the Exchange Rate that would then be in effect if such Ex-Dividend Date for such issuance had not occurred.

For purposes of this Section 14.04(b), in determining whether any rights, options or warrants entitle the holders of Common Stock to subscribe for or purchase shares of the Common Stock at a price per share that is less than such average of the Last Reported Sale Prices of the Common Stock for the ten (10) consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such issuance, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received by the Guarantor for such rights, options or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by the Board of Directors in good faith.

(c) If the Guarantor distributes shares of the Guarantor’s Capital Stock, evidences of its indebtedness, other assets or property of the Guarantor or rights, options or warrants to acquire its Capital Stock or other securities, to all or substantially all holders of the Common Stock, excluding (i) dividends, distributions or issuances (including share splits) as to which an adjustment was effected pursuant to Section 14.04(a), Section 14.04(b) or Section 14.04(e), (ii) except as otherwise described in

Section 14.11, rights issued pursuant to any stockholders rights plan of the Guarantor then in effect, (iii) dividends or distributions paid exclusively in cash as to which the provisions set forth in Section 14.04(d) shall apply, (iv) dividends or distributions of Reference Property in exchange for or upon conversion of the Common Stock in a Share Exchange Event, and (v) Spin-Offs as to which the provisions set forth below in this Section 14.04(c) shall apply (any of such shares of Capital Stock, evidences of indebtedness, other assets or property or rights, options or warrants to acquire Capital Stock or other securities, the “Distributed Property”), then the Exchange Rate shall be increased based on the following formula:

where,

CR0	=	the Exchange Rate in effect immediately prior to the open of business on the Ex-Dividend Date for such distribution;

CR1	=	the Exchange Rate in effect immediately after the open of business on such Ex-Dividend Date;

SP 0	=	the average of the Last Reported Sale Prices of the Common Stock over the ten (10) consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date for such distribution; and

FMV	=	the fair market value (as determined by the Board of Directors in good faith) of the Distributed Property with respect to each outstanding share of the Common Stock on the Ex-Dividend Date for such distribution.

Any increase made under the portion of this Section 14.04(c) above shall become effective immediately after the open of business on the Ex-Dividend Date for such distribution. If such distribution is not so paid or made, the Exchange Rate shall be decreased to the Exchange Rate that would then be in effect if such distribution had not been declared. If the Guarantor issues rights, options or warrants to acquire Capital Stock or other securities that are exercisable only upon the occurrence of certain triggering events, the Company shall not adjust the Exchange Rate pursuant to the clauses above until the earliest of these triggering events occurs. Notwithstanding the foregoing, if “FMV” (as defined above) is equal to or greater than “SP0” (as defined above), then, in lieu of the foregoing increase, each Holder of a Note shall receive, in respect of each $1,000 principal amount thereof, at the same time and upon the same terms as holders of the Common Stock receive the Distributed Property, the amount and kind of Distributed Property such Holder would have received if such Holder owned a number of shares of Common Stock equal to the Exchange Rate in effect immediately prior to the open of business on the Ex-Dividend Date for the distribution. If the Board of Directors determines in good faith the “FMV” (as defined above) of any distribution for purposes of this Section 14.04(c) by reference to the actual or when-issued trading market for any securities, it shall in doing so consider the prices in such market over the same period used in computing the Last Reported Sale Prices of the Common Stock over the ten (10) consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date for such distribution.

With respect to an adjustment pursuant to this Section 14.04(c) where there has been a payment of a dividend or other distribution on the Common Stock of shares of Capital Stock of any class or series, or similar equity interest, of or relating to a Subsidiary or other business unit of the Guarantor, that are, or, when issued, will be, listed or admitted for trading on a U.S. national securities exchange (a “Spin-Off”), the Exchange Rate shall be increased based on the following formula:

where,

CR0	=	the Exchange Rate in effect immediately prior to the end of the Valuation Period;

CR1	=	the Exchange Rate in effect immediately after the end of the Valuation Period;

FMV0	=	the average of the Last Reported Sale Prices of the Capital Stock or similar equity interest distributed to holders of the Common Stock applicable to one share of the Common Stock (determined by reference to the definition of Last Reported Sale Price as set forth in Section 1.01 as if references therein to Common Stock were to such Capital Stock or similar equity interest) over the first ten (10) consecutive Trading Day period after, and including, the Ex-Dividend Date of the Spin-Off (the “Valuation Period”); and

MP0	=	the average of the Last Reported Sale Prices of the Common Stock over the Valuation Period.

The increase to the Exchange Rate under the preceding paragraph shall occur at the close of business on the last Trading Day of the Valuation Period; provided that if the relevant Exchange Date occurs during the Valuation Period, references to “10” in the preceding paragraph shall be deemed to be replaced with such lesser number of Trading Days as have elapsed between the Ex-Dividend Date of such Spin-Off and the Exchange Date in determining the Exchange Rate. If any dividend or distribution that constitutes a Spin-Off is declared but not so paid or made, the Exchange Rate shall be immediately decreased, effective as of the date the Board of Directors determines in good faith not to pay or make such dividend or distribution, to the Exchange Rate that would then be in effect if such dividend or distribution had not been declared or announced.

For purposes of this Section 14.04(c) (and subject in all respect to Section 14.11), rights, options or warrants distributed by the Guarantor to all holders of the Common Stock entitling them to subscribe for or purchase shares of the Guarantor’s Capital Stock, including Common Stock (either initially or under certain circumstances), which rights, options or warrants, until the occurrence of a specified event or events (“Trigger Event”):

(i) are deemed to be transferred with such shares of the Common Stock;

(ii) are not exercisable; and

(iii) are also issued in respect of future issuances of the Common Stock,

shall be deemed not to have been distributed for purposes of this Section 14.04(c) (and no adjustment to the Exchange Rate under this Section 14.04(c) will be required) until the occurrence of the earliest Trigger Event, whereupon such rights, options or warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Exchange Rate shall be made under this Section 14.04(c). If any such right, option or warrant, including any such existing rights, options or warrants distributed prior to the date of this Indenture, are subject to events, upon the occurrence of which such rights, options or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and Ex-Dividend Date with respect to new rights, options or warrants with such rights (in which case the existing rights, options or warrants shall be deemed to terminate and expire on such date without exercise by any of the holders thereof). In addition, in the event of any distribution (or deemed distribution) of rights, options or warrants, or any Trigger Event or other event (of the type described in the immediately preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Exchange Rate under this Section 14.04(c) was made:

(1) in the case of any such rights, options or warrants that shall all have been redeemed or purchased without exercise by any holders thereof, upon such final redemption or purchase (x) the Exchange Rate shall be readjusted as if such rights, options or warrants had not been issued and the Exchange Rate shall then again be readjusted to give effect to such distribution, deemed distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or purchase price received by a holder or holders of Common Stock with respect to such rights, options or warrants (assuming such holder had retained such rights, options or warrants), made to all holders of Common Stock as of the date of such redemption or purchase, and

(2) in the case of such rights, options or warrants that shall have expired or been terminated without exercise by any holders thereof, the Exchange Rate shall be readjusted as if such rights, options and warrants had not been issued.

For purposes of Section 14.04(a), Section 14.04(b) and this Section 14.04(c), if any dividend or distribution to which this Section 14.04(c) is applicable also includes one or both of:

(A) a dividend or distribution of shares of Common Stock to which Section 14.04(a) is applicable (the “Clause A Distribution”); or

(B) a dividend or distribution of rights, options or warrants to which Section 14.04(b) is applicable (the “Clause B Distribution”),

then, in either case,

(1) such dividend or distribution, other than the Clause A Distribution and the Clause B Distribution, shall be deemed to be a dividend or distribution to which this Section 14.04(c) is applicable (the “Clause C Distribution”) and any Exchange Rate adjustment required by this Section 14.04(c) with respect to such Clause C Distribution shall then be made, and

(2) the Clause A Distribution and Clause B Distribution shall be deemed to immediately follow the Clause C Distribution and any Exchange Rate adjustment required by Section 14.04(a) and Section 14.04(b) with respect thereto shall then be made, except that, if determined by the Company (I) the “Ex-Dividend Date” of the Clause A Distribution and the Clause B Distribution shall be deemed to be the Ex-Dividend Date of the Clause C Distribution and (II) any shares of Common Stock included in the Clause A Distribution or Clause B Distribution shall be deemed not to be “outstanding immediately prior to the open of business on such Ex-Dividend Date or Effective Date” within the meaning of Section 14.04(a) or “outstanding immediately prior to the open of business on such Ex-Dividend Date” within the meaning of Section 14.04(b).

(d) If the Guarantor pays or makes any cash dividend or distribution to all or substantially all holders of the Common Stock, the Exchange Rate shall be increased based on the following formula:

where,

CR0	=	the Exchange Rate in effect immediately prior to the open of business on the Ex-Dividend Date for such dividend or distribution;

CR1	=	the Exchange Rate in effect immediately after the open of business on the Ex-Dividend Date for such dividend or distribution;

SP 0	=	the Last Reported Sale Price of the Common Stock on the Trading Day immediately preceding the Ex-Dividend Date for such dividend or distribution; and

C	=	the amount in cash per share the Guarantor distributes to all or substantially all holders of the Common Stock.

Any increase pursuant to this Section 14.04(d) shall become effective immediately after the open of business on the Ex-Dividend Date for such dividend or distribution. If such dividend or distribution is not so paid, the Exchange Rate shall be decreased, effective as of the date the Board of Directors determines in good faith not to make or pay such dividend or distribution, to be the Exchange Rate that would then be in effect if such dividend or distribution had not been declared. Notwithstanding the foregoing, if “C” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each Holder of a Note shall receive, for each $1,000 principal amount of Notes, at the same time and upon the same terms as holders of shares of the Common Stock, the amount of cash that such Holder would have received if such Holder owned a number of shares of Common Stock equal to the Exchange Rate in effect on the Ex-Dividend Date for such cash dividend or distribution.

(e) If the Guarantor or any of its Subsidiaries make a payment in respect of a tender or exchange offer for the Common Stock that is subject to the then-applicable tender offer rules under the Exchange Act (other than an odd lot tender offer), to the extent that the cash and value of any other consideration included in the payment per share of the Common Stock exceeds the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer, the Exchange Rate shall be increased based on the following formula:

where,

CR 0	=	the Exchange Rate in effect immediately prior to the close of business on the tenth (10th) Trading Day immediately following, and including, the Trading Day next succeeding the date such tender or exchange offer expires (the date such tender offer or exchange offer expires, the “Expiration Date”);

CR1	=	the Exchange Rate in effect immediately after the close of business on the tenth (10th) Trading Day immediately following, and including, the Trading Day next succeeding the Expiration Date;

AC	=	the aggregate value of all cash and any other consideration (as determined by the Board of Directors in good faith) paid or payable for shares of Common Stock purchased in such tender or exchange offer;

OS0	=	the number of shares of Common Stock outstanding immediately prior to the Expiration Date (prior to giving effect to the purchase of all shares of Common Stock accepted for purchase or exchange in such tender or exchange offer);

OS1	=	the number of shares of Common Stock outstanding immediately after the Expiration Date (after giving effect to the purchase of all shares of Common Stock accepted for purchase or exchange in such tender or exchange offer); and

SP1	=	the average of the Last Reported Sale Prices of the Common Stock over the ten (10) consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the Expiration Date.

The increase to the Exchange Rate under this Section 14.04(e) shall occur at the close of business on the tenth (10th) Trading Day immediately following, and including, the Trading Day next succeeding the date such tender or exchange offer expires; provided that, in respect of any exchange of Notes where Physical Settlement applies, if the relevant Exchange Date occurs during the ten (10) Trading Days immediately following, and including, the Trading Day next succeeding the Expiration Date of any tender or exchange offer, references to “ten (10)” or “tenth (10th)” in the preceding paragraph shall be deemed replaced with such lesser number of Trading Days as have elapsed between the Expiration Date of such tender or exchange offer and the Exchange Date in determining the Exchange Rate and, in respect of any exchange of Notes where Cash Settlement or Combination Settlement apply, for any Trading Day that falls within the relevant Observation Period for such exchange and within the 10 Trading Days immediately following, and including, the Trading Day next succeeding the expiration date of any tender or exchange offer, references to “10” or “10th” in the preceding paragraph shall be deemed replaced with such lesser number of Trading Days as have elapsed between the expiration date of such tender or exchange offer and such Trading Day in determining the Exchange Rate as of such Trading Day. In addition, if the Trading Day next succeeding the date such tender or exchange offer expires is after the tenth (10th) Trading Day immediately preceding, and including, the date immediately preceding the relevant Exchange Date in respect of an exchange of Notes, references to “ten (10)” or “tenth (10th)” in the preceding paragraph and this paragraph shall be deemed to be replaced, solely in respect of that exchange of Notes, with such lesser number of Trading Days as have elapsed from, and including, the Trading Day next succeeding the date such tender or exchange offer expires to, and including, the last Trading Day immediately preceding the relevant Exchange Date.

In the event that the Guarantor or one of its Subsidiaries is obligated to purchase shares of Common Stock pursuant to any such tender offer or exchange offer, but the Guarantor is, or such Subsidiary is, permanently prevented by applicable law from consummating any such purchases, or all such purchases are rescinded, then the Exchange Rate shall be decreased to be the Exchange Rate that would then be in effect if such tender offer or exchange offer had not been made or had been made only in respect of the purchases that have been consummated.

(f) Notwithstanding this Section 14.04 or any other provision of this Indenture or the Notes, if an Exchange Rate adjustment becomes effective on any Record Date, and a Holder that has exchanged its Notes on or after such Record Date and on or prior to the related Record Date would be treated as the record holder of the shares of Common Stock as of the related Exchange Date as described under Section 14.02(i) based on an adjusted Exchange Rate for such Record Date, then, notwithstanding the Exchange Rate adjustment provisions in this Section 14.04, the Exchange Rate adjustment relating to such Record Date shall not be made for such exchanging Holder. Instead, such Holder shall be treated as if such Holder were the record owner of the shares of Common Stock on an unadjusted basis and participate in the related dividend, distribution or other event giving rise to such adjustment.

(g) Except as stated herein, the Company shall not adjust the Exchange Rate for the issuance of shares of the Common Stock or any securities convertible into or exchangeable for shares of the Common Stock or the right to purchase shares of the Common Stock or such convertible or exchangeable securities.

(h) In addition to those adjustments required by clauses (a), (b), (c), (d) and (e) of this Section 14.04, the Company from time to time may increase the Exchange Rate by any amount for a period of at least twenty (20) Business Days if the Board of Directors determines in good faith that such increase would be in the Company’s best interest. In addition, the Company may (but is not required to) increase the Exchange Rate to avoid or diminish any income tax to holders of Common Stock or rights to purchase Common Stock in connection with a dividend or distribution of shares of Common Stock (or rights to acquire shares of Common Stock) or similar event. Whenever the Exchange Rate is increased pursuant to either of the preceding two sentences, the Company shall deliver to the Holder of each Note a notice of the increase at least fifteen (15) days prior to the date the increased Exchange Rate takes effect, and such notice shall state the increased Exchange Rate and the period during which it will be in effect.

(i) Except as stated in this Indenture, the Company shall not adjust the Exchange Rate for the issuance of shares of Common Stock or any securities convertible into or exchangeable for shares of Common Stock or the right to purchase shares of Common Stock or such convertible or exchangeable securities. For illustrative purposes only and without limiting the generality of the preceding sentence, the Exchange Rate shall not be adjusted:

(i) upon the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Guarantor’s securities and the investment of additional optional amounts in shares of Common Stock under any plan;

(ii) upon the issuance of any shares of Common Stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Guarantor or any of the Guarantor’s Subsidiaries;

(iii) upon the issuance of any shares of the Common Stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in clause (ii) of this subsection and outstanding as of the date the Notes were first issued;

(iv) upon the repurchase of any shares of Common Stock pursuant to an open market share repurchase program or other buy-back transaction, including structured or derivative transactions, that is not a tender or exchange offer of the nature described in Section 14.04(e);

(v) solely for a change in the par value (or lack of par value) of the Common Stock; or

(vi) for accrued and unpaid interest, if any.

(j) All calculations and other determinations under this Article 14 shall be made by the Company and shall be made to the nearest one-ten thousandth (1/10,000th) of a share.

(k) Whenever the Exchange Rate is adjusted as herein provided, the Company shall promptly deliver to the Trustee (and the Exchange Agent if not the Trustee) an Officer’s Certificate setting forth the Exchange Rate after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Unless and until a Responsible Officer of the Trustee shall have received such Officer’s Certificate, the Trustee shall not be deemed to have knowledge of any adjustment of the Exchange Rate and may assume without inquiry that the last Exchange Rate of which it has knowledge is still in effect. Promptly after delivery of such certificate, the Company shall prepare a written notice of such adjustment of the Exchange Rate setting forth the adjusted Exchange Rate and the date on which each adjustment becomes effective and shall deliver such notice of such adjustment of the Exchange Rate to each Holder (with a copy to the Trustee). Failure to deliver such notice shall not affect the legality or validity of any such adjustment.

(l) For purposes of this Section 14.04, the number of shares of Common Stock at any time outstanding shall not include shares of Common Stock held in the treasury of the Guarantor so long as the Guarantor does not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Guarantor, but shall include shares of Common Stock issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock.

(m) For the avoidance of doubt, the closing of the transactions contemplated by the Merger Agreement to occur on the date of this Indenture shall not result in any adjustment of the Exchange Rate, Exchange Price or any other terms of the Notes.

Section 14.05 Adjustments of Prices. Whenever any provision of this Indenture requires the Company to calculate the Last Reported Sale Prices or the Daily VWAPs over a span of multiple days, the Board of Directors shall make appropriate adjustments (without duplication in respect of any adjustment made pursuant to Section 14.04) to each to account for any adjustment to the Exchange Rate that becomes effective, or any event requiring an adjustment to the Exchange Rate where the Ex-Dividend Date, Record Date, Effective Date or Expiration Date, as the case may be, of the event occurs, at any time during the period when the Last Reported Sale Prices or the Daily VWAPs are to be calculated.

Section 14.06 Shares to Be Fully Paid. The Company shall reserve, out of its authorized but unissued shares or shares held in treasury, sufficient shares of Common Stock to provide for exchange of the Notes from time to time as such Notes are presented for exchange (assuming the delivery of the maximum number of Additional Shares pursuant to Section 14.14).

Section 14.07 Effect of Recapitalizations, Reclassifications and Changes of the Common Stock.

(a) In the case of:

(i) any recapitalization, reclassification or similar change of the Common Stock (other than changes in par value or resulting from a subdivision or combination),

(ii) any consolidation, merger, combination or similar transaction involving the Guarantor or the Company,

(iii) any sale, lease or other transfer to a third party of all or substantially all of the consolidated assets of the Guarantor and the Guarantor’s Subsidiaries, taken as a whole, or of the consolidated assets of the Company and the Company’s Subsidiaries, taken as a whole,

(iv) any statutory share exchange,

in each case, as a result of which the Common Stock would be converted into, or exchanged for, stock, other securities, other property or assets (including cash or any combination thereof) (any such event, a “Share Exchange Event”), then at and after the effective time of such Share Exchange Event, the right to exchange each $1,000 principal amount of Notes shall be changed into a right to exchange such principal amount of Notes into the kind and amount of shares of stock, other securities or other property or assets (including cash or any combination thereof) that a holder of a number of shares of Common Stock equal to the Exchange Rate immediately prior to such Share Exchange Event would have owned or been entitled to receive (the “Reference Property,” with each “unit of Reference Property” meaning the kind and amount of Reference Property that a holder of one share of Common Stock is entitled to receive) upon such Share Exchange Event and, prior to or at the effective time of such Share Exchange Event, the Guarantor and/or the successor or acquiring Person, as the case may be, shall execute with the Trustee a supplemental indenture permitted under Section 10.01(g) providing for such change in the right to exchange each $1,000 principal amount of Notes; provided, however, that at and after the effective time of the Share Exchange Event (A) the Company or the successor or acquiring company, as the case may be, shall continue to have the right to determine the form of consideration to be paid or delivered, as the case may be, in respect of the Company’s election to settle Additional Shares due under Section 14.14 and (B) (I) any amount payable in cash upon exchange of the Notes in accordance with Section 14.02 shall continue to be payable in cash, (II) any shares of Common Stock that the Company would have been required to deliver upon exchange of the Notes in accordance with Section 14.02 shall instead be deliverable in the amount and type of Reference Property that a holder of that number of shares of Common Stock would have been entitled to receive in such Share Exchange Event and (III) the Daily VWAP shall be calculated based on the value of a unit of Reference Property.

If the Share Exchange Event causes the Common Stock to be converted into, or exchanged for, the right to receive more than a single type of consideration (determined based in part upon any form of stockholder election), then (i) the Reference Property into which the Notes will be exchangeable shall be deemed to be the weighted average of the types and amounts of consideration actually received by the holders of Common Stock, and (ii) the unit of Reference Property for purposes of the immediately preceding paragraph shall refer to the consideration referred to in clause (i) attributable to one share of Common Stock. If the holders of the Common Stock receive only cash in such Share Exchange Event, then for all exchanges for which the relevant Exchange Date occurs after the effective date of such Share Exchange Event (A) the consideration due upon exchange of each $1,000 principal amount of Notes shall be solely cash in an amount equal to the Exchange Rate in effect on the Exchange Date (as may be increased by any Additional Shares pursuant to Section 14.14), multiplied by the price paid per share of Common Stock in such Share Exchange Event and (B) the Company shall satisfy the Exchange Obligation by paying such cash amount to exchanging Holders on the second (2nd) Business Day immediately following the relevant Exchange Date. The Company shall notify in writing Holders, the Trustee and the Exchange Agent (if other than the Trustee) of such weighted average as soon as reasonably practicable after such determination is made.

If the Reference Property in respect of any Share Exchange Event includes, in whole or in part, shares of common equity, such supplemental indenture described in the second immediately preceding paragraph shall provide for anti-dilution and other adjustments that shall be as nearly equivalent as is possible to the adjustments provided for in this Article 14 with respect to the portion of the Reference Property consisting of such common equity. If, in the case of any Share Exchange Event, the Reference Property includes shares of stock, securities or other property or assets (including any combination thereof), other than cash and/or cash equivalents, of a Person other than the Guarantor or the successor or purchasing corporation, as the case may be, in such Share Exchange Event, then such supplemental indenture shall also be executed by such other Person and shall contain such additional provisions to protect the interests of the Holders of the Notes as the Board of Directors shall reasonably consider necessary by reason of the foregoing, including the provisions providing for the purchase rights set forth in Article 15.

(b) When the Company and the Guarantor execute a supplemental indenture pursuant to subsection (a) of this Section 14.07, the Company shall promptly deliver to the Trustee an Officer’s Certificate briefly stating the reasons therefor, the kind or amount of cash, securities or property or asset that will comprise a unit of Reference Property after any such Share Exchange Event, any adjustment to be made with respect thereto and that all conditions precedent have been complied with, and shall promptly deliver notice thereof to all Holders. The Company shall cause notice of the execution of such supplemental indenture to be delivered to each Holder promptly and in any event within twenty (20) days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture.

(c) Neither the Company nor the Guarantor shall become a party to any Share Exchange Event unless its terms are consistent with this Section 14.07. None of the foregoing provisions shall affect the right of a holder of Notes to exchange its Notes into shares of Common Stock, as set forth in Section 14.01 and Section 14.02 prior to the effective date of such Share Exchange Event.

(d) The above provisions of this Section shall similarly apply to successive Share Exchange Events.

Section 14.08 Certain Covenants. (a) The Guarantor covenants that all shares of Common Stock issued upon exchange of Notes will be fully paid and non-assessable by the Guarantor and free from all taxes, liens and charges with respect to the issue thereof.

(a) The Guarantor covenants that, if any shares of Common Stock to be provided for the purpose of exchange of Notes hereunder require registration with or approval of any governmental authority under any federal or state law before such shares of Common Stock may be validly issued upon exchange, the Guarantor will, to the extent then permitted by the rules and interpretations of the Commission, secure such registration or approval, as the case may be.

(b) The Guarantor further covenants that if at any time the Common Stock shall be listed on any national securities exchange or automated quotation system the Guarantor will list and keep listed, so long as the Common Stock shall be so listed on such exchange or automated quotation system, any Common Stock issuable upon exchange of the Notes.

Section 14.09 Responsibility of Trustee. The Trustee and any other Exchange Agent shall not at any time be under any duty or responsibility to any Holder to determine the Exchange Rate (or any adjustment thereto) or whether any facts exist that may require any adjustment (including any increase) of the Exchange Rate, or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same. The Trustee and any other Exchange Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock, or of any securities, property or cash that may at any time be issued or delivered upon the exchange of any Note; and the Trustee and any other Exchange Agent make no representations with respect thereto.

Neither the Trustee nor any Exchange Agent shall be responsible for any failure of the Company to issue, transfer or deliver any shares of Common Stock or stock certificates or other securities or property or cash upon the surrender of any Note for the purpose of exchange or to comply with any of the duties, responsibilities or covenants of the Company contained in this Article. Without limiting the generality of the foregoing, neither the Trustee nor any Exchange Agent shall be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture entered into pursuant to Section 14.07 relating either to the kind or amount of shares of stock or securities or property (including cash) receivable by Holders upon the exchange of their Notes after any event referred to in such

Section 14.07 or to any adjustment to be made with respect thereto, but, subject to the provisions of Section 7.01, may accept (without any independent investigation) as conclusive evidence of the correctness of any such provisions, and shall be protected in conclusively relying upon, the Officer’s Certificate (which the Company shall be obligated to deliver to the Trustee prior to the execution of any such supplemental indenture) with respect thereto. The Trustee and the Exchange Agent may conclusively rely upon any notice with respect to the commencement or termination of such exchange rights.

Section 14.10 Notice to Holders Prior to Certain Actions. In case of any:

(a) action by the Company, the Guarantor or any Subsidiaries of the Company or the Guarantor that would require an adjustment in the Exchange Rate pursuant to Section 14.04 or Section 14.11;

(b) Share Exchange Event; or

(c) voluntary or involuntary dissolution, liquidation or winding-up of the Company or the Guarantor;

then, in each case (unless notice of such event is otherwise required pursuant to another provision of this Indenture) and to the extent applicable, the Company shall cause to be delivered to the Trustee and the Exchange Agent (if other than the Trustee) and to be delivered to each Holder, a notice stating (i) the date on which a record is to be taken for the purpose of such action by the Company or one of its Subsidiaries or, if a record is not to be taken, the date as of which the holders of Common Stock of record are to be determined for the purposes of such action by the Company or one of its Subsidiaries, or (ii) the date on which such dissolution, liquidation or winding-up is expected to become effective or occur, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property deliverable upon such dissolution, liquidation or winding-up. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such action by the Company or one of its Subsidiaries, Share Exchange Event, dissolution, liquidation or winding-up.

Section 14.11 Stockholder Rights Plans. If the Guarantor has a stockholder rights plan in effect upon exchange of the Notes, each share of Common Stock, if any, issued upon such exchange shall be entitled to receive the appropriate number of rights, if any, under such stockholder rights plan and the certificates representing the Common Stock issued upon such exchange shall bear such legends, if any, in each case as may be provided by the terms of any such stockholder rights plan, as the same may be amended from time to time. However, if, prior to any exchange of Notes, the rights have separated from the shares of Common Stock in accordance with the provisions of the applicable stockholder rights plan, the Exchange Rate shall be adjusted at the time of separation as if the Guarantor distributed to all or substantially all holders of the Common Stock Distributed Property as provided in Section 14.04(c), subject to readjustment in the event of the expiration, termination or redemption of such rights.

Section 14.12 Transfer of Notes to be Exchanged to a Third Party for Settlement. When a Holder surrenders its Notes for exchange, the Company may, at its election (a “Third-Party Exchange Election”), direct the Exchange Agent to deliver, on or prior to the first (1st) Trading Day following the Exchange Date, such Notes to a financial institution designated by the Company for settlement in lieu of exchange. In order to accept any Notes surrendered for exchange, the designated financial institution must agree to timely pay and/or deliver, in exchange for such Notes, the applicable Exchange Obligation. If the Company makes a Third-Party Exchange Election, the Company shall, by the close of business on the first (1st) Trading Day following the relevant Exchange Date, notify in writing the Trustee, the Exchange Agent and the Holder surrendering its Notes for exchange that it has made the Third-Party Exchange Election, and the Company shall promptly notify the designated financial institution of the settlement method with respect to such exchange and the relevant deadline for payment and/or delivery of the Exchange Obligation.

Any Notes transferred to the designated financial institution shall remain outstanding. If the designated financial institution agrees to accept any Notes for settlement but does not timely pay and/or deliver the required Exchange Obligation, or if such designated financial institution does not accept the Notes for settlement, the Company shall notify in writing the Trustee, the Exchange Agent and the Holder surrendering its Notes for exchange, and pay and/or deliver the required Exchange Obligation, to the exchanging Holder at the time and in the manner required under this Indenture as if the Company had not made a Third-Party Exchange Election.

The Company’s designation of a financial institution to which the Notes may be submitted for settlement does not require that financial institution to accept any Notes (unless the financial institution has separately made an agreement with the Company). The Company may, but shall not be obligated to, enter into a separate agreement with any designated financial institution that would compensate it for any such transaction.

Section 14.13 Limits Upon Issuance of Shares of Common Stock Upon Exchange. The Company shall not effect the exchange of any of the Notes held by a Holder, and such Holder shall not have the right to exchange any of the Notes held by such Holder pursuant to the terms and conditions of this Indenture and any such exchange shall be null and void and treated as if never made, to the extent that after giving effect to such exchange, such Holder together with the other Attribution Parties collectively would beneficially own in excess of 9.99% (the “Maximum Percentage”) of the shares of Common Stock outstanding immediately after giving effect to such exchange. For purposes of the foregoing sentence, the aggregate number of shares of Common Stock beneficially owned by such Holder and the other Attribution Parties shall include the number of shares of Common Stock held by such Holder and all other Attribution Parties plus the number of shares of Common Stock issuable upon exchange of the Notes with respect to which the determination of such sentence is being made, but shall exclude shares of Common Stock which would be issuable upon (A) exchange of the remaining, nonexchanged Notes beneficially owned by such Holder or any of the other Attribution Parties and (B) exercise or exchange of the unexercised or nonexchanged portion of any other securities of the Company (including, without limitation, any convertible or exchangeable notes, convertible preferred stock or warrants, including the Notes) beneficially owned by such Holder or any other Attribution Party subject to a limitation on conversion, exchange or exercise analogous to the limitation contained in this Section 14.13. For purposes of this Section 14.13, beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act. For purposes of determining the number of outstanding shares of Common Stock a Holder may acquire upon the exchange of such Notes without exceeding the Maximum Percentage, such Holder may rely on the number of outstanding shares of Common Stock as reflected in (x) the Company’s most recent Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K or other public filing with the Commission, as the case may be, (y) a more recent public announcement by the Company or (z) any other written notice by the Company or the Transfer Agent, if any, setting forth the number of shares of Common Stock outstanding (the “Reported Outstanding Share Number”). If the Company receives an Exchange Notice from a Holder at a time when the actual number of outstanding shares of Common Stock is less than the Reported Outstanding Share Number, the Company shall notify such Holder in writing of the number of shares of Common Stock then outstanding and, to the extent that such Exchange Notice would otherwise cause such Holder’s beneficial ownership, as determined pursuant to this Section 14.13, to exceed the Maximum Percentage, such Holder must notify the Company of a reduced number of shares of Common Stock to be delivered pursuant to such Exchange Notice. For any reason at any time, upon the written or oral request of any Holder, the Company shall within one (1) Business Day confirm orally and in writing or by electronic mail to such Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion, exchange or exercise of securities of the Company, including such Notes, by such Holder and any other Attribution Party since the date as of which the Reported Outstanding Share Number was reported. In the event that the issuance of shares of Common Stock to a Holder upon exchange of such Notes results in such Holder and the other Attribution Parties being deemed to beneficially own, in the aggregate, more than the Maximum Percentage of the number of outstanding shares of Common Stock (as determined under Section 13(d) of the Exchange Act), the number of shares so issued by which such Holder’s and the other Attribution Parties’ aggregate beneficial ownership exceeds the Maximum Percentage (the “Excess Shares”) shall be deemed null and void and shall be cancelled ab initio, and such Holder shall not have the power to vote or to transfer the Excess Shares. Upon delivery of a written notice to the Company, any Holder may from time to time increase (with such increase not effective until the sixty-first (61st) day after delivery of such notice) or decrease the Maximum Percentage of such Holder to any other percentage not in excess of 9.99% as specified in such notice; provided that (i) any such increase in the Maximum Percentage will not be effective until the sixty-first (61st) day after such notice is delivered to the Company and (ii) any such increase or decrease will apply only to such Holder and the other Attribution Parties and not to any other Holder that is not an Attribution Party of such Holder. For purposes of clarity, the shares of Common Stock issuable to a Holder pursuant to the terms of this Indenture in excess of the Maximum Percentage shall not be deemed to be beneficially owned by such Holder for any purpose including for purposes of Section 13(d) or Rule 16a-1(a)(1) of the Exchange Act. No prior inability to exchange such Notes pursuant to this paragraph shall have any effect on the applicability of the provisions of this paragraph with respect to any subsequent determination of exchangeability. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 14.13 to the extent necessary to correct this paragraph (or any portion of this paragraph) which may be defective or inconsistent with the intended beneficial ownership limitation contained in this Section 14.13 or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitation contained in this paragraph may not be waived other than pursuant to this Section 14.13 and shall apply to a successor holder of such Notes. Neither the Trustee nor the Exchange Agent shall have any responsibility to determine the Maximum Percentage or whether the issuance of any shares results in a Holder or Attribution Party having Excess Shares or otherwise determine or monitor compliance with the terms of this Section 14.13. Notwithstanding anything to contrary herein, if in connection with any Mandatory Exchange of a Holder’s Notes there would be Excess Shares with respect to such Holder, the portion of such Notes whose exchange would result in such Excess Shares shall be deemed to have not been exchanged and shall continue to accrue interest until such time as the shares of Common Stock that would have been delivered to such Holder but for this Section 14.13 are so delivered.

Section 14.14 Increased Exchange Rate Applicable to Certain Notes Surrendered in Connection with Make-Whole Fundamental Changes or Mandatory Exchange.

(a) If (i) the Effective Date of a Make-Whole Fundamental Change occurs prior to the Maturity Date and a Holder elects to exchange its Notes in connection with such Make-Whole Fundamental Change or (ii) the Company delivers a Mandatory Exchange Notice as provided under Section 14.03, as the case may be, the Company shall, under the circumstances described below, increase the Exchange Rate for the Notes so surrendered for exchange by a number of additional shares of Common Stock (the “Additional Shares”), to the extent and as described below. An exchange of Notes shall be deemed for these purposes to be “in connection with” such Make-Whole Fundamental Change (i) if the relevant Exchange Date occurs during the period from, and including, the Effective Date of the Make-Whole Fundamental Change up to, and including, the Business Day immediately prior to the related Fundamental Change Repurchase Date (or, in the case of a Make-Whole

Fundamental Change that would have been a Fundamental Change but for the proviso in clause (b) of the definition thereof, the thirty-fifth (35th) Trading Day immediately following the Effective Date of such Make-Whole Fundamental Change) (such period, the “Make-Whole Fundamental Change Period”), or (ii) if it is a Mandatory Exchange. Upon surrender of Notes for exchange in connection with a Make-Whole Fundamental Change or Mandatory Exchange in connection with a Make-Whole Fundamental Change, the Company shall satisfy the related Exchange Obligation in accordance with Sections 14.02 and 14.03, as applicable; provided, however, that if, at the effective time of a Make-Whole Fundamental Change described in clause (b) of the definition of Fundamental Change, the Reference Property following such Make-Whole Fundamental Change is composed entirely of cash, for any exchange of Notes following the Effective Date of such Make-Whole Fundamental Change, the Exchange Obligation shall be calculated based solely on the Stock Price for the transaction and shall be deemed to be an amount of cash per $1,000 principal amount of exchanged Notes equal to the Exchange Rate (including any increase to reflect the Additional Shares), multiplied by such Stock Price. In such event, the Exchange Obligation shall be determined and paid to Holders in cash on the second (2nd) Business Day following the Exchange Date. The Company shall notify in writing the Holders, the Trustee and the Exchange Agent (if other than the Trustee) of the Effective Date of any Make-Whole Fundamental Change no later than five (5) Business Days after such Effective Date.

(b) The number of Additional Shares, if any, by which the Exchange Rate shall be increased for exchanges in connection with a Make-Whole Fundamental Change or Mandatory Exchange shall be determined by reference to the table below, based on the date on which the Make-Whole Fundamental Change occurs or becomes effective or the date the Company delivers the Mandatory Exchange Notice, as the case may be (in each case, the “Effective Date”) and the price (the “Stock Price”) paid (or deemed to be paid) per share of the Common Stock in the Make-Whole Fundamental Change or determined with respect to the Mandatory Exchange Notice, as the case may be. If the holders of the Common Stock receive in exchange for their Common Stock only cash in a Make-Whole Fundamental Change described in clause (b) of the definition of Fundamental Change, the Stock Price shall be the cash amount paid per share. Otherwise, the Stock Price shall be the average of the Last Reported Sale Prices of the Common Stock over the five (5) consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the applicable Effective Date. The Board of Directors shall make appropriate adjustments to the Stock Price, in its good faith determination, to account for any adjustment to the Exchange Rate that becomes effective, or any event requiring an adjustment to the Exchange Rate where the Record Date, Effective Date (as such term is used in Section 14.04) or Expiration Date of the event occurs during such five (5) consecutive Trading Day period. If a Mandatory Exchange would also be deemed to be in connection with a Make-Whole Fundamental Change, a Holder of any such Notes to be exchanged will be entitled to a single increase to the Exchange Rate with respect to the first to occur of the Effective Date of the Mandatory Exchange Notice or the Make-Whole Fundamental Change, as applicable, and the later event shall be deemed not to have occurred for purposes of this Section 14.14. The Company may elect to settle any Additional Shares due under this Section 14.14 in cash (pursuant to the terms of Section 14.02(a)) by providing notice of such election in the in writing to the Holders, the Trustee and the Exchange Agent (if other than the Trustee) no later than the date ten (10) Business Days prior to such Effective Date.

(c) The Stock Prices set forth in the column headings of the table below shall be adjusted as of any date on which the Exchange Rate of the Notes is otherwise adjusted. The adjusted Stock Prices shall equal the Stock Prices applicable immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the Exchange Rate immediately prior to such adjustment giving rise to the Stock Price adjustment and the denominator of which is the Exchange Rate as so adjusted. The number of Additional Shares set forth in the table below shall be adjusted in the same manner and at the same time as the Exchange Rate as set forth in Section 14.04.

(d) The following table sets forth the number of Additional Shares of Common Stock by which the Exchange Rate shall be increased per $1,000 principal amount of Notes pursuant to this Section 14.14 for each Stock Price and Effective Date set forth below:

Stock Price
Effective Date	$10.00	$12.50	$13.75	$15.00	$16.25	$17.50	$20.00	$22.50	$25.00	$27.50
September 30, 2021	20.0000	11.3984	8.6669	6.5813	4.9668	3.7051	1.9365	0.8582	0.2424	—
September 30, 2022	20.0000	10.6896	8.0225	6.0173	4.4880	3.3080	1.6795	0.7116	0.1860	—
September 30, 2023	20.0000	9.9128	7.3084	5.3940	3.9618	2.8749	1.4055	0.5560	0.1172	—
September 30, 2024	20.0000	9.1200	6.5607	4.7393	3.4154	2.4349	1.1435	0.4191	0.0652	—
September 30, 2025	20.0000	8.1928	5.6676	3.9620	2.7797	1.9366	0.8655	0.2853	0.0244	—
September 30, 2026	20.0000	6.9608	4.4756	2.9533	1.9902	1.3480	0.5715	0.1636	0.0020	—
September 30, 2027	20.0000	5.0880	2.7222	1.5953	1.0178	0.6743	0.2745	0.0640	—	—
September 30, 2028	20.0000	—	—	—	—	—	—	—	—	—

The exact Stock Price and Effective Date may not be set forth in the table above, in which case:

(i) if the Stock Price is between two Stock Prices in the table above or the Effective Date is between two Effective Dates in the table, the number of Additional Shares by which the Exchange Rate shall be increased shall be determined by a straight-line interpolation between the number of Additional Shares set forth for the higher and lower Stock Prices and the earlier and later Effective Dates, as applicable, based on a three hundred sixty-five (365) day year;

(ii) if the Stock Price is greater than $25.00 per share (subject to adjustment in the same manner as the Stock Prices set forth in the column headings of the table above pursuant to subsection (e) above), no Additional Shares shall be added to the Exchange Rate; and

(iii) if the Stock Price is less than $12.50 per share (subject to adjustment in the same manner as the Stock Prices set forth in the column headings of the table above pursuant to subsection (e) above), no Additional Shares shall be added to the Exchange Rate.

Notwithstanding the foregoing, in no event shall the Exchange Rate per $1,000 principal amount of Notes exceed 100.0000 shares of Common Stock, subject to adjustment in the same manner as the Exchange Rate pursuant to Section 14.04.

Nothing in this Section 14.14 shall prevent an adjustment to the Exchange Rate that would otherwise be required pursuant to Section 14.04 in respect of a Make-Whole Fundamental Change.

ARTICLE 15

REPURCHASE OF NOTES AT OPTION OF HOLDERS

Section 15.01 [Intentionally Omitted].

Section 15.02 Repurchase at Option of Holders Upon a Fundamental Change.

(a) If a Fundamental Change occurs at any time prior to the Maturity Date, each Holder shall have the right, at such Holder’s option, to require the Company to repurchase for cash all of such Holder’s Notes, or any portion of the principal amount thereof properly surrendered and not validly withdrawn pursuant to Section 15.03 that is equal to $1,000 or an integral multiple of $1,000, on the date (the “Fundamental Change Repurchase Date”) specified by the Company that is not less than twenty (20) Business Days or more than thirty-five (35) Business Days following the date of the Fundamental Change Company Notice at a repurchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, plus any remaining amounts that would be owed to, but excluding, the Maturity Date (the “Fundamental Change Repurchase Price”), unless the Fundamental Change Repurchase Date falls after a Regular Record Date but on or prior to the Interest Payment Date to which such Regular Record Date relates, in which case the Company shall instead pay the full amount of accrued and unpaid interest (to, but excluding, such Interest Payment Date) to Holders of record as of such Regular Record Date, and the Fundamental Change Repurchase Price shall be equal to 100% of the principal amount of Notes to be repurchased pursuant to this Article 15. The Fundamental Change Repurchase Date shall be subject to postponement in order to allow the Company to comply with applicable law. Repurchases of Notes under this Section 15.02 shall be made, at the option of the Holder thereof, upon:

(i) delivery to the paying agent by a Holder of a duly completed notice (the “Fundamental Change Repurchase Notice”) in the form set forth in Attachment 2 to the Form of Note attached hereto as Exhibit A, if the Notes are Physical Notes, or in compliance with the Applicable Procedures for surrendering interests in Global Notes, if the Notes are Global Notes, in each case on or before the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date; and

(ii) delivery of the Notes, if the Notes are Physical Notes, to the paying agent at any time after delivery of the Fundamental Change Repurchase Notice (together with all necessary endorsements for transfer) at the office of the paying agent, or book- entry transfer of the Notes, if the Notes are Global Notes, in compliance with the procedures of the Depositary, in each case such delivery being a condition to receipt by the Holder of the Fundamental Change Repurchase Price therefor.

The Fundamental Change Repurchase Notice in respect of any Notes to be repurchased shall state:

(iii) in the case of Physical Notes, the certificate numbers of the Notes to be delivered for repurchase;

(iv) the portion of the principal amount of Notes to be repurchased, which must be in minimum denominations of $1,000 or an integral multiple thereof; and

(v) that the Notes are to be repurchased by the Company pursuant to the applicable provisions of the Notes and this Indenture;

provided, however, that if the Notes are Global Notes, the Fundamental Change Repurchase Notice must comply with the Applicable Procedures.

Notwithstanding anything herein to the contrary, any Holder delivering to the paying agent the Fundamental Change Repurchase Notice contemplated by this Section 15.02 shall have the right to withdraw, in whole or in part, such Fundamental Change Repurchase Notice at any time prior to the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date by delivery of a written notice of withdrawal to the paying agent in accordance with Section 15.03.

The paying agent shall promptly notify the Company of the receipt by it of any Fundamental Change Repurchase Notice or written notice of withdrawal thereof.

(b) On or before the twentieth (20th) Business Day after the occurrence of the effective date of a Fundamental Change, the Company shall provide to all Holders of Notes, the Trustee, the Exchange Agent (if other than the Trustee) and the paying agent (in the case of a paying agent other than the Trustee) a written notice (the “Fundamental Change Company Notice”) of the occurrence of the effective date of the Fundamental Change and of the repurchase right at the option of the Holders arising as a result thereof. In the case of Physical Notes, such notice shall be by first class mail or, in the case of Global Notes, such notice shall be delivered to the Holders in accordance with the Applicable Procedures of the Depositary. Each Fundamental Change Company Notice shall specify:

(i) the events causing the Fundamental Change;

(ii) the effective date of the Fundamental Change;

(iii) the last date on which a Holder may exercise the repurchase right pursuant to this Article 15;

(iv) the Fundamental Change Repurchase Price;

(v) the Fundamental Change Repurchase Date;

(vi) the name and address of the paying agent and the Exchange Agent, if applicable;

(vii) if applicable, the Exchange Rate and any adjustments to the Exchange Rate;

(viii) that the Notes with respect to which a Fundamental Change Repurchase Notice has been delivered by a Holder may be exchanged only if the Holder withdraws the Fundamental Change Repurchase Notice in accordance with the terms of this Indenture; and

(ix) the procedures that Holders must follow to require the Company to repurchase their Notes.

No failure of the Company to give the foregoing notices and no defect therein shall limit the Holders’ repurchase rights or affect the validity of the proceedings for the repurchase of the Notes pursuant to this Section 15.02. Simultaneously with providing such notice, the Company will publish such information on its website or through such other public medium as the Company may use at that time.

At the Company’s written request, given at least (5) five days prior to the date the Fundamental Change Company Notice is to be sent, the Trustee shall give such notice in the Company’s name and at the Company’s expense; provided, however, that, in all cases, the text of such Fundamental Change Company Notice shall be prepared by the Company.

(c) Notwithstanding the foregoing, no Notes may be repurchased by the Company on any date at the option of the Holders in connection with a Fundamental Change if the principal amount of the Notes has been accelerated, and such acceleration has not been rescinded, on or prior to such date (except in the case of an acceleration resulting from a Default by the Company in the payment of the Fundamental Change Repurchase Price with respect to such Notes). The paying agent will promptly return to the respective Holders thereof any Physical Notes held by it during the acceleration of the Notes (except in the case of an acceleration resulting from a Default by the Company in the payment of the Fundamental Change Repurchase Price with respect to such Notes), or any instructions for book-entry transfer of the Notes in compliance with the Applicable Procedures shall be deemed to have been cancelled, and, upon such return or cancellation, as the case may be, the Fundamental Change Repurchase Notice with respect thereto shall be deemed to have been withdrawn.

(d) Notwithstanding anything to the contrary in this Indenture, the Company shall not be required to repurchase, or to make an offer to repurchase, the Notes upon a Fundamental Change if a third party makes such an offer in the same manner, at the same time and otherwise in compliance with the requirements for an offer made by the Company as set forth in this Article 15 (including, without limitation, the requirement to comply with applicable securities laws), and such third party purchases all Notes properly surrendered and not validly withdrawn under its offer in the same manner, at the same time and otherwise in compliance with the requirements for an offer made by the Company as set forth in this Article 15 (including the requirement to pay the Fundamental Change Repurchase Price on the later of the applicable Fundamental Change Repurchase Date and the time of book-entry transfer or delivery of the relevant Notes); provided that the Company shall continue to be obligated to (x) deliver the applicable Fundamental Change Repurchase Notice to the Holders (which Fundamental Change Repurchase Notice shall state that such third party shall make such an offer to purchase the Notes) and to simultaneously with such Fundamental Change Repurchase Notice publish a notice containing such information in a newspaper of general circulation in the City of New York or publish the information on the Company’s website or through such other public medium as the Company may use at that time,

(y) comply with applicable securities laws as set forth in this Indenture in connection with any such purchase and (z) pay the applicable Fundamental Change Repurchase Price on the later of the applicable Fundamental Change Repurchase Date and the time of book-entry transfer or delivery of the relevant Notes in the event such third party fails to make such payment in such amount at such time.

(e) For purposes of this Article 15, the paying agent may be any agent, depositary, tender agent, paying agent or other agent appointed by the Company to accomplish the purposes set forth herein.

Section 15.03 Withdrawal of Fundamental Change Repurchase Notice. (a) A Fundamental Change Repurchase Notice may be withdrawn (in whole or in part) by means of a written notice of withdrawal delivered to the office of the paying agent in accordance with this Section 15.03 at any time prior to the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date, specifying:

(i) the principal amount of the Notes with respect to which such notice of withdrawal is being submitted, which must be $1,000 or an integral multiple thereof,

(ii) if Physical Notes have been issued, the certificate number of the Note in respect of which such notice of withdrawal is being submitted, and

(iii) the principal amount, if any, of such Note that remains subject to the original Fundamental Change Repurchase Notice, which portion must be in principal amounts of $1,000 or an integral multiple of $1,000;

provided, however, that if the Notes are Global Notes, the notice of withdrawal must comply with appropriate procedures of the Depositary.

Section 15.04 Deposit of Fundamental Change Repurchase Price.

(a) The Company will deposit with the Trustee (or other paying agent appointed by the Company), or if the Company is acting as its own paying agent, set aside, segregate and hold in trust as provided in Section 4.04 on or prior to 11:00 a.m., New York City time, on the Fundamental Change Repurchase Date (subject to extension in order to allow the Company to comply with applicable law) an amount of money sufficient to repurchase all of the Notes to be repurchased at the appropriate Fundamental Change Repurchase Price. Subject to receipt of funds and/or Notes by the Trustee (or other paying agent appointed by the Company), payment for Notes surrendered for repurchase (and not validly withdrawn prior to the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date) will be made on the later of (i) the Fundamental Change Repurchase Date (provided the Holder has satisfied the conditions in Section 15.02) and (ii) the time of book-entry transfer or the delivery of such Note to the Trustee (or other paying agent appointed by the Company) by the Holder thereof in the manner required by Section 15.02 by mailing checks for the amount payable to the Holders of such Notes entitled thereto as they shall appear in the Note Register; provided, however, that payments to the Depositary shall be made by wire transfer of immediately available funds to the account of the Depositary or its nominee. The Trustee shall, promptly after such payment and upon written demand by the Company, return to the Company any funds in excess of the Fundamental Change Repurchase Price.

(b) If by 11:00 a.m. New York City time, on the Fundamental Change Repurchase Date, the Trustee (or other paying agent appointed by the Company) holds money sufficient to make payment on all the Notes or portions thereof that are to be repurchased on such Fundamental Change Repurchase Date, or, if extended in order to allow the Company to comply with applicable law, such later date, then, with respect to the Notes that have been properly surrendered for repurchase and have not been validly withdrawn in accordance with the provisions of this Indenture and the Applicable Procedures of the Depositary, (i) such Notes will cease to be outstanding, (ii) interest will cease to accrue on such Notes on the Fundamental Change Repurchase Date or, if extended in order to allow the Company to comply with applicable law, such later date (whether or not book-entry transfer of the Notes has been made or the Notes have been delivered to the Trustee or paying agent) and (iii) all other rights of the Holders of such Notes with respect to the Notes will terminate on the Fundamental Change Repurchase Date or, if extended in order to allow the Company to comply with applicable law, such later date (other than (x) the right to receive the Fundamental Change Repurchase Price and (y) to the extent not included in the Fundamental Change Repurchase Price, accrued and unpaid interest, if applicable).

(c) Upon surrender of a Physical Note that is to be repurchased in part pursuant to Section 15.02, the Company shall execute and the Trustee shall authenticate and deliver to the Holder a new Physical Note in an authorized denomination equal in principal amount to the unrepurchased portion of the Physical Note surrendered.

Section 15.05 Repurchase of Notes. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Indenture relating to the Company’s obligations to purchase the Notes upon a Fundamental Change, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under such provisions of this Indenture by virtue of such conflict.

ARTICLE 16

REDEMPTION

Section 16.01 No Redemption. The Notes shall not be redeemable by the Company prior to the Maturity Date, and no sinking fund is provided for the Notes.

ARTICLE 17

MISCELLANEOUS PROVISIONS

Section 17.01 Provisions Binding on Company’s and Guarantor’s Successors. All the covenants, stipulations, promises and agreements of each of the Company and the Guarantor contained in this Indenture shall bind its successors and assigns whether so expressed or not.

Section 17.02 Official Acts by Successor Corporation. Any act or proceeding by any provision of this Indenture authorized or required to be done or performed by any board, committee or Officer of the Company or the Guarantor shall and may be done and performed with like force and effect by the like board, committee or officer of any corporation or other entity that shall at the time be the lawful sole successor of the Company or the Guarantor, as applicable.

Section 17.03 Addresses for Notices, Etc. Any notice or demand that by any provision of this Indenture is required or permitted to be given or served by the Trustee or by the Holders on the Company or the Guarantor shall be deemed to have been sufficiently given or made, for all purposes if given or served by being deposited postage prepaid by registered or certified mail in a post office letter box addressed (until another address is delivered by the Company to the Trustee) to (i) KORE Wireless Group, Inc., 3700 Mansell Road, Suite 300. Alpharetta, GA 30022 or (ii) KORE Group Holdings, Inc., 3700 Mansell Road, Suite 300. Alpharetta, GA 30022. Any notice, direction, request or demand hereunder to or upon the Trustee shall be deemed to have been sufficiently given or made, for all purposes, if it is in writing and actually received by the Trustee at the Corporate Trust Office. In no event shall the Trustee or the Exchange Agent be obligated to monitor any website maintained by the Company or the Guarantor or any press releases issued by the Company or the Guarantor.

The Trustee, by notice to the Company and the Guarantor, may designate additional or different addresses for subsequent notices or communications.

Any notice or communication delivered or to be delivered to a Holder of Physical Notes shall be mailed to it by first class mail, postage prepaid, at its address as it appears on the Note Register and shall be sufficiently given to it if so mailed within the time prescribed. Any notice or communication delivered or to be delivered to a Holder of Global Notes shall be delivered in accordance with the Applicable Procedures of the Depositary and shall be sufficiently given to it if so delivered within the time prescribed.

Failure to mail or deliver a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed or delivered, as the case may be, in the manner provided above, it is duly given, whether or not the addressee receives it.

In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice to Holders by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

Notwithstanding any other provision of this Indenture or any Note, where this Indenture or any Note provides for notice of any event to a Holder of a Global Note (whether by mail or otherwise), such notice shall be properly delivered if delivered to The Depository Trust Company (“DTC”) (or its designee) in accordance with the applicable procedures of DTC.

Section 17.04 Governing Law; Jurisdiction. THIS INDENTURE, THE GUARANTEE AND EACH NOTE, AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS INDENTURE, THE GUARANTEE AND EACH NOTE, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO THE CONFLICTS OF LAWS PROVISIONS THEREOF).

The Company and the Guarantor irrevocably consent and agree, for the benefit of the Holders from time to time of the Notes and the Trustee, that any legal action, suit or proceeding against it with respect to obligations, liabilities or any other matter arising out of or in connection with this Indenture or the Notes may be brought in the courts of the State of New York or the courts of the United States located in the Borough of Manhattan, New York City, New York and, until amounts due and to become due in respect of the Notes have been paid, hereby irrevocably consents and submits to the non-exclusive jurisdiction of each such court in personam, generally and unconditionally with respect to any action, suit or proceeding for itself in respect of its properties, assets and revenues.

The Company and the Guarantor irrevocably and unconditionally waive, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions, suits or proceedings arising out of or in connection with this Indenture brought in the courts of the State of New York or the courts of the United States located in the Borough of Manhattan, New York City, New York and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

Section 17.05 Evidence of Compliance with Conditions Precedent; Certificates and Opinions of Counsel to Trustee. Upon any application or demand by the Company to the Trustee to take any action under any of the provisions of this Indenture (other than, with respect to an Opinion of Counsel, in connection with the issuance and authentication of the Notes on the date of this Indenture), the Company shall furnish to the Trustee an Officer’s Certificate and an Opinion of Counsel, stating that such action is permitted by the terms of this Indenture and that all conditions precedent to such action have been complied with. With respect to matters of fact, an Opinion of Counsel may rely on an Officer’s Certificate or certificates of public officials.

Each Officer’s Certificate and Opinion of Counsel provided for, by or on behalf of the Company or the Guarantor in this Indenture and delivered to the Trustee with respect to compliance with this Indenture (other than the Officer’s Certificates provided for in Section 4.08) shall include (a) a statement that the person signing such certificate is familiar with the requested action and this Indenture; (b) a brief statement as to the nature and scope of the examination or investigation upon which the statement contained in such certificate is based; (c) a statement that, in the judgment of such person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed judgment as to whether or not such action is permitted by this Indenture; and (d) a statement as to whether or not, in the judgment of such person, such action is permitted by this Indenture and that all conditions precedent to such action have been complied with.

Section 17.06 Legal Holidays. In any case where any Interest Payment Date, any Fundamental Change Repurchase Date or the Maturity Date is not a Business Day, then any action to be taken on such date need not be taken on such date, but may be taken on the next succeeding Business Day with the same force and effect as if taken on such date, and no interest shall accrue on any such payment in respect of the delay.

Section 17.07 No Security Interest Created. Nothing in this Indenture or in the Notes, expressed or implied, shall be construed to constitute a security interest under the Uniform Commercial Code or similar legislation, as now or hereafter enacted and in effect, in any jurisdiction.

Section 17.08 Benefits of Indenture. Nothing in this Indenture or in the Notes, expressed or implied, shall give to any Person, other than the Holders, the parties hereto, any Paying Agent, any Exchange Agent, any Custodian, any authenticating agent, any Note Registrar and their successors hereunder, any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 17.09 Table of Contents, Headings, Etc. The table of contents and the titles and headings of the articles and sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

Section 17.10 Authenticating Agent. The Trustee may appoint an authenticating agent that shall be authorized to act on its behalf and subject to its direction in the authentication and delivery of Notes in connection with the original issuance thereof and transfers and exchanges of Notes hereunder, including under Section 2.04, Section 2.05, Section 2.06, Section 2.07, Section 10.04 and Section 15.04 as fully to all intents and purposes as though the authenticating agent had been expressly authorized by this Indenture and those Sections to authenticate and deliver Notes. For all purposes of this Indenture, the authentication and delivery of Notes by the authenticating agent shall be deemed to be authentication and delivery of such Notes “by the Trustee” and a certificate of authentication executed on behalf of the Trustee by an authenticating agent shall be deemed to satisfy any requirement hereunder or in the Notes for the Trustee’s certificate of authentication. Such authenticating agent shall at all times be a Person eligible to serve as trustee hereunder pursuant to Section 7.08.

Any corporation or other entity into which any authenticating agent may be merged or converted or with which it may be consolidated, or any corporation or other entity resulting from any merger, consolidation or conversion to which any authenticating agent shall be a party, or any corporation or other entity succeeding to all or substantially all of the corporate trust business of any authenticating agent, shall be the successor of the authenticating agent hereunder, if such successor corporation or other entity is otherwise eligible under this Section 17.10, without the execution or filing of any paper or any further act on the part of the parties hereto or the authenticating agent or such successor corporation or other entity.

Any authenticating agent may at any time resign by giving written notice of resignation to the Trustee and to the Company. The Trustee may at any time terminate the agency of any authenticating agent by giving written notice of termination to such authenticating agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time any authenticating agent shall cease to be eligible under this Section, the Trustee may appoint a successor authenticating agent (which may be the Trustee), shall give written notice of such appointment to the Company and shall deliver notice of such appointment to all Holders.

The Company agrees to pay to the authenticating agent from time to time reasonable compensation for its services although the Company may terminate the authenticating agent, if it determines such agent’s fees to be unreasonable.

The provisions of Section 7.02, Section 7.03, Section 7.04, Section 8.03 and this Section 17.10 shall be applicable to any authenticating agent.

If an authenticating agent is appointed pursuant to this Section 17.10, the Notes may have endorsed thereon, in addition to the Trustee’s certificate of authentication, an alternative certificate of authentication in the following form:

______________________________,
as Authenticating Agent, certifies that this is one of the Notes described in the within-named Indenture.

By:
Authorized Signatory

Section 17.11 Execution in Counterparts. This Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument. The exchange of copies of this Indenture and of signature pages by facsimile, PDF or other electronic transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile, PDF or other electronic means (including, without limitation, DocuSign and AdobeSign) shall be deemed to be their original signatures for all purposes. Unless otherwise provided in this Indenture or in any Note, the words “execute,” “execution,” “signed” and “signature” and words of similar import used in or related to any document to be signed in connection with this Indenture, any Note or any of the transactions contemplated hereby (including amendments, waivers, consents and other modifications) shall be deemed to include electronic signatures and the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature in ink or the use of a paper-based recordkeeping system, as applicable, to the fullest extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other similar state laws based on the Uniform Electronic Transactions Act; provided that, notwithstanding anything herein to the contrary, the Trustee is not under any obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Trustee pursuant to procedures approved by the Trustee.

Section 17.12 Severability. In the event any provision of this Indenture or in the Notes shall be invalid, illegal or unenforceable, then (to the extent permitted by law) the validity, legality or enforceability of the remaining provisions shall not in any way be affected or impaired.

Section 17.13 Waiver of Jury Trial. EACH OF THE COMPANY, THE GUARANTOR AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 17.14 Force Majeure. In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, pandemics, epidemics, civil or military disturbances, nuclear or natural catastrophes or acts of God, interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services, any act or provision of any present or future law or regulation or governmental authority, governmental action or the unavailability of the Federal Reserve Bank wire or telex write or communication facility; it being understood that the Trustee shall use reasonable efforts that are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

Section 17.15 Calculations. The Company shall be responsible for making all calculations called for under the Notes. These calculations include, but are not limited to, determinations of the Last Reported Sale Prices of the Common Stock, the Daily VWAPs, Daily Exchange Value, the Daily Cash Amount, the Daily Share Amount, accrued interest payable on the Notes, the Exchange Rate of the Notes, Maximum Percentage and Excess Shares. The Company shall make all these calculations in good faith and, absent manifest error, the Company’s calculations shall be final and binding on Holders. The Company shall provide a schedule of its calculations to each of the Trustee and the Exchange Agent, and each of the Trustee and Exchange Agent is entitled to rely conclusively upon the accuracy of the Company’s calculations without independent verification. The Trustee will forward the Company’s calculations to any registered Holder of Notes upon the written request of that Holder at the sole cost and expense of the Company. Neither the Trustee nor the Exchange Agent will have any responsibility to make calculations under this Indenture, nor will either of them have any responsibility to monitor the Company’s stock or trading price, determine whether the conditions to exchangeability of the Notes have been met or determine whether the circumstances requiring changes to the Exchange Rate have occurred.

Section 17.16 USA PATRIOT Act. The parties hereto acknowledge that in accordance with Section 326 of the USA PATRIOT Act, the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The parties to this Indenture agree that they will provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the USA PATRIOT Act.

Section 17.17 Tax Withholding. The Company or the Trustee, as the case may be, shall be entitled to make a deduction or withholding from any payment which it makes under this Indenture for or on account of any present or future taxes, duties or charges if and to the extent so required by any applicable law and any current or future regulations or agreements thereunder or official interpretations thereof or any law implementing an intergovernmental approach thereto, in each case, that a Holder is subject to pursuant to the Indenture (“Applicable Tax Law”), or by virtue of the relevant Holder failing to satisfy any certification or other requirements under Applicable Tax Law in respect of the Notes, in which event the Company or the Trustee, as the case may be, shall make such payment after such withholding or deduction has been made and shall account to the relevant authorities for the amount so withheld or deducted and shall have no obligation to gross up any payment hereunder or pay any additional amount as a result of such withholding tax.

Notwithstanding any other provision of this Indenture, if the Company or other applicable withholding agent pays withholding taxes or backup withholding on behalf of the Holder as a result of an adjustment or the nonoccurrence of an adjustment to the Exchange Rate, the Company or other applicable withholding agent may, at its option, withhold from or set off such payments against payments of cash and shares of Common Stock on the Note (or any payments on the Common Stock) or sales proceeds received by or other funds or assets of the Holder.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first written above.

KORE WIRELESS GROUP, INC.

By:	/s/ Romil Bahl
Name: Romil Bahl
Title: Chief Executive Officer

KORE GROUP HOLDINGS, INC.

By:	/s/ Romil Bahl
Name: Romil Bahl
Title: Chief Executive Officer

WILMINGTON TRUST, NATIONAL
ASSOCIATION, as Trustee

By:	/s/ Karen Ferry
Name: Karen Ferry
Title: Vice President

[Signature Page to Indenture]

EXHIBIT A

[FORM OF FACE OF NOTE]

[INCLUDE FOLLOWING LEGEND IF A GLOBAL NOTE]

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREUNDER IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

[INCLUDE FOLLOWING LEGEND IF A RESTRICTED SECURITY]

[THIS SECURITY AND THE COMMON STOCK, IF ANY, ISSUABLE UPON EXCHANGE OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE (NOTWITHSTANDING THE FOREGOING, THIS SECURITY AND THE COMMON STOCK, IF ANY, ISSUABLE UPON EXCHANGE OF THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES). BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER AGREES FOR THE BENEFIT OF KORE WIRELESS GROUP, INC. (THE “COMPANY”) THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN PRIOR TO THE DATE THAT IS THE LATER OF (X) ONE YEAR AFTER THE ISSUE DATE HEREOF OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144 UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THERETO AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW, EXCEPT:

(A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, OR

(B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT AND IS EFFECTIVE AT THE TIME OF SUCH TRANSFER, OR

(C) TO A PERSON THAT YOU REASONABLY BELIEVE TO BE A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144 UNDER THE SECURITIES ACT, OR

(D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT; OR

(E) PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH CLAUSE (2)(E) ABOVE, THE COMPANY AND THE TRUSTEE RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER FOR THE COMPANY TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

NO AFFILIATE (AS DEFINED IN RULE 144 UNDER THE SECURITIES ACT) OF THE COMPANY OR PERSON THAT HAS BEEN AN AFFILIATE (AS DEFINED IN RULE 144 UNDER THE SECURITIES ACT) OF THE COMPANY DURING THE IMMEDIATELY PRECEDING THREE MONTHS MAY PURCHASE, OTHERWISE ACQUIRE OR HOLD THIS SECURITY OR A BENEFICIAL INTEREST HEREIN.]

KORE Wireless Group, Inc.

5.50% Exchangeable Senior Notes due 2028

No. [            ]

[Initially]1 $[            ]

CUSIP No. 50067T AA92

KORE Wireless Group, Inc., a corporation duly organized and validly existing under the laws of the State of Delaware (the “Company,” which term includes any successor corporation or other entity under the Indenture referred to on the reverse hereof), for value received hereby promises to pay to [CEDE & CO.]3 [ ]4, or registered assigns, the principal sum [as set forth in the “Schedule of Exchanges of Notes” attached hereto]5 [of $[ ]]6, which amount, taken together with the principal amounts of all other outstanding Notes, shall not, unless permitted by the Indenture, exceed $120,000,000 in aggregate at any time, in accordance with the rules and procedures of the Depositary, on September 30, 2028, and interest thereon as set forth below.

This Note shall bear interest at the rate of 5.50% per year from September 30, 2021, or from the most recent date to which interest had been paid or provided for to, but excluding, the next scheduled Interest Payment Date until September 30, 2028. Interest is payable semi-annually in arrears on each March 30 and September 30 of each year (or, if such day is not a Business Day, the next succeeding Business Day), commencing on March 30, 2022, to Holders of record at the close of business on the preceding March 15 and September 15 (whether or not such day is a Business Day), respectively. Accrued interest on the Notes shall be computed on the basis of a 360-day year composed of twelve 30-day months and, for partial months, on the basis of the number of days actually elapsed in a 30-day month.

Any Defaulted Amounts shall accrue interest per annum at the rate borne by the Notes, subject to the enforceability thereof under applicable law, from, and including, the relevant payment date to, but excluding, the date on which such Defaulted Amounts shall have been paid by the Company, at its election, in accordance with Section 2.03(c) of the Indenture.

The Company shall pay the principal of and interest on this Note, if and so long as such Note is a Global Note, in immediately available funds to the Depositary or its nominee, as the case may be, as the registered Holder of such Note. As provided in and subject to the provisions of the Indenture, the Company shall pay the principal of any Notes (other than Notes that are Global Notes) at the office or agency designated by the Company for that purpose. The Company has initially designated the Trustee as its Paying Agent and Note Registrar in respect of the Notes and the Corporate Trust Office located in the United States of America as a place where Notes may be presented for payment or for registration of transfer and exchange. The Company’s obligations under the Indenture and the Notes are fully and unconditionally guaranteed by the Guarantor as provided in Article 13 of the Indenture.

[1]	Include if a global note.
[2]

Subject to the procedures of the Depositary, at such time as the Company notifies the Trustee that the Restrictive Legend is to be removed in accordance with the Indenture, the CUSIP number for this Note shall be deemed to be [ ].

[3]	Include if a global note.
[4]	Include if a physical note.
[5]	Include if a global note.
[6]	Include if a physical note.

Reference is made to the further provisions of this Note set forth on the reverse hereof, including, without limitation, provisions giving the Holder of this Note the right to exchange this Note into shares of Common Stock on the terms and subject to the limitations set forth in the Indenture. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

This Note, and any claim, controversy or dispute arising under or related to this Note, shall be construed in accordance with and governed by the laws of the State of New York (without regard to the conflicts of laws provisions thereof).

In the case of any conflict between this Note and the Indenture, the provisions of the Indenture shall control and govern.

This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed manually by the Trustee or a duly authorized authenticating agent under the Indenture.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed.

KORE Wireless Group, Inc.

By:
Name:
Title:

Dated:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

Wilmington Trust, National Association, as Trustee, certifies that this is one of the Notes described in the within-named Indenture.

By:
Authorized Signatory

[FORM OF REVERSE OF NOTE]

KORE Wireless Group, Inc.

5.50% Exchangeable Senior Notes due 2028

This Note is one of a duly authorized issue of Notes of the Company, designated as its 5.50% Exchangeable Senior Notes due 2028 (the “Notes”), limited to the aggregate principal amount of $120,000,000 all issued or to be issued under and pursuant to an Indenture dated as of September 30, 2021 as amended and restated as of November 15, 2021 (as it may be further amended or supplemented from time to time in accordance with the terms thereof, (the “Indenture”), between the Company, as issuer, KORE Group Holdings, Inc., as guarantor, and Wilmington Trust, National Association, as trustee (the “Trustee”), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company, the Guarantor and the Holders of the Notes. Additional Notes may be issued in an unlimited aggregate principal amount, subject to certain conditions specified in the Indenture. The Company’s obligations under the Indenture and the Notes are fully and unconditionally guaranteed by the Guarantor as provided in Article 13 of the Indenture. Capitalized terms used in this Note and not defined in this Note shall have the respective meanings set forth in the Indenture.

In case certain Events of Default shall have occurred and be continuing, the principal of, and interest on, all Notes may be declared, by either the Trustee or Holders of at least 30% in aggregate principal amount of Notes then outstanding, and upon said declaration shall become, due and payable, in the manner, with the effect and subject to the conditions and certain exceptions set forth in the Indenture.

Subject to the terms and conditions of the Indenture, the Company will make all payments and deliveries in respect of the Fundamental Change Repurchase Price on the Fundamental Change Repurchase Date and the principal amount on the Maturity Date, as the case may be, to the Holder who surrenders a Note to a Paying Agent to collect such payments in respect of the Note. The Company will pay cash amounts in money of the United States that at the time of payment is legal tender for payment of public and private debts.

The Indenture contains provisions permitting the Company, the Guarantor and the Trustee in certain circumstances, without the consent of the Holders of the Notes, and in certain other circumstances, with the consent of the Holders of not less than a majority in aggregate principal amount of the Notes at the time outstanding, evidenced as in the Indenture provided, to execute supplemental indentures modifying the terms of the Indenture and the Notes as described therein. It is also provided in the Indenture that, subject to certain exceptions, the Holders of a majority in aggregate principal amount of the Notes at the time outstanding may on behalf of the Holders of all of the Notes waive any past Default or Event of Default under the Indenture and its consequences.

Notwithstanding any other provision of the Indenture or any provision of this Note, each Holder shall have the contractual right to receive payment or delivery, as the case may be, of (x) the principal (including the Fundamental Change Repurchase Price, if applicable) of, (y) accrued and unpaid interest, if any, on, and (z) the consideration due upon exchange of, this Note, on or after the respective due dates expressed or provided for in this Note or in the Indenture, and the contractual right to institute suit for the enforcement of any such payment or delivery, as the case may be, on or after such respective dates, shall not be amended without the consent of each Holder.

The Notes are issuable in registered form without coupons in minimum denominations of $1,000 principal amount and integral multiples in excess thereof. At the office or agency of the Company referred to on the face hereof, and in the manner and subject to the limitations provided in the Indenture, Notes may be exchanged for a like aggregate principal amount of Notes of other authorized denominations, without payment of any service charge but, if required by the Company or Trustee, with payment of a sum sufficient to cover any transfer or similar tax that may be imposed in connection therewith as a result of the name of the Holder of the new Notes issued upon such exchange of Notes being different from the name of the Holder of the old Notes surrendered for such exchange.

The Notes are not subject to redemption through the operation of any sinking fund or otherwise.

Upon the occurrence of a Fundamental Change, the Holder has the right, at such Holder’s option, to require the Company to repurchase for cash all of such Holder’s Notes or any portion thereof (in principal amounts of $1,000 or integral multiples thereof) on the Fundamental Change Repurchase Date at a price equal to the Fundamental Change Repurchase Price.

Subject to the provisions of the Indenture, the Holder hereof has the right, at its option, during certain periods and upon the occurrence of certain conditions specified in the Indenture, prior to the close of business on the second Scheduled Trading Day immediately preceding the Maturity Date, to exchange any Notes or portion thereof that is $1,000 or an integral multiple thereof, into shares of Common Stock at the Exchange Rate specified in the Indenture, as adjusted from time to time as provided in the Indenture.

ABBREVIATIONS

The following abbreviations, when used in the inscription of the face of this Note, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM = as tenants in common

UNIF GIFT MIN ACT = Uniform Gifts to Minors Act

CUST = Custodian

TEN ENT = as tenants by the entireties

JT TEN = joint tenants with right of survivorship and not as tenants in common Additional abbreviations may also be used though not in the above list.

SCHEDULE A7

SCHEDULE OF EXCHANGES OF NOTES

KORE Wireless Group, Inc.

5.50% Exchangeable Senior Notes due 2028

The initial principal amount of this Global Note is            DOLLARS ($[            ]). The following increases or decreases in this Global Note have been made:

Date of exchange	Amount of decrease in principal amount of this Global Note	Amount of increase in principal amount of this Global Note	Principal amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee or Custodian

[7]	Include if a global note.

ATTACHMENT 1

[FORM OF NOTICE OF EXCHANGE]

To:	Exchange Agent

The undersigned registered owner of this Note hereby exercises the option to exchange this Note, or the portion hereof (that is $1,000 principal amount or an integral multiple thereof) below designated, into shares of Common Stock in accordance with the terms of the Indenture referred to in this Note, and directs that any cash payable and any shares of Common Stock issuable and deliverable upon such exchange, together with any cash for any fractional share, and any Notes representing any unexchanged principal amount hereof, be issued and delivered to the registered Holder hereof unless a different name has been indicated below. If any shares of Common Stock or any portion of this Note not exchanged are to be issued in the name of a Person other than the undersigned, the undersigned will pay all documentary, stamp or similar issue or transfer taxes, if any in accordance with Section 14.02(d) and Section 14.02(e) of the Indenture. Any amount required to be paid to the undersigned on account of interest accompanies this Note. Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture.

Dated:

Signature

Signature Guarantee

Signature(s) must be guaranteed by an eligible Guarantor Institution (banks, stock brokers, savings and loan associations and credit unions)with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15 if shares of Common Stock are to be issued, or Notes are to be delivered, other than to and in the name of the registered holder.

Fill in for registration of shares if to be issued, and Notes if to be delivered, other than to and in the name of the registered holder:

(Name)

(Street Address)

1

(City, State and Zip Code)
Please print name and address

Principal amount to be exchanged (if less than all):

$__________,000

NOTICE: The above signature(s) of the Holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

Social Security or Other Taxpayer Identification Number

2

ATTACHMENT 2

[FORM OF FUNDAMENTAL CHANGE REPURCHASE NOTICE]

To: Paying Agent

The undersigned registered owner of this Note hereby acknowledges receipt of a notice from KORE Wireless Group, Inc. (the “Company”) as to the occurrence of a Fundamental Change with respect to the Company and specifying the Fundamental Change Repurchase Date and requests and instructs the Company to pay to the registered holder hereof in accordance with Section 15.02 of the Indenture referred to in this Note (1) the entire principal amount of this Note, or the portion thereof (that is $1,000 principal amount or an integral multiple thereof) below designated, and (2) if such Fundamental Change Repurchase Date does not fall during the period after a Regular Record Date and on or prior to the corresponding Interest Payment Date, accrued and unpaid interest, if any, thereon to, but excluding, such Fundamental Change Repurchase Date. Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture.

In the case of Physical Notes, the certificate numbers of the Notes to be repurchased are as set forth below:

Dated:

Signature(s)

Social Security or Other Taxpayer Identification Number Principal amount to be repaid (if less than all): $ ,000
NOTICE: The above signature(s) of the Holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

1

ATTACHMENT 3

[FORM OF ASSIGNMENT AND TRANSFER]

For value received                                      hereby sell(s), assign(s) and transfer(s) unto                                      (Please insert social security or Taxpayer Identification Number of assignee) the within Note, and hereby irrevocably constitutes and appoints                                      attorney to transfer the said Note on the books of the Company, with full power of substitution in the premises.

1

Dated:

Signature(s)

Signature Guarantee Signature(s) must be guaranteed by an eligible Guarantor Institution (banks, stockbrokers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15 if Notes are to be delivered, other than to and in the name of the registered holder.

NOTICE: The signature on the assignment must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

2

Exhibit 10.2

AMENDMENT TO BACKSTOP AGREEMENT

November 15, 2021

This Amendment to Backstop Agreement (the “Amendment”) is made as November 15, 2021 by and among KORE Group Holdings, Inc. (“Pubco”), KORE Wireless Group, Inc. (“KORE”) and Drawbridge Special Opportunities Fund LP (“Initial Purchaser”).

Recitals

WHEREAS, KORE and Initial Purchaser entered into that certain Backstop Agreement (“Backstop Agreement”), dated as of July 27, 2021, by and between KORE and Initial Purchaser, as supplemented by the joinder, dated as of September 30, 2021, by and among Pubco, KORE and the Initial Purchaser, pursuant to which Initial Purchaser agreed to subscribe for the purchase of certain backstop notes from KORE in connection with a potential business combination transaction among Cerberus Telecom Acquisition Corp., Pubco, King Corp Merger Sub, Inc., King LLC Merger Sub, LLC, and Maple Holdings Inc. pursuant to that certain Agreement and Plan of Merger, dated as of March 12, 2021 (the “Business Combination”);

WHEREAS, on September 30, 2021 the Business Combination was completed and, in connection therewith, Pubco and KORE entered into that certain Indenture (the “Indenture”), dated as of September 30, 2021, with Wilmington Trust, National Association, as trustee, pursuant to which KORE issued $120,000,000 aggregate principal amount of 5.50% Senior Exchangeable Notes due 2028 (the “Notes”); and

WHEREAS, KORE, Pubco and Initial Purchaser desire to amend certain provisions of the Backstop Agreement relating to the registration rights provisions contained therein and incorporated into the Indenture.

Agreement

NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereby agree as follows:

1.    Definitions. Undefined, capitalized terms used herein shall have the meanings ascribed thereto in the Backstop Amendment.

2.    Amendments. Undefined, capitalized terms used herein shall have the meanings ascribed thereto in the Backstop Amendment.

(a)    Section 5(a) of the Backstop Agreement is hereby amended by deleting the section in its entirety and replacing it with the following:

“(a) The Company agrees that, (i) within forty-five (45) calendar days after the consummation of the Transactions (the “Common Stock Filing Deadline”), the Company will cause Pubco to file with the SEC (at the Company’s sole cost and expense) a registration statement (the “Common Stock Registration Statement”) registering the resale of the shares of Pubco Common Stock issuable upon exchange of the Exchangeable Notes (the “Registrable Shares”) and (ii) within seventy-five (75) calendar days after receipt by the Company of written notice from the Purchaser (the “Notes Filing Deadline” and, together with the Common Stock Filing Deadline, the “Filing Deadlines”, the Company will cause Pubco to file with the SEC (at the Company’s sole cost and expense) a registration statement (the “Notes Registration Statement”, and together with the Common Stock Registration Statement, the

November 15, 2021

“Registration Statements”) registering the resale of the Exchangeable Notes (together with the Registrable Shares, the “Registrable Securities”), and the Company shall use its commercially reasonable efforts to have the applicable Registration Statement declared effective as soon as reasonably practicable after the filing thereof, but no later than the 60th calendar day (or 120th calendar day if the SEC notifies the Company that it will “review” the applicable Registration Statement) following the Filing Deadline (such date, the “Effectiveness Date”); provided, however, that the Company’s obligations to include the Registrable Securities in the applicable Registration Statement are contingent upon the Purchaser furnishing in writing to the Company such information regarding the Purchaser, the securities of the Company held by the Purchaser and the intended method of disposition of the Registrable Securities as shall be reasonably requested by the Company to effect the registration of the Registrable Securities, and shall execute such documents in connection with such registration as the Company may reasonably request that are customary of a selling stockholder in similar situations; provided, further, that if the Effectiveness Date falls on a day which is not a Business Day or other day that the SEC is closed for business, the Effectiveness Date shall be extended to the next Business Day on which the SEC is open for business. The Company will provide a draft of the Registration Statements to counsel to the Purchaser (which shall not be provided to the Purchaser unless the Purchaser separately agrees to keep any non-public information in such Registration Statement confidential until filing) for review at least three (3) Business Days in advance of filing the Registration Statements. In no event shall the Purchaser be identified as a statutory underwriter in the Registration Statements unless requested by the SEC; provided, that if the SEC requests that the Purchaser be identified as a statutory underwriter in a Registration Statement, the Purchaser will have an opportunity to withdraw the Registrable Securities from such Registration Statement. For the avoidance of doubt, in no event shall such withdrawal by the Purchaser constitute a default by the Company under this Section 5(a). Notwithstanding the foregoing, if the SEC prevents the Company from including any or all of the shares proposed to be registered under either of the Registration Statements due to limitations on the use of Rule 415 of the Securities Act for the resale of the Registrable Securities by the applicable shareholders or otherwise, such Registration Statement shall register for resale such number of Registrable Securities which is equal to the maximum number of Registrable Securities as is permitted by the SEC. In such event, the number of Registrable Securities to be registered for each selling shareholder named in such Registration Statement shall be reduced pro rata among all such selling shareholders. The Company will use its commercially reasonable efforts to maintain the continuous effectiveness of the Registration Statements, and to be supplemented and amended to the extent necessary to ensure that such Registration Statement is available or, if not available, that another registration statement is available for the resale of the Registrable Securities, until the earliest of (i) the date on which all of the Registrable Securities may be resold without volume or manner of sale limitations pursuant to Rule 144 promulgated under the Securities Act, (ii) the date on which all of the Registrable Securities have actually been sold pursuant to Rule 144 or pursuant to a Registration Statement and (iii) the date which is two (2) years after the Closing. For purposes of clarification, any failure by the Company to file the Registration Statements by the applicable Filing Deadline or to effect such Registration Statement by the Effectiveness Date shall not otherwise relieve the Company of its obligations to file or effect the Registration Statements set forth in this Section 5.”

(b)    All references to “the Registration Statement” in Sections 5(b), (c) and (d) of the Backstop Agreement is hereby amended to refer to “the Registration Statements”.

3.    Enforceability; Counterparts. This Amendment shall be binding upon and inure to the benefit of each of the undersigned parties hereto. This Amendment may be executed and delivered (including by facsimile or electronic transmission in portable document format (.pdf) or other electronic transmission) in multiple counterparts, each of which shall be deemed an original but all of which taken together shall constitute one and the same instrument.

November 15, 2021

4.    Remaining Provisions. Except as expressly modified hereby, the Backstop Amendment shall remain unmodified and in full force and effect.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF each of the parties have caused their duly authorized representatives to execute and deliver this Amendment as of the date first above written.

Very truly yours,

KORE GROUP HOLDINGS, INC.

By:	/s/ Romil Bahl

Name:	Romil Bahl
Title:	President and Chief Executive Officer

KORE WIRELESS GROUP, INC.

By:	/s/ Romil Bahl

Name:	Romil Bahl
Title:	Chief Executive Officer

[Signature Page to Amendment to Backstop Agreement]

DRAWBRIDGE SPECIAL OPPORTUNITIES FUND LP
By: Drawbridge Special Opportunities GP LLC

By:	/s/ David N. Brooks

Name:	David N. Brooks
Title:	Secretary

DBSO TRG FUND (A) L.P.
By: DBSO TRG Fund (A) GP LLC, its general partner

By:	/s/ David N. Brooks

Name:	David N. Brooks
Title:	Secretary

FORTRESS VINTAGE SECURITIES FUND L.P.
By: Fortress Vintage Securities Fund GP LLC, its general partner

By:	/s/ David N. Brooks

Name:	David N. Brooks
Title:	Secretary

[Signature Page to Amendment to Backstop Agreement]

DRAWBRIDGE SPECIAL OPPORTUNITIES FUND LTD.
By: Drawbridge Special Opportunities Advisors LLC, its investment manager

By:	/s/ David N. Brooks

Name:	David N. Brooks
Title:	Secretary

FORTRESS LENDING FUND II MA-CRPTF LP
By: FLF II MA-CRPTF Advisors LLC, its investment manager

By:	/s/ David N. Brooks

Name:	David N. Brooks
Title:	Secretary

FORTRESS LENDING FUND II HOLDINGS LP
By: Fortress Lending Advisors II LLC, its investment manager

By:	/s/ David N. Brooks

Name:	David N. Brooks
Title:	Secretary

[Signature Page to Amendment to Backstop Agreement]

Exhibit 10.3

AMENDMENT TO PURCHASE AGREEMENT

This Amendment (“Amendment”) dated November 15, 2021 to the Exchangeable Notes Purchase Agreement (“Purchase Agreement”), dated October 28, 2021, is entered into by and among KORE Group Holdings, Inc., a Delaware corporation (“Pubco”), KORE Wireless Group, Inc. (the “Company”) and the entities set forth on the signature pages hereto, (each a “Purchaser” and collectively, the “Purchasers”).

WHEREAS, the Company and the Purchasers have entered into that certain Purchase Agreement, pursuant to which the Purchasers agreed to purchase $24,915,000 aggregate principal amount of the Company’s 5.50% Senior Exchangeable Notes due 2028 (the “Notes”); and

WHEREAS, the Company and the Purchasers desire to amend the Purchase Agreement to remove the obligation of the Company to register the Notes.

NOW, THEREFORE, in consideration of the mutual conditions and agreements set forth in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.	Amendments to Purchase Agreement.

The Purchase Agreement is hereby amended by deleting the text of Section 4 (Registration of the Additional Exchangeable Notes; Indemnification) in its entirety and by substituting in lieu thereof “[Reserved].”

2.	Agreement Remains Effective. Except as modified herein or amended hereby, the terms and conditions contained in the Purchase Agreement shall continue in full force and effect.

3.

Governing Law. This Agreement and the rights and obligations of the parties hereunder shall be construed in accordance with and governed by the laws of New York applicable to contracts wholly performed within the borders of such state, without giving effect to the conflict of law principles thereof.

4.

Headings and Captions. The headings and captions of the various subdivisions of this Agreement are for convenience of reference only and shall in no way modify or affect the meaning or construction of any of the terms or provisions hereof.

5.

Counterparts. This Agreement may be executed in one or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or any other form of electronic delivery, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first written above.

KORE GROUP HOLDINGS, INC.

By:	/s/ Romil Bahl
Name: Romil Bahl
Title: President and Chief Executive Officer

KORE WIRELESS GROUP, INC.

By:	/s/ Romil Bahl
Name: Romil Bahl
Title: Chief Executive Officer

DRAWBRIDGE SPECIAL OPPORTUNITIES FUND LP
By: Drawbridge Special Opportunities GP LLC

By:	/s/ David N. Brooks
Name: David N. Brooks
Title: Secretary

DBSO TRG FUND (A) L.P.
By: DBSO TRG Fund (A) GP LLC, its general partner

By:	/s/ David N. Brooks
Name: David N. Brooks
Title: Secretary

[Signature Page to Amendment No. 1 to the Purchase Agreement]

FORTRESS VINTAGE SECURITIES FUND L.P.
By: Fortress Vintage Securities Fund GP LLC, its general partner

By:	/s/ David N. Brooks
Name: David N. Brooks
Title: Secretary

DRAWBRIDGE SPECIAL OPPORTUNITIES FUND LTD.
By: Drawbridge Special Opportunities Advisors LLC, its investment manager

By:	/s/ David N. Brooks
Name: David N. Brooks
Title: Secretary

FORTRESS LENDING FUND II MA-CRPTF LP
By: FLF II MA-CRPTF Advisors LLC, its investment manager

By:	/s/ David N. Brooks
Name: David N. Brooks
Title: Secretary

FORTRESS LENDING FUND II HOLDINGS LP
By: Fortress Lending Advisors II LLC, its investment manager

By:	/s/ David N. Brooks
Name: David N. Brooks
Title: Secretary

[Signature Page to Amendment No. 1 to the Purchase Agreement]

EXHIBIT 31.1

CERTIFICATION

PURSUANT TO RULES 13a-14(a) AND 15d-14(a)

UNDER THE SECURITIES EXCHANGE ACT

OF 1934, AS ADOPTED PURSUANT TO

SECTION 302 OF THE SARBANES-OXLEY

ACT OF 2002

I, Romil Bahl, certify that:

1.	I have reviewed this Quarterly Report on Form 10-Q for the quarter ended September 30, 2021 of KORE Group Holdings, Inc.

2.

Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

3.

Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the period presented in this report.

4.

The registrant’s other certifying officers and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the registrant and have:

a.

Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

b.	[Paragraph omitted pursuant to SEC Release Nos. 33-8238/34-47986 and 33-8392/34-49313];

c.

Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

d.

Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting.

5.

The registrant’s other certifying officers and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions):

a.

All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

b.	Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal controls over financial reporting.

Date: November 16, 2021	By:	/s/ Romil Bahl
Romil Bahl
(Principal Executive Officer)

EXHIBIT 31.2

CERTIFICATION

PURSUANT TO RULES 13a-14(a) AND 15d-14(a)

UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS ADOPTED PURSUANT TO SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002

I, Puneet Pamnani, certify that:

1. I have reviewed this Quarterly Report on Form 10-Q for the quarter ended September 30, 2021 of KORE Group Holdings, Inc.

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

3. Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the period presented in this report.

4. The registrant’s other certifying officers and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the registrant and have:

a.

Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

b.	[Paragraph omitted pursuant to SEC Release Nos. 33-8238/34-47986 and 33-8392/34-49313];

c.

Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

d.

Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting.

5. The registrant’s other certifying officers and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions):

a.

All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

b.	Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal controls over financial reporting.

Date: November 16, 2021	By:	/s/ Puneet Pamnani
Puneet Pamnani
(Principal Financial and Accounting Officer)

EXHIBIT 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906

OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of KORE Group Holdings, Inc. (the “Company”) on Form 10-Q for the quarter ended September 30, 2021, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Romil Bahl, Principal Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge:

(1)	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 16, 2021	By:	/s/ Romil Bahl
Romil Bahl
(Principal Executive Officer)

EXHIBIT 32.2

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906

OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of KORE Group Holdings, Inc. (the “Company”) on Form 10-Q for the quarter ended September 30, 2021, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Puneet Pamnani, Principal Financial and Accounting Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge:

(1)	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 16, 2021	By:	/s/ Puneet Pamnani
Puneet Pamnani
(Principal Financial and Accounting Officer)